EXHIBIT 10.49

                    INFORMATION SYSTEMS MANAGEMENT AGREEMENT

         This Agreement is entered into as of February 22, 1996 (the "Effective Date"), between

         1. Integrated Systems Solutions Corporation, a Delaware corporation and a wholly owned subsidiary of International Business Machines Corporation ("ISSC")

         AND

         2. Flagstar Corporation, a Delaware corporation whose registered office is at 203 E. Main Street, Spartanburg, South Carolina ("Flagstar").

         The Parties agree to the terms and conditions set forth in this Agreement including the Supplement and Schedules A through T referenced in this Agreement.


Signed for and on behalf of INTEGRATED SYSTEMS SOLUTIONS CORPORATION:


  By: /s/ George B. Richardson
      ----------------------------------------------
         George B. Richardson, Director of Retail


  By: /s/ Linda K. Topper
      ----------------------------------------------
         Linda K. Topper, Project Executive



Signed for and on behalf of FLAGSTAR CORPORATION:


  By: /s/ James B. Adamson
      ----------------------------------------------
         James Adamson, Chairman, President and CEO


  By: /s/ Rhonda J. Parish
      ----------------------------------------------
         Rhonda J. Parish, Senior Vice President,
         General Counsel & Secretary


  By: /s/ Honorio J. Padron
      ----------------------------------------------
         Honorio J. Padron, CIO and Vice President


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                               TABLE OF CONTENTS

                                                                           PAGE

         1.       PURPOSE OF AGREEMENT......................................  1

         2.       DEFINITIONS AND AGREEMENT AND RELATIONSHIP PROTOCOLS......  2
                  2.1      General Definitions..............................  2
                  2.2      Evolving Nature of Relationship.................. 10
                  2.3      Required Consents................................ 11
                  2.4      Agency........................................... 12
                  2.5      Conflicts of Interests........................... 13
                  2.6      Alternate Providers.............................. 13
                  2.7      Use of Subcontractors............................ 14

         3.       THE SERVICES.............................................. 15
                  3.1      Obligation to Provide Services................... 15
                  3.2      Performance...................................... 15
                  3.3      Business and Information Systems Plan............ 16
                  3.4      Disaster Recovery Services....................... 16
                  3.5      Audits........................................... 16
                  3.6      Data Center...................................... 17
                  3.7      Security......................................... 17
                  3.8      Technology Refresh............................... 18
                  3.9      Software Licenses................................ 18
                  3.10     Software Currency................................ 19
                  3.11     Viruses.......................................... 19
                  3.12     Applications Software - Substitutions and
                           Additions........................................ 20

         4.       TRANSITION................................................ 20
                  4.1      Transition Plan.................................. 20
                  4.2      Affected Employees............................... 21
                  4.3      Resources and Facilities......................... 21

         5.       SERVICES STAFFING AND MANAGEMENT AND ADMINISTRATION....... 22
                  5.1      Project Executives............................... 22
                  5.2      Replacement of Personnel......................... 22
                  5.3      Retention of Experienced Personnel............... 23
                  5.4      Efficient Use of Resources....................... 23
                  5.5      Flagstar Approvals and Notification.............. 23

         6.       CHARGES AND PAYMENTS...................................... 23
                  6.1      Disbursements.................................... 23
                  6.2      Annual Service Charge............................ 24
                  6.3      Additional Charges............................... 24
                  6.4      Cost of Living Adjustment........................ 24
                  6.5      Taxes............................................ 24
                  6.6      New Services..................................... 24
                  6.7      [Reserved]....................................... 25
                  6.8      Affiliates....................................... 25


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                  6.9      Reduction of Flagstar Requirements............... 26
                  6.10     [Reserved]....................................... 26
                  6.11     Service Credits.................................. 26
                  6.12     ISSC Standard Retail Services.................... 27
                  6.13     Most Favored Customer............................ 27

         7.       INVOICING AND PAYMENT..................................... 27
                  7.1      Annual Service Charge Invoices................... 27
                  7.2      Cost of Living Adjustment........................ 27
                  7.3      Other Charges.................................... 27
                  7.4      Invoice Payment.................................. 28
                  7.5      Proration........................................ 28
                  7.6      Disputed Charges/Credits......................... 28
                  7.7      Other Credits.................................... 28

         8.       INTELLECTUAL PROPERTY RIGHTS.............................. 29
                  8.1      Ownership of Materials........................... 29
                  8.2      Obligations Regarding Materials.................. 30

         9.       CONFIDENTIALITY/DATA SECURITY............................. 30
                  9.1      Confidential Information......................... 30
                  9.2      Obligations...................................... 30
                  9.3      Exclusions....................................... 31
                  9.4      Loss of Company Information...................... 31
                  9.5      Limitation....................................... 31
                  9.6      Data............................................. 32

         10.      TERM AND TERMINATION...................................... 32
                  10.1     Term............................................. 32
                  10.2     Renewal and Expiration........................... 32
                  10.3     Termination By Flagstar.......................... 32
                  10.4     Termination by ISSC.............................. 33
                  10.5     Termination Charges.............................. 33
                  10.6     Termination Proration............................ 34
                  10.7     Extension of Services............................ 34
                  10.8     Services Transfer Assistance..................... 34
                  10.9     Other Rights Upon Termination.................... 35
                  10.10    Effect of Termination............................ 37

         11.      LIABILITY................................................. 37
                  11.1     Liability Caps................................... 37
                  11.2     Exclusions....................................... 37
                  11.3     Direct Damages................................... 37
                  11.4     Dependencies..................................... 38
                  11.5     Remedies......................................... 38

         12.      WARRANTIES/REPRESENTATIONS/COVENANTS...................... 38
                  12.1     Work Standards................................... 38
                  12.2     Noninfringement.................................. 38
                  12.3     Disabling Code................................... 39
                  12.4     Authorization and Enforceability................. 39


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                  12.5     Disclaimer....................................... 39
                  12.6     Regulatory Proceedings........................... 39

         13.      INDEMNITIES............................................... 39
                  13.1     Indemnity by ISSC................................ 39
                  13.2     Indemnity by Flagstar............................ 41
                  13.3     Employment Actions............................... 42
                  13.4     Exclusive Remedy................................. 42
                  13.5     Indemnification Procedures....................... 42

         14.      INSURANCE AND RISK OF LOSS................................ 43
                  14.1     ISSC Insurance................................... 43
                  14.2     Flagstar Insurance............................... 44
                  14.3     Risk of Property Loss............................ 45
                  14.4     Mutual Waiver of Subrogation..................... 45

         15.      MANAGEMENT COMMITTEE/DISPUTE RESOLUTION/CHANGE CONTROL
                       PROCESS.............................................. 45
                  15.1     Flagstar/ISSC Management Committee............... 45
                  15.2     Dispute Resolution............................... 46
                  15.3     Continued Performance............................ 47
                  15.4     Change Control Process........................... 47

         16.      GENERAL................................................... 48
                  16.1     Control of Services.............................. 48
                  16.2     Entire Agreement, Updates, Amendments and
                              Modifications................................. 49
                  16.3     Force Majeure.................................... 49
                  16.4     Nonperformance................................... 50
                  16.5     Waiver........................................... 50
                  16.6     Severability..................................... 50
                  16.7     Limitations Period upon Termination.............. 50
                  16.8     Counterparts..................................... 50
                  16.9     Governing Law.................................... 50
                  16.10    Binding Nature and Assignment.................... 50
                  16.11    Notices.......................................... 51
                  16.12    No Third Party Beneficiaries..................... 51
                  16.13    Other Documents.................................. 51
                  16.14    Consents and Approvals........................... 52
                  16.15    Headings......................................... 52
                  16.16    Remarketing...................................... 52

                               TABLE OF SCHEDULES

SCHEDULE          TITLE

        A                  Applications Software
                                    - Applications Software - ISSC
                                    - Applications Software - Flagstar

        B                  Systems Software
                                    - ISSC Systems Software - IBM
                                    - Systems Software - OEM

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                                    - Flagstar Systems Software

        C                  Flagstar Provided Hardware
                                    - Data Center
                                    - End User Machines
                                    - Existing POS Systems
                                    - Affected Employee Machines
                                    - Flagstar Server Configurations listed in
                                      Schedule I

        D                  ISSC Machines

        E                  Support Services, Performance Standards and
                           Operational Responsibilities

        F                  Third Party Agreements

        G                  Disaster Recovery Services

        H                  Transition Plan

        I                  Network Locations
                                    - Flagstar LAN Software
                                    - ISSC LAN Software
                                    - Flagstar Server Configurations

        J                  ISSC Charges, Measures of Utilization and Financial
                           Responsibilities

        K                  Operating Environment

        L                  Security Procedures

        M                  Help Desk Services

        N                  Projects

        O                  Affected Employees

        P                  Maintenance of End User and Existing POS Systems
                           Listed in Schedule C

        Q                  Outstanding Employee Claims

        R                  [Reserved]

        S                  Services Transfer Assistance

        T                  Flagstar Corporate Facilities

1.      PURPOSE OF AGREEMENT

a) ISSC is provider of a broad range of information technology, information management, communications and related services and desires to provide to Flagstar certain information technology and perform for Flagstar certain of the information management and communications functions, responsibilities and tasks that are currently performed by the Flagstar Group for the Flagstar Business and Flagstar Group. Flagstar desires that the Flagstar information technology and information management and communications services functions, responsibilities and tasks be migrated from the Flagstar Group to ISSC, and that such technology and services be provided to the Flagstar Group by ISSC which is experienced and skilled in the administration, management, provision and performance of such functions, responsibilities and tasks. After consulting with experts in the information technology field and evaluating other alternative providers, Flagstar has determined that ISSC's service offerings can meet Flagstar's business requirements and purposes, and has, therefore, chosen ISSC as its information technology services provider. This Agreement documents the terms and conditions under which the Flagstar Group will obtain such migration, technology and information management and communications services from ISSC, and ISSC will administer, manage, provide and perform such functions, responsibilities and tasks for the Flagstar Group.

b) In entering into this Agreement, the Parties have each identified objectives and goals that each intends that ISSC's performance pursuant to this Agreement will assist the Parties to achieve. Flagstar's objectives and goals include the following: (1) engaging ISSC to efficiently and timely operate and transition the existing Flagstar Group information management and communications technologies and systems to different information management and communications technologies and systems provided and operated by ISSC, which are intended to fulfill the support requirements for the Flagstar Group's administrative, management, planning, financial reporting and operating activities, (2) reducing the on-going monthly operating costs of the Flagstar Group; (3) securing favorable rates for additional resource consumption; (4) taking advantage of new technologies to improve performance and the cost to performance ratios experienced by the Flagstar Group; (5) enhancing the current functionality of the Flagstar Group's systems and levels of service; (6) minimizing any potential operating and financial risks to the Flagstar Group and (7) permitting ISSC to hire and provide career opportunities for certain employees of Flagstar whose positions within Flagstar will be eliminated. The parties intend to work cooperatively together to (1) ensure the integrity and security of existing and future hardware and software systems; (2) increase flexibility regarding resource commitments and availability and evolve technologies to meet the dynamic requirements of the Flagstar Group and Flagstar Business;
        (3) provide an opportunity for Flagstar to migrate to the "ISSC Standard Retail Services" proposal when and as developed by ISSC; (4) provide an opportunity to transition the Services back to the Flagstar Group or to another service provider from ISSC with minimal disruption; and (5) attempt to ensure that ISSC receives a fair return on its investment in providing the Services to the Flagstar Group.

c) ISSC recognizes that the Flagstar Group expects to be treated as a valued customer and agrees that the definition of customer satisfaction goes beyond ISSC's performance against established Performance Standards and Minimum Service Levels and requires that ISSC exhibit customer service attitude focused on assisting Flagstar where possible in reducing its information technology operating costs and improving service to the Flagstar Group and the Flagstar Group customers.

d) The provisions of this Section 1 are intended to be statement of the purpose of this Agreement and are not intended to alter the plain meaning of the terms and conditions of this Agreement or to require either Party to undertake performance obligations not required by this Agreement. To the extent that the terms and conditions of this Agreement are unclear or ambiguous, such terms and conditions are to be interpreted and construed consistent with the purposes set forth in this
        Section 1.

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2.      DEFINITIONS AND AGREEMENT AND RELATIONSHIP PROTOCOLS

2.1     GENERAL DEFINITIONS

In this Agreement including the Supplement and Schedules A through T, the following terms will have the following meanings:


Additional Resource Charge        has the meaning given in Schedule J.
or ARC

AD/M                              means both Applications Development and
                                  Software Maintenance.

AD/M Projects                     means the  Applications Development and
                                  Software Maintenance performed in connection with the As Is Systems and To Be Systems after the production cutover date for the corresponding Schedule N Project and/or each New Service added during the Term requiring the performance of Applications Development and Software Maintenance by ISSC.

Affiliates                        means, with respect to Party, any entity at
                                  any time Controlling, Controlled by or under common Control with such Party, excluding franchisees of the Flagstar Group in which the Flagstar Group does not own a greater than fifty percent (50%) interest.

Affected Employees                has the meaning set forth in Section 4.2.

Agreement                         means this Information Systems Management
                                  Agreement, the Supplement, and Schedules A through T referenced herein.

Annual Service Charge             has the meaning given in Schedule J.

Applications Development          means the  programming  of any
                                  new  applications   software,  and changes  or
                                  enhancements  to  existing Applications
                                  Software requiring an FTE of 30 days or
                                  greater, and/or review/approval by the Change
                                  Control Process. Programming effort shall include the pre and post development analysis, planning, design, coding, testing, installation, provision of a single set of program and training documentation per
                                  Applications Software program and training necessary to complete the task.

Applications Development          means the pre and post development analysis,
Methodology                       planning, design, coding, testing,
                                  installation, provision of a single set of program and training documentation per
                                  Application Software program and training necessary to complete the task.

Applications Software             means those programs and programming,
                                  including all supporting documentation  and
                                  media, that perform specific  user related
                                  data processing, data management and
                                  telecommunications tasks, including updates,
                                  enhancements, modifications, releases and
Derivative                        Works thereof. Applications
                                  Software as of the Effective Date is listed in Schedule A, which Schedule shall be updated pursuant to Section 2.2 to reflect the then-current Applications Software.

Applications Software -           means the Applications Software listed on
Flagstar                          Schedule A under such heading provided or to
                                  be provided by Flagstar.

Applications Software -           means the Applications Software listed on
ISSC                              Schedule A under such heading provided or to
                                  be provided by ISSC.

As Is Systems                     means the information processing services that
                                  Flagstar provided to itself and the Flagstar
                                  Restaurants immediately prior to the
                                  Commencement Date.

Baseline                          has the meaning given in Schedule J.

Business and Information          has the meaning given in Section 3.3.
Systems Plan

Cable or Cabling                  means the wires or cables that interconnect
                                  Machines and/or connect a Machine to a
                                  facility connection point.

Change Control Process            has the meaning given in Section 15.4 of this
                                  Schedule E.

Change of Control                 means  the  transfer  of the Control  of a
                                  Party  from the  persons or persons  who  hold
                                  such  control  on the Effective   Date  to
                                  another person or persons, but shall not include a transfer of the Control of a Party to an Affiliate of such Party.

Change Request                    has the meaning given in Section 15.4.

Claim                             has the meaning given in Section 13.5(a).

Code                              has the meaning given in Section 8.

Commencement Date                 means March 1, 1996.

Confidential Information          has the meaning given in Section 9.1.

Contract Year                     means each twelve (12) calendar month period
                                  beginning January 1 of each calendar year during the term.

Control, Controlling, or          means possessing, directly or indirectly, the
Controlled                        power to direct or cause the direction of the
                                  management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

Cost of Living                    has the meaning given in Schedule J.
Adjustment ("COLA")

CRF                               has the meaning given in Section 15.4.

Data Center                       means  the  data  center owned and operated
                                  by Flagstar located in the secured computer operations area of Level B2 of the Flagstar
                                  Plaza Building in Spartanburg, South Carolina, as of the Commencement Date.

Data Network                      means all communication facilities and
                                  components that are used to transmit voice, image and data signals and which initially consist of the communications facilities and components used by Flagstar immediately prior to the Commencement Date to provide information communication services to the
                                  Flagstar Group, including without limitation, all Machines, Software, communications lines,
                                  Cabling and Wiring used to connect and
                                  transmit information among the Flagstar
                                  Corporate Facilities and the Network
                                  Locations, but does not include End User
                                  Machines or POS Machines.

DBMS has the meaning given in paragraph III.F of Section E-1 of Schedule E.


Deliverables                      has the meaning  given in paragraph X.D of
                                  Section E-1 of Schedule E.

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Derivative                        Work means a work  based  on one or more
                                  pre-existing works, including without
                                  limitation, a condensation, transformation, expansion or adaptation, which would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

Develop                           has the meaning given in Section 8.

Direct Damages                    has the meaning given in Section 11.3.

Direct Damages Cap                has the meaning given in Section 11.2(a).

Disaster Recovery                 means the location  designated by such name or
Center                            its equivalent in the Disaster Recovery plan.

Disaster Recovery                 means the Disaster Recovery services described
Services                          in Schedule G.

Effective Date                    means the date set forth on the initial page
                                  of this Agreement.

End User Machines                 means all workstations, terminals, printers,
                                  fax machines, and associated peripheral
                                  equipment used by end users and described in Schedule C, whether stationary or mobile equipment used by end users, but does not include POS Machines, equipment located within a Flagstar Restaurant, or the workstations being used by ISSC personnel in connection with the Schedule N Projects or the Flagstar
                                  Provided Hardware located in the Data Center.

Existing Network                  has the meaning given in Schedule I.

Existing POS System               means the existing POS Machines  as
                                  of the Commencement Date, and the Software, Cabling, Wiring and operations procedures manuals used in the Flagstar Restaurants.

Flagstar  Business                means the business  engaged in by the Flagstar
                                  Group and its franchisees.

Flagstar Code                     means Code Developed by ISSC and/or its
                                  subcontractors independently or jointly with the Flagstar Group as part of the Services

Flagstar Corporate                has the meaning given in Schedule T.
Facilities

Flagstar Derivative               means Developed Code which  constitutes
Code                              Derivative Work of software for which the
                                  copyright is owned by the Flagstar Group and/or their subcontractors.

Flagstar Executive                has the meaning given in Section 2.5(b).
Technology Committee

Flagstar Group                    means individually and collectively Flagstar
                                  and its existing and future Affiliates.

Flagstar LAN Software             has the meaning given in Schedule I.

Flagstar/ISSC                     has the meaning given in Section 15.1.
Management Committee

Flagstar Provided                 means the computer  equipment  peripheral
Hardware                          devices, storage media, Cabling, connectors
                                  and other equipment (however described)
                                  provided from time to time by the Flagstar
                                  Group for use by ISSC to perform and deliver the Services and fulfill its obligations under this Agreement. The Flagstar Provided Hardware as of the Effective Date is listed on and/or referred to in Schedule C (including the Flagstar Server Configurations listed in
                                  Schedule I), which schedule shall be updated pursuant to Section 2.2 during the Term to reflect the then-current Flagstar Provided
                                  Hardware.

Flagstar Restaurants              means the restaurants owned and/or operated by
                                  Flagstar.

Flagstar Server                   shall have the meaning given in Schedule I.
Configurations

Flagstar Software                 means Applications Software-Flagstar, Flagstar
                                  Systems Software and Flagstar LAN Software.

Flagstar Systems  Software        means the systems  software and general
                                  purpose software such as the database creation and management software, utility software and applications development tools software listed in Schedule B under such heading provided or to be provided by Flagstar.

Flagstar Works                    means literary  works of  authorship (other
                                  than Code) Developed by ISSC and/or its subcontractors independently or jointly with the Flagstar Group, at Flagstar's expense, as part of the Services that is specifically related to the Flagstar Group or the Flagstar
                                  Business, including without limitation user manuals, charts, graphs and other written documentation, and machine-readable text and files.

Force Majeure Event               has the meaning given in Section 16.3.

Help Desk                         means the ISSC help desk which is staffed by
                                  ISSC to provide support to Flagstar as
                                  described in Schedules E and M.

Indemnified Party                 has the meaning given in Section 13.5(a).

Indemnifying Party                has the meaning given in Section 13.5(a).

Indemnities                       has the meaning given in Section 13.1.

ISSC Code                         means Code  Developed by ISSC personnel at
                                  ISSC's  expense,  and used  to  provide  the
                                  Services, which   does  not   constitute   a
                                  Derivative Work of any software owned by the Flagstar Group, ISSC, IBM or their respective
                                  Affiliates or subcontractors.

ISSC Derivative  Code             means Code Developed under this Agreement,
                                  which constitutes Derivative Works of software for which the copyright is owned by ISSC, IBM, their respective Affiliates or their subcontractors.

ISSC LAN Software                 has the meaning given in Schedule I.

ISSC Indemnitees                  has the meaning given in Section 13.2.

ISSC Interfaces                   means Code  and/or  literary works of
                                  authorship created at ISSC's expense and used to interface or describe and instruct regarding the interface, between and among Applications Software and the Systems
                                  Software which does not  constitute a
                                  Derivative Work of any software or literary works of authorship owned by Flagstar, ISSC, IBM or their respective Affiliates or subcontractors, including without limitation, user manuals, charts, graphs and other written documentation, and machine-readable text and files.

ISSC Machines                     means the computer equipment, peripheral
                                  devices, storage media, cabling, connectors, extenders and other equipment (however described) including without limitation, the
                                  New POS Machines, modems, routers and
                                  termination boxes for the Network located in the Data Center and at the Network Locations
                                  (including the Flagstar headquarters and offices) used from time to time by ISSC to perform and deliver the Services and fulfill its obligations under this Agreement. The
                                  ISSC Machines as of the Effective Date are listed on Schedule D, which schedule shall be updated pursuant to Section 2.2 during the Term to reflect the then-current ISSC
                                  Machines.

ISSC Software                     means the Applications Software-ISSC, ISSC
                                  Systems Software-IBM, Systems Software-OEM and
                                  ISSC LAN Software.

ISSC Systems  Software-           means Systems  Software  listed on Schedule B
IBM                               under the heading "ISSC Systems Software-IBM",
                                  provided or to be provided by ISSC.

ISSC Works                        means literary works  of authorship (other
                                  than Code) Developed at ISSC's expense, by ISSC personnel and/or its contractors and used to provide the Services, including without limitation user manuals, charts, graphs and other written documentation and machine-readable text and files.

Level One Support                 has the meaning given in Schedule M.

Level Two Support                 has the meaning given in Schedule M.

Level Three Support               has the meaning given in Schedule M.

Listed Subcontractors             has the meaning given in Section 2.7(a).

Local Area Network (LAN)          means all  communications  facilities and
                                  components that are used to  transmit  data
                                  signals  within a local area  network  and
                                  which initially consist of the communications
                                  facilities and components in use by Flagstar
                                  immediately prior to the Commencement Date to
                                  provide local area network communications
                                  facilities to the Flagstar Group as described
                                  in Section of Schedule I, including  without
                                  limitation   the   associated   attachments,
                                  peripherals, features, software and
                                  accessories, communications lines and Cabling, including the wiring systems, at the locations specified in Sections 1 through 5 of Schedule I.

Losses means all losses, liabilities, damages, penalties and claims (including taxes), and all related costs, expenses and other charges (including any and all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

Machines                          means the ISSC Machines and Flagstar Provided
                                  Hardware.

Maintenance Release               means those Software fixes and updates
                                  provided by the Software vendor as part of
                                  normal maintenance service for   the Software.

Materials                         means the  Flagstar  Code, the  Flagstar
                                  Derivative Code, the Flagstar  Works, the
                                  ISSC  Code,  the ISSC Derivative  Code, the
                                  ISSC Works and the ISSC Interfaces.

Minimum Service Levels            has the meaning given in Schedule E.

Moves, Adds and Changes           means the Cabling, relocation,  replacement,
(MACs)                            addition or removal of features,  model
                                  changes and upgrades to End User Machines and
                                  telephone equipment and the replacement,
                                  addition or removal of Software on the LAN
                                  servers and End User Machines located at the
                                  Flagstar Corporate Facilities.  MAC refers
                                  only  to  such  services  and  does  not
                                  include the  provision of End User Machines,
                                  telephone   equipment, software   or  other
                                  devices or functions necessary to effectuate a MAC. MAC does not include "construction", "fit up" or wiring activity for existing or new Flagstar locations.

Network                           means the Data Network, Local Area Network and
                                  Voice Services.

Network Locations                 has the meaning given in Sections 1 through 5
                                  of Schedule I.


Network Vendors                   means any third parties providing information
                                  communication  services   to Flagstar which
                                  are accessed or will be accessed through the Network.

New POS Machines                  means the POS Machines to be  utilized  in
                                  connection with the Schedule N Project for point-of-sale services and managers integrated office systems, as described more specifically in Schedule N.

New POS Systems                   means the point-of-sale and managers
                                  integrated office systems, Software and
                                  Machines as described in Schedule N.

New Services                      has the meaning given in Section 6.6.


Parties means ISSC and Flagstar as detailed on the initial page of this Agreement.

Party means ISSC or Flagstar as detailed on the initial page of this Agreement.

Performance Standards             means the service levels and performance
                                  responsibilities under which the Services will be provided. The Performance Standards are described in Schedule E.

Poll means to connect the Flagstar Corporate Facilities to the Flagstar Restaurants to retrieve restaurant data, perform menu downloads/updates and/or execute remote diagnostics.

POS Machines                      means all point-of-sale workstations,
                                  terminals printers and associated peripheral equipment.

Required Consents                 means any consents or approvals required to be
                                  obtained (a) to allow  ISSC to  assume
                                  financial and/or support, operational,
                                  management and administrative responsibility for the Flagstar Software and Flagstar
                                  Provided Hardware in connection with the Services; (b) for the licensing, transfer and/or grant of the right to Flagstar to use the ISSC Software and ISSC Machines as contemplated by this Agreement; and (c) for Flagstar and ISSC to have access to and use of the space, equipment, software and/or third party services provided under the Third
                                  Party Agreements in connection with the
                                  Services as contemplated by this Agreement.

Resource Unit ("RU")              has the meaning given in Schedule J.

Schedule N Project                means the Applications Development and
                                  Software Maintenance projects set forth in Schedule N.

Service Credits                   has the meaning set forth in Section 6.11.

Service Employees                 has the meaning given in Section 10.9(g).

Services means the administration, management, operation, provision and performance of the information technology services and systems and information management and communications services functions, responsibilities and tasks required to support the administrative, management, planning, financial reporting and operating activities of the Flagstar Group, and the migration and transition of (1) such systems and services from the Flagstar Group to ISSC, and (2) from the existing technology and systems used to perform such services to different technology and systems, all of the preceding as described and defined in, and required by, this Agreement.

Services Transfer                 has the meaning given in Section 10.8.
Assistance

Similarly Situated                means ISSC customers with substantially the
Customers                         same mix and type of  processing applications
                                  and systems  resources  utilization  at
                                  similar or lesser volumes.

Software                          means ISSC Software and Flagstar Software.

Software Maintenance              means defect identification and fixes; and
                                  installation of those fixes and updates
                                  provided by the software vendor as part of normal maintenance service for which there is no additional cost to ISSC for the Software:

                                  1.  regulatory/statutory changes;

                                  2. version upgrades to Applications Software; and

                                  3.  changes or enhancements to existing
                                      Applications Software requiring an FTE of not to exceed thirty (30) days and/or review/approval by the Change Control Process.

Special Funds                     has the meaning set forth in Schedule J.

Supplement                        means the Supplement to this Agreement
                                  containing the charges and certain other necessary information.

System means the Machines, Software and Network provided under this Agreement and the operating environment therefore.

Systems Software                  means those programs and programming
                                  (including all supporting documentation   and
                                  media) that perform tasks related to the functioning of the data processing, and telecommunication equipment which is used to operate the Applications Software or otherwise to support the provision of the Services by ISSC under this Agreement, whether or not licensed to ISSC. Systems Software includes, but is not limited to, operating systems, software utilities, data security software, data network software, communications monitors and data base managers. Systems Software as of the Effective Date is listed in Schedule B, which schedule shall be updated pursuant to
                                  Section 2.2 to reflect the then current
                                  Systems Software.

Systems Software-OEM              means Systems Software listed  in Schedule B
                                  under the heading "Systems Software-OEM", provided or to be provided by ISSC.

Term has the meaning given in Section 10.1 and any extension and renewal term described in this Agreement.

Termination                       Charge means the amount that will reimburse
                                  ISSC for the expenses incurred and investments
                                  made by ISSC to provide the ISSC Machines and
                                  ISSC Software and perform the functions,
                                  responsibilities and tasks that collectively
                                  comprise the Services, together with an ISSC
                                  profit  based on such expenses and
                                  investments, that ISSC   has not recovered as
                                  of a termination date occurring prior to the expiration of the Term, but such charge does not include any element of profit allocable to periods after the termination date or any charge for lost opportunity or expectancy, however described or denominated, before or after such date.

Third Party Agreements            means those contractual, leasing and licensing
                                  arrangements for which ISSC has undertaken financial, management and/or administrative responsibility and Flagstar receives third party products, software and/or services in connection with the provision of the Services.
                                  Third Party Agreements to which Flagstar is a party are listed on Schedule F, which schedule shall be updated pursuant to Section 2.2 to reflect the then-current Third Party
                                  Agreements.

Third Party Provider              means a business  or entity other than
                                  Flagstar or ISSC that performs tasks by providing products, software and/or service under a Third Party Agreement, in support of the provision of the Services by ISSC.

To Be Systems                     means, with  respect to the Schedule  N
                                  Projects, the information processing services
                                  to be provided  to Flagstar   by ISSC from
                                  the  date  of production cutover of the  first
                                  Schedule N Project through the date of production cutover of the last Schedule N
                                  Project and with respect to information processing services implemented as a result of the Schedule N Projects, the information processing services related thereto through the expiration or earlier termination of the Agreement.

Transition Plan                   has the meaning given in Section 4.1(a).

Transition Period                 has the meaning given in Section 4.1(a).

Transition Personnel              has the meaning given in Section 4.1(b).

Version                           means  those  Software  updates  that
                                  generally   add   function   to   the existing
                                  Software and may be provided by the Software vendor at a fee over and above the standard software maintenance costs.

Virus or Viruses                  has the meaning given in Section 3.11.

Voice Services                    has the meaning given in Schedule E.

Wind-Down Expenses                means  the  amount  that  will
                                  reimburse ISSC for the actual costs that ISSC
                                  incurs in the  disposition  and/or
                                  reallocation  of  ISSC  Machines,   ISSC
                                  Software and the portion of the Data Center
                                  dedicated to the performance of the Services,
                                  the placement of ISSC personnel allocated to
                                  the delivery of the Services, and the
                                  termination, if appropriate, of the Third
                                  Party Agreements, in the event of a
                                  termination occurring prior to the expiration
                                  of the Term; provided, however, Flagstar
                                  shall have the right to mitigate  such costs
                                  by  purchase  of, or assumption  of the leases
                                  for,  the ISSC Machines, assumption of the
                                  licenses and maintenance  agreements  for  the
                                  ISSC   Software,   hiring   the  ISSC
                                  personnel  delivering  the  Services, assuming
                                  Third Party Agreements and taking similar actions.


2.2     EVOLVING NATURE OF RELATIONSHIP

a) The Supplement and Schedules A through T to this Agreement will be updated by the Parties as set forth in this Agreement as necessary or appropriate during the Term to accurately reflect the evolution of the Services and components and elements of the Services as described therein.

b) For the one hundred-eighty (180) days following the Commencement Date, ISSC and Flagstar reserve the right to inventory, validate and update any information that is reflected in or omitted from the Agreement and attached Supplement and/or Schedules. If discrepancies are detected, the Agreement, Supplement and/or Schedules shall be promptly changed, modified, updated and adjusted to correct such discrepancies upon mutual agreement, so that the Agreement, Supplement and/or Schedules will be correct and accurately reflect the Services and charges provided by ISSC to Flagstar. If either Party disputes the existence of a discrepancy identified by the other Party, the Parties will submit the matter to the Flagstar/ISSC Management Committee for dispute resolution as specified in Section 15.

c) Both Flagstar and ISSC agree that the Services provided may require adjustments to reflect the evolving business and operations of the Flagstar Group and ISSC, that the relationship memorialized by this Agreement is dynamic in nature and will evolve as the operating and business environment of the Flagstar Group changes and evolves, and that the scope of the Services that will be provided by ISSC during the Term may be changed and modified with the written agreement of the Parties pursuant to the Change Control Process. Therefore, the Flagstar/ISSC Management Committee will periodically evaluate the business and operating strategies of each Party and recommend modifications to, and evolution of, the Services (including the Performance Standards and Minimum Service Levels) to optimize such strategies.

d) While the Parties will endeavor to update, modify and amend this Agreement, the Supplement and the Schedules as necessary or appropriate from time to time to reflect the parameters and changing nature of the Services and the requirements of the Flagstar Group and Flagstar Business, the Parties acknowledge that such activities may not always be documented with specificity. Therefore, the Parties agree to deal with each other in good faith to resolve all issues presented and any disputes that may arise.

2.3     REQUIRED CONSENTS

a) The Flagstar Group shall remain the contracting party of record for the Third Party Agreements to which the Flagstar Group is a party on the Commencement Date. ISSC will provide Flagstar with advice and counsel regarding ISSC's experience and agreements with the vendors under the Third Party Agreements to which the Flagstar Group is a party on the Commencement Date with regard to obtaining any Required Consents, and the benefit of any relationship of ISSC with each such vendor to the extent permitted under the ISSC-vendor arrangement to obtain any Required Consent. ISSC and Flagstar will share management and administrative responsibilities for obtaining all Required Consents under the Third Party Agreements existing on the Commencement Date. Flagstar shall have the responsibility for timely obtaining all Required Consents under the Third Party Agreements entered into after the Commencement Date and for which Flagstar bears financial responsibility and pays the vendors directly thereunder, except Third Party Agreements to which any Affiliate of ISSC is a party. ISSC shall have the responsibility for timely obtaining all Required Consents under Third Party Agreements entered into after the Commencement Date (i) with affiliates of ISSC, and (ii) for which ISSC bears financial responsibility and pays the vendors directly or indirectly through a third party, thereunder. The provisions of this Section shall not be applicable to New Services unless provided by the Parties in the documentation governing New Services.

b) Flagstar shall bear the costs, if any, of obtaining all Required Consents, including without limitation, all charges and fees related to obtaining the Required Consents (i) for the Third Party Agreements existing as of the Commencement Date, except Third Party Agreements to which any Affiliate of ISSC is a party or to which the vendor will charge for or not grant a Required Consent because ISSC is the outsourcing services provider to Flagstar but such vendor does not invoke such charge or refuse to grant a Required Consent as a standard policy with other outsourcing services providers generally, and (ii) for the Third Party Agreements entered into after the Commencement Date for which Flagstar bears financial responsibility and pays the vendor directly thereunder, except Third Party Agreements to which any Affiliate of ISSC is a party. ISSC shall bear such costs of obtaining all Required Consents (A) for the Third Party Agreements to which an ISSC Affiliate is a party as of the Commencement Date or during the Term, (B) for the Third Party Agreements to which the vendor will charge for or not grant a Required Consent because ISSC is the outsourcing services provider to Flagstar but such vendor does not invoke such charge or refuse to grant a Required Consent as a standard policy with other outsourcing services providers generally, and (C) for all Third Party Agreements entered into after the Commencement Date for which ISSC bears financial responsibility and pays the vendor directly or indirectly through a third party, thereunder. All Required Consents with regard to Third Party Agreements existing on the Commencement Date shall be obtained within ninety (90) days after the Effective Date unless otherwise agreed by the Parties in writing. In addition, Flagstar shall bear the costs, if any, associated with the cancellation and re-licensing of any Software licensed by Flagstar prior to the Commencement Date if required for ISSC to provide the Services after the Commencement Date, except Software licensed from ISSC or any Affiliate of ISSC and/or licensed from a vendor that requires such cancellation and re-licensing because ISSC is the outsourcing services provider but does not require such actions as a standard policy with other outsourcing services providers generally. ISSC shall bear the cost, if any, associated with the cancellation and re-licensing of any Software licensed by Flagstar prior to the Commencement Date licensed from ISSC or any Affiliate of ISSC and/or licensed from a vendor that requires such cancellation and re-licensing because ISSC is the outsourcing services provider but does not require such actions as a standard policy with other outsourcing services providers generally, if required for ISSC to provide the Services after the Commencement Date. The provisions of this Section shall not be applicable to New Services unless provided by the Parties in the documentation governing New Services.

c) Flagstar will publish a list each month setting forth the status of each Required Consent until all Required Consents are obtained. ISSC shall timely cooperate with Flagstar in order to facilitate the proper and timely publication of such monthly Required Consents list. If any Required Consent is not obtained with respect to any of the Third Party Agreements existing as of the Commencement
        Date, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for Flagstar to continue to process its work with minimum interference to its business operations unless and until such Required Consents are obtained. The cost of achieving such reasonable alternative arrangement shall be borne by ISSC if caused by Required Consents needed from (i) ISSC or Affiliates of ISSC, (ii) from the licensors of the ISSC Software, and/or (iii) from vendors under any Third Party Agreements treating outsourcing arrangements involving ISSC as the services provider differently than their standard policies afforded to other outsourcing services providers generally as described in Section 2.3(b), and in all other instances such cost shall be borne by Flagstar.

2.4     AGENCY

a) Flagstar appoints ISSC as its agent for the limited purposes of administering, managing, operating under and paying under the Third Party Agreements to which Flagstar is a party in connection with the Services as contemplated by this Agreement. Under this Agreement Flagstar does not appoint ISSC as its agent for the purposes of entering into oral or written agreements with any individual or business entity for or in the name of Flagstar or its Affiliates, without the prior express written approval of Flagstar. Flagstar agrees to promptly notify all Third Party Providers under the Third Party Agreements to which Flagstar is a party of such appointment. Subject to its obligation to pay applicable penalties, damages, termination or other charges under Section 13.1, ISSC may cancel, substitute, terminate, change or add to the Third Party ------------ Providers under the Third Party Agreements as it chooses so long as ISSC continues to perform the Services in the manner required by this Agreement; provided however, ISSC must submit written notification to Flagstar and obtain Flagstar' written agreement prior to the termination, modification or addition of any Third Party Agreement to which Flagstar is a party. If Flagstar does not respond to such notice from ISSC within five (5) business days of Flagstar's receipt of such notice, Flagstar shall be deemed to have agreed to the termination, modification or addition described in the ISSC notice. If such termination will have an impact on the operations of users that are outside the scope of the Services, ISSC will provide or cause to be provided the services that are the subject of such Third Party Agreements to the users on terms no less favorable than the terms of the applicable Third Party Agreement.

b) ISSC will perform its obligations and responsibilities as an agent pursuant to Section 2.4(a) under all Third Party Agreements to which the Flagstar Group is a party, subject to the provisions of Section 2.3, this Section 2.4, Section 6.1 and Section 9. Upon Flagstar's request, ISSC will provide to Flagstar all information and documentation related to its activities as the Flagstar Group's agent with regard to such Third Party Agreements. Flagstar may terminate or provide additional restrictions on ISSC's agency appointment with respect to any Third Party Agreement to which the Flagstar Group is a party if ISSC (i) fails to pay any amount due in a timely manner; (ii) permits an actual default to occur; or (iii) ISSC does not diligently pursue the service and financial benefits available to the Flagstar Group under such Third Party Agreement. If Flagstar terminates or provides additional restrictions on ISSC's agency appointment with respect to any Third Party Agreement to which the Flagstar Group is a party solely for the reason set forth in Section 2.4(b)(iii), then Flagstar shall relieve ISSC of the service level impact and/or reimburse ISSC for the additional costs directly attributable to such termination or additional restrictions to the extent Flagstar's action affects ISSC's ability to provide the Services and/or increases ISSC's costs of providing the Services.

c) Beginning on the earlier of the Commencement Date or the Effective Date and for the Term, the Flagstar Group will not enter into any new, terminate or amend any existing Third Party Agreement to which the Flagstar Group is a party that adversely impacts ISSC's ability to provide the Services or increases ISSC's cost of providing such Service without the prior written consent of ISSC.

2.5     CONFLICTS OF INTERESTS

a) Each Party recognizes that ISSC personnel providing Services to Flagstar under this Agreement may perform similar services for others and this Agreement shall not prevent ISSC from performing similar services for others subject to the restrictions set forth in Section 9; provided, however, ISSC shall not use any of the Machines or Software as licensed to perform such similar services for others, without the prior written consent of Flagstar.

b) Neither Party shall knowingly solicit any employee of the other Party during the Term of the Agreement unless otherwise agreed in writing by the Parties and except as provided in Section 10.9(g). Flagstar or ISSC employee's responses to or employment resulting from general solicitations will be exempted from this provision. Notwithstanding the foregoing, ISSC will not hire, employ or engage as a consultant or in any other position, however described, any person who is a member of the "Flagstar Executive Technology Committee" during the Term while such person is engaged in any such capacity by any member of the Flagstar Group and for a period of one (1) year thereafter, without the prior written consent of Flagstar. Flagstar shall give ISSC written notice of the members of the Flagstar Executive Technology Committee on the Effective Date and from time to time during the Term as the membership changes. The Flagstar Executive Technology Committee shall not exceed twelve (12) members at any time.

2.6     ALTERNATE PROVIDERS

a) During the Term, Flagstar shall have the right to retain third party suppliers to perform any service, function, responsibility or task that is within the scope of the Services or would constitute a New Service pursuant to Section 6.6, or to perform any such services, functions, responsibilities or tasks (whether all or ----------- a part of the Services or the New Services) internally. ISSC shall cooperate with any such third party supplier and Flagstar. Such cooperation shall include, without limitation, (1) providing reasonable physical and electronic access to the Data Center; (2) use of any Machines used by ISSC to perform services provided that such use of any Machines shall be for the purpose of providing services to the Flagstar Group for the Flagstar Business but may not be used by such third party supplier for the purpose of providing data processing services directly to customers and potential customers of the Flagstar Group; (3) use of any of the Software (other than any Software where the underlying license agreement does not authorize such access and consent permitting such access and use has not been obtained); (4) providing such information regarding the operating environment, System constraints, and other operating parameters as is reasonably necessary for the work product of the third party supplier or the Flagstar Group to be compatible with the Services or New Services; and (5) such other reasonable cooperation as mutually agreed by the Parties.

b) ISSC's obligations hereunder shall be subject to the third party suppliers' compliance with reasonable Data Center data and physical security and other applicable standards and procedures, execution of appropriate confidentiality agreements, and reasonable scheduling of computer time and access to other resources to be furnished by ISSC pursuant to this Agreement.

c) If ISSC's cooperation with Flagstar or any third party supplier performing work as described in Section 2.6(a), causes ISSC to expend additional resources that ISSC would not otherwise have expended but which fall within the scope of activities comprising the Services, such additional resources will be charged to Flagstar under the established charging mechanism and/or Resource Baseline therefor. The Parties further agree that if in ISSC's reasonable, good faith determination, a third party supplier's activities affect ISSC's ability to meet the Performance Standards or otherwise provide the Services in accordance with this Agreement, ISSC will provide written notice to Flagstar of such determination. The Parties will cooperate to determine and verify whether such effect is caused by a third party supplier, the extent of such affect, and how to ameliorate any such effect. ISSC shall be excused for any inability to meet the Performance Standards, Minimum Service Levels or otherwise provide any of the Services to the extent, and only for the period, any such third party supplier's activities directly affect and impact ISSC's ability to meet any Performance Standard or Minimum Service Level or otherwise provide any of the Services in accordance with this Agreement.

d)      Flagstar's  retention of third party suppliers  pursuant to this Section
        2.6 to perform services, functions, tasks or responsibilities within the scope of the services shall not relieve Flagstar of its obligations set forth in this Agreement to pay the ISSC applicable charges for such services, functions, tasks or responsibilities unless Flagstar is relieved from such charge pursuant to a provision of this Agreement or by the agreement of ISSC.

2.7     USE OF SUBCONTRACTORS

a) Within thirty (30) days after the Effective Date, the Parties will develop and prepare a list of approved subcontractors that the Parties agree may be engaged by ISSC to perform and deliver the part or portion of the Services indicated on such list as a subcontractor to ISSC (the "Listed Subcontractors"). With respect to subcontractors which are not Listed Subcontractors, ISSC shall notify Flagstar at least five (5) business days prior to the proposed date of commencement by ISSC of any subcontractor's activity with respect to Flagstar or the Services, in writing of a decision to delegate or subcontract a function, responsibility or task to a subcontractor, or to change subcontractors for any function, responsibility or task, (i) that could have a material affect on the quality, timing, cost, consistency or performance of the Services or on the operations of the Flagstar Group or on the security of the Flagstar Group user data, or on the Flagstar Business or (ii) where the subcontractor will interface directly with the Flagstar Group. Upon Flagstar's request, ISSC shall promptly provide to Flagstar information regarding the proposed new or replacement subcontractors, the scope of the Services to be delegated thereto, experience and financial position of the proposed subcontractor, and ISSC's selection criteria therefor and conclusions regarding its selection in order to permit Flagstar to determine whether to grant its consent to such delegation or subcontract. Subject to ISSC's timely provision of the foregoing information to Flagstar, Flagstar shall be deemed to have accepted such delegation or subcontract or change that is the subject of the notification by ISSC to Flagstar, if Flagstar has not notified ISSC in writing of its good faith objections to such delegation or subcontract on or before the fifth (5th) day after receipt of such notice from ISSC. ISSC shall not delegate or subcontract or change subcontractors unless and until ISSC and Flagstar shall have resolved any objection timely made by Flagstar to such proposed action by ISSC. If Flagstar shall reject any subcontractor proposed by ISSC and no other qualified subcontractor is available with similar skills and capabilities, ISSC shall be relieved of the performance obligations directly affected by the rejection of such subcontractors by Flagstar to the extent ISSC cannot perform such obligations in the normal course of its operations with its own resources. In addition, ISSC shall not disclose any Confidential Information of the Flagstar Group to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner equivalent to that required of ISSC by Section 9.

b) ISSC shall remain primarily liable and obligated to Flagstar for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third party subcontractors, and the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

3.      THE SERVICES

3.1     OBLIGATION TO PROVIDE SERVICES

Starting on the Commencement Date and continuing during the Term, ISSC shall provide and perform the Services to and for the Flagstar Group, as the Services may evolve and be supplemented and enhanced during the Term as provided in this Agreement, including the following:

a) The Services as described and defined in this Agreement (including the Supplement and Schedules referenced in this Agreement); and

b) There may be services, functions, responsibilities or tasks not specifically described in this Agreement which are required for the proper performance and provision of the Services and are an inherent part of, or a necessary sub-part included within, the Services described
        above in this Section 3.  If such services,                functions,
        responsibilities and tasks are determined to be required for the proper performance and provisions of the services or are an inherent part, or a necessary sub-part included within, the services, such functions, responsibilities and tasks shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. Each such determination shall be made by agreement of the parties or resolved pursuant to the dispute resolution provisions of Section 15.

3.2     PERFORMANCE

a) ISSC agrees that its performance of the Services will meet or exceed each of the applicable Performance Standards and Minimum Service Levels set forth in Schedule E, subject to the limitations and in accordance with the provisions set forth in this Agreement.

b) Concurrent with the annual Business and Information Systems Plan review process described in Section 3.3 and more often if requested by Flagstar, Flagstar and ISSC will review and agree to commercially reasonable changes of, modifications of, additions to, deletions of and replacements of the Performance Standards, the Minimum Service Levels and the Service Credits for the purposes of better and more timely reflecting, facilitating and supporting the continuing development of, and evolving priorities of, the Flagstar Group and the Flagstar Business. Any such changes will be implemented through the Change Control Process. The Performance Standards and the Minimum Service Levels shall not be changed, modified or adjusted downward or upward without the prior written agreement of the Parties. The Parties intend that the Performance Standards and the Minimum Service Levels will be improved over time. The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the Performance Standards, the Minimum Service Levels and the Service Credits.

c) ISSC will continue to use only the existing measurement and monitoring tools and procedures as required to set baseline measurements and to measure and report ISSC's performance of the Services against the Performance Standards and Minimum Service Levels in the As Is Systems environment. Subject to Flagstar's prior approval (which approval shall not be unreasonably withheld), ISSC shall implement the necessary measurement and monitoring tools and procedures required to set baseline measurements and to measure and report ISSC's performance of the Services against the Performance Standards and Minimum Service Levels in the To Be Systems environment. Such measurement and monitoring shall permit reporting at a reasonable level of detail sufficient to verify compliance with the Performance Standards and Minimum Service Levels and application of any attendant Service Credits and shall be subject to reasonable audit by

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        Flagstar. Upon request, ISSC shall provide Flagstar with information and
        reasonable   access  to  such  tools  and  procedures  for  purposes  of verification of the reported performance levels.

3.3     BUSINESS AND INFORMATION SYSTEMS PLAN

The Business and Information Systems Plan will be composed of a short-term, tactical plan and a long-range, strategic plan, both of which will be driven by the Flagstar Group's business goals and objectives. The short-term plan will include an identification of proposed operating software and hardware, enhancements and changes, as appropriate, and a projected time schedule for developing and implementing the proposed enhancements and changes. The long-range plan will treat the strategic aspects of the support of the business goals and objectives of the Flagstar Group, including, without limitation, flexible use of the Data Center and other information management resources in support of the Flagstar Group's business priorities and strategies.

Flagstar will draft the Business and Information Systems Plan with ISSC's active participation, cooperation, and advice. The initial tactical plan will address the status of the As Is Systems and the Schedule N Projects. ISSC will also provide information regarding industry trends as input to the strategic plans. The final Business and Information Systems Plan will be provided by Flagstar and based on the mutual agreement of the Parties, with any disputed matters being submitted to the dispute resolution process set forth in Section 15.

The first Business and Information Systems Plan under this Agreement will be completed on or before September 30, 1996. The Business and Information Systems Plan will be reviewed and updated at least annually thereafter. Any changes to the Agreement or the Services required by the Business and Information Systems Plan will be defined, approved and implemented in accordance with the Change Control Process set forth in Section 15.4.

3.4     DISASTER RECOVERY SERVICES

ISSC will provide Disaster Recovery Services in accordance with Schedule G. If ISSC fails to provide Disaster Recovery Services to the extent and in accordance with the time table set forth in Schedule G for a period of seven (7) days, Flagstar will be entitled, at its election to terminate this Agreement pursuant to Section 10.3(a) (without giving the notices and observing the cure periods set forth in Section 10.3(a)) upon written notice to ISSC. If Flagstar elects to terminate this Agreement as described in this Section 3.4, Flagstar shall give notice to ISSC of such election within thirty (30) days after the occurrence of the event on which such termination is based. In the event of a termination authorized under this Section 3.4, Flagstar shall not be required to pay any Termination Charges or Wind-Down Expenses to ISSC; Flagstar shall receive the rights that are provided for it under Section 10.9(a) in the event of a termination of this Agreement pursuant to Section 10.3(a) Cause to receive title to the servers and associated peripheral equipment which are a part of the ISSC Machines; and such termination and rights pursuant to Section 10.3(a) shall constitute the sole and exclusive remedy of Flagstar for such failure of performance by ISSC.

3.5     AUDITS

a) ISSC will assist the Flagstar Group in meeting their respective audit and regulatory requirements, including providing access to the Data Center to enable the Flagstar Group and its auditors and examiners to conduct appropriate audits and examinations of the Flagstar Group's operations, and ISSC's operations relating to the performance of the Services to verify the accuracy of ISSC's charges to Flagstar and that the Services are being provided in accordance with this Agreement and the Performance Standards and Minimum Service Levels. Such access will require forty-eight (48) hour notice to ISSC and will be provided at reasonable hours; provided, however, if any such audit activities interfere with ISSC's ability to perform the Services in accordance with the Performance Standards and Minimum Service Levels, ISSC shall be relieved of such performance obligations to the extent caused by such audit activity. If the assistance required of ISSC shall cause ISSC to expend substantial resources and incur substantial additional costs to provide such assistance,

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        Flagstar shall  reimburse ISSC for such costs.  ISSC will provide access only to information reasonably necessary to perform the audit as required by law, and by the standard financial reporting and planning practices of Flagstar. ISSC shall only permit the auditors of Flagstar and not Flagstar access to ISSC's proprietary data or other ISSC customer's data to the extent reasonably necessary to perform the audits described in this Section 3.5.

b) Subject to Section 12.6, ISSC agrees to make any changes and take other actions which are necessary in order to maintain compliance with applicable laws or regulations applicable to its performance and provision of the Services. Flagstar may submit additional findings or recommendations regarding compliance with applicable laws and regulations to ISSC which ISSC will analyze and consider in good faith. ISSC shall promptly respond to Flagstar regarding ISSC's evaluation and activity plan for such findings and recommendations. If any audit or examination reveals that ISSC's invoices for the audited period are not correct other than amounts in dispute pursuant to Section 7.6, ISSC shall promptly reimburse Flagstar for the amount of any overcharges, or Flagstar shall promptly pay ISSC for the amount of any undercharges.

3.6     DATA CENTER

a) ISSC will not relocate the portion of the Services provided from the Data Center without the prior written consent of Flagstar, which consent will not be unreasonably withheld.

b) During the Term, ISSC will provide the Flagstar Group with reasonable access upon reasonable prior notice to the Data Center in order for Flagstar to provide tours of the Data Center in support of the Flagstar Group and the Flagstar Business.

c) ISSC will provide reasonable access to the Data Center and attendant Machines and Software (i) to the Flagstar Group's authorized employees, agents and representatives as necessary or appropriate for the performance, delivery and use of the Services by the Flagstar Group and for the operation, maintenance, upgrade, support and use of any other Flagstar hardware, software and other resources located in the Data Center, and (ii) to Third Party Providers and third party vendors and suppliers of installation, maintenance, support and upgrade services, technology and hardware for the System and any other Flagstar hardware and/or software located in the Data Center serviced thereby. To the extent practical in light of such installation, maintenance, support and upgrade requirements, Flagstar will provide twenty-four (24) hours notice to ISSC prior to any visits by such Third Party Providers and third party vendors and suppliers.

d) All access to the Data Center shall be subject to reasonable Data Center data and physical security measures (including Flagstar physical security requirements) and such Flagstar Group employees, agents and representatives and Third Party Providers' and third party vendors' suppliers' undertaking reasonable confidentiality requirements relating to such visits.

3.7     SECURITY

Flagstar shall authorize all access to all Software operated by ISSC in support of the Services through the data security procedures as described in Schedule L. ISSC shall notify Flagstar of what entities and personnel are to be authorized access to the Systems Software utilized in support of the Services and the level of security access required by each. The Parties shall cooperate in administering security procedures regarding such access, in accordance with Schedule L. ISSC shall enable such access by persons as designated by Flagstar and deny such access to all other persons, in accordance with Schedule L.

3.8     TECHNOLOGY REFRESH

As described in this Agreement, ISSC will refresh the information technologies employed in providing the Services.


3.9     SOFTWARE LICENSES

a) Except as specifically relieved of such obligations in this Agreement, ISSC will comply with all license obligations under all licenses for the Software, including without limitation, the obligations of nondisclosure and scope of use; provided, however, ISSC will only be obligated under this Section 3.9(a) with regard to the licenses for Flagstar Software to the extent the license obligations thereunder are disclosed to and accepted by ISSC. ISSC shall be deemed to have reviewed and accepted the obligations under the licenses for the Flagstar Software listed on Schedule F on the Commencement Date, except as noted on Schedule F to the contrary.

b) All Applications Software-ISSC and Systems Software-OEM provided by ISSC in connection with the Services and any Flagstar Software licensed under a Third Party Agreement shall be licensed (and the attendant maintenance arrangements contracted) in Flagstar's name and as licensee with ISSC having the right to access and use such Software in performing the Services, unless ISSC can procure such Software (and/or attendant maintenance arrangement) on a more cost effective basis in its own name. ISSC shall negotiate with the applicable Software vendors to provide for a right to assign or transfer any licenses (and attendant maintenance arrangements) for the Software licensed and contracted in ISSC's name to Flagstar upon termination or expiration of this Agreement, and ISSC shall promptly provide written documentation to Flagstar describing in detail, and attesting to the grant, of such rights by the vendors upon request by Flagstar from time to time, for copies of such documentation.

c) Prior to (1) the addition to the ISSC Software of any software which is not listed in Schedules A or B or (2) any upgrade, enhancement or modification of any ISSC Software listed in Schedules A or B, ISSC shall
        (i) obtain Flagstar's prior written consent for any such actions, (ii) provide Flagstar with information regarding the amount of any fees and other reasonable requirements Flagstar would be required to undertake in order to obtain a license to and maintenance for such ISSC Software upon the expiration or termination of this Agreement, and (iii) use commercially reasonable efforts to obtain a firm commitment from the providers of such ISSC Software to license and provide maintenance for the ISSC Software to Flagstar upon the expiration or termination of this Agreement upon the payment of such fees and satisfaction by Flagstar of such requirements. If Flagstar does not respond to a request for consent from ISSC within fourteen (14) business days of receipt of such request together with the information and confirmation of the actions required of ISSC in this Section 3.9(c), Flagstar shall be deemed to have granted its consent to the actions for which ISSC requested consent. ISSC shall consider and take into account in the negotiation of its licensing arrangements with providers of the ISSC Software, Flagstar's reasonable concerns regarding the terms and conditions of such ISSC Software licenses and make such licenses and related documentation, excluding pricing information, available to Flagstar upon request.

d) ISSC shall not terminate, extend, replace, amend or add licenses for the Software and/or the maintenance arrangements attendant therewith, in Flagstar's name without Flagstar's prior written agreement, provided, however, if Flagstar does not respond to such request for Flagstar's agreement within fourteen (14) business days of its receipt of such request from ISSC, Flagstar shall be deemed to have granted the agreement requested. ISSC may terminate, replace, amend or add licensees for the ISSC Software as it chooses so long as ISSC continues to perform the Services in the manner required by this Agreement; provided, however, ISSC agrees to provide fourteen (14) days written notification to Flagstar prior to each such termination, replacement, amendment or addition and concurrently with such notification, deliver to Flagstar a written report of the impact and ramifications on the Services of ISSC's proposed action. In addition, if such action by ISSC with respect to a license and/or maintenance arrangement for the ISSC Software will have an impact on the Services or the monitoring and/or evaluation of the Services in a manner that in turn will have an impact on the operations or costs of the Flagstar Group or the ability of ISSC or Flagstar to monitor and/or evaluate the performance and delivery of the Services, ISSC will provide or cause to be provided the programs, services, rights and other benefits and resources that are the subject of such licenses to the Flagstar Group on terms no less favorable than the terms of such license and ensure that there shall be no negative impact on the ability of ISSC or Flagstar to monitor and/or evaluate the performance and delivery of the Services. If Flagstar in connection with or resulting from ISSC's termination, replacement, amendment or addition of any license for ISSC Software and/or maintenance arrangement incurs additional expenses or other costs, including but not limited to personnel costs, ISSC shall promptly reimburse Flagstar for such costs.

3.10    SOFTWARE CURRENCY

        The Parties agree to maintain reasonable currency for Maintenance Releases and Versions of Software in the "To Be Systems" environment (and the modules thereof as implemented pursuant to Schedule N), unless Flagstar requests otherwise. For purposes of this Section, "reasonable currency" shall mean that the next Maintenance Release or Version is installed not later than the longer of (a) twelve (12) months after the date the licensor makes such Maintenance Release or Version commercially available, or (b) within one (1) month after the date the licensor makes a subsequent Maintenance Release or Version commercially available which causes Flagstar to be more than one Maintenance Release or Version behind.

        In the event Flagstar requests ISSC to expedite installation of a Maintenance Release or Version or to delay upgrading of specific Software beyond such period or requires operation and maintenance of multiple versions of Software, ISSC shall do so, provided, that if ISSC reasonably determines that it will incur any costs as a result of such requests (e.g., Software support costs due to withdrawal of maintenance by the licensor, multiple version charges, etc.) outside of the scope of the Services, then ISSC will notify Flagstar of the amount of such costs in writing and Flagstar, at its option, will either delay installation of such Maintenance Release or Version or update the Software to the current level (as applicable) or reimburse ISSC for any demonstrable costs. The installation and promotion into production of each Maintenance Release and Version shall be performed in accordance with the Change Management Procedures.

        In addition, Flagstar shall relieve ISSC from any failure to meet a Performance Standard or Minimum Service Level to the extent directly impacted by the delay or acceleration of the next Maintenance Release or Version until such time as the affected Software is brought to "reasonable currency" as defined in this Section 3.10.

3.11    VIRUSES

        Each Party agrees to use diligent efforts to ensure that no viruses or similar items ("Viruses") are coded or introduced into the System and the operating environments used to provide the Services. ISSC will continue to perform the Virus protection procedures in place at Flagstar prior to the Commencement Date with the Affected Employees and As Is Systems resources, and make a good faith effort to review, analyze and implement, if feasible, ISSC's established virus prevention programs and processes. Such effort will be limited to the As Is Systems located in the Data Center. Once the migration from the As Is Systems located in the Data Center to the To Be Systems located in the Data Center is complete, ISSC will engage in and comply with ISSC's then current established virus prevention programs and processes for the To Be Systems located in the Data Center. If a Virus is found to have been introduced into the System and the operating environments used to provide the Services, ISSC shall use commercially reasonable efforts and diligently work to eliminate the effects of the Virus; provided, however, ISSC shall take immediate action if required due to the nature or severity of the Virus' proliferation. The Party that introduced or permitted a Virus shall bear the costs associated with such efforts and the losses caused by such a Virus. If Flagstar introduces or permits the introduction of a Virus, ISSC shall be relieved of the Performance Standards to the extent such Virus impacts ISSC's ability to satisfy such Performance Standards.

3.12    APPLICATIONS SOFTWARE - SUBSTITUTIONS AND ADDITIONS

a) If Flagstar requests a substitution of any Applications Software, Flagstar shall pay the amount by which the periodic license or maintenance fees attributable to the substituted Applications Software exceeds the then-current license or maintenance fees being paid by ISSC attributable to the Applications Software being replaced. If Flagstar deletes any Applications Software from Schedules A or N and does not immediately substitute any other new Applications Software therefor, Flagstar may utilize an amount equal to the then- current applicable license and/or maintenance fees attributable to such deleted Applications Software to offset the fees attributable to any new Applications Software. ISSC will provide Flagstar with the requisite license and/or maintenance fees support documentation to assist Flagstar in evaluating the decision to replace such Applications Software.

b) Flagstar may add Applications Software to, or delete Applications Software from, Schedules A or N. ISSC agrees to promote into or remove from production, use and operate any Applications Software from a Third Party Provider selected by Flagstar, including without limitation, non-IBM brand software selected by Flagstar; provided, however, that any resources (software, hardware, personnel, etc.) required to install, delete and/or operate such added Applications Software that are not otherwise required to provide the Services hereunder, or covered under a current Resource Baseline will be provided as New Services pursuant to Sections 6.6. Flagstar shall be permitted by ISSC to audit, control and approve all new Applications Software prior to its promotion into production, and ISSC shall provide the cooperation, information and access necessary or appropriate to permit Flagstar to perform such functions.


4.      TRANSITION

4.1     TRANSITION PLAN

a) Within thirty (30) days after the Effective Date, ISSC and Flagstar will complete the development and preparation of, and will reach agreement on, the remaining details of the "Transition Plan" set forth in Schedule H, describing (i) the transition from Flagstar to ISSC of the Affected Employees; (ii) the transition of the administration, management, operation under and financial responsibility for the Third Party Agreements from Flagstar to ISSC; and (iii) the transition of the performance of the other functions, responsibilities and tasks currently performed by Flagstar to ISSC which constitute a part of the Services. The Transition Plan shall be implemented and completed over a mutually agreed period as set forth in the Transition Plan starting on the Commencement Date, which period shall in no event extend beyond September 1, 1996, without the prior written agreement of the Parties (the "Transition Period"). Notwithstanding the foregoing in this Section 4.1(a), ISSC's and Flagstar's responsibilities and obligations with respect to the Affected Employees, the Third Party Agreements and the other elements of the Services as set forth in this Agreement shall commence on the dates set forth in this Agreement but in no event later than the Commencement Date.

b) During the Transition Period, Flagstar will cooperate with ISSC in implementing the Transition Plan by providing the personnel (or portions of the time of the personnel) set forth in the Transition Plan ("Transition Personnel") and performing the tasks described for Flagstar in the Transition Plan. During the Transition Period, ISSC will be responsible for the provision of the Services (including within the Services the implementation of the Transition Plan).

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4.2     AFFECTED EMPLOYEES

Flagstar will be eliminating certain of the positions within Flagstar associated with its information management and communications services functions commencing on the Commencement Date and through the end of the Transition Period. ISSC has, with Flagstar's consent, offered employment to each of the individuals listed on Schedule O, in accordance with the employment guidelines set forth on Schedule O (the "Affected Employees"). All costs and expenses incurred by ISSC in connection with the offer to employ and the employment of the Affected Employees shall be the responsibility of ISSC. ISSC will promptly reimburse Flagstar for the amount of salary and benefit costs incurred by Flagstar, if any, with respect to each Affected Employee after the Commencement Date for the period until they receive offers and reject such offers or become ISSC employees.

4.3     RESOURCES AND FACILITIES

a)      To enable ISSC to provide the Services, Flagstar agrees:

        (i) To provide, at no charge to ISSC, the use of the Flagstar Provided Hardware, the Data Center and such additional space as may be reasonably necessary for the performance of that portion of the Services performed with the Flagstar Provided Hardware and the Flagstar Software. This obligation includes the provision of reasonable office space, storage space, analog telephone capability (but excluding long-distance telephone charges, for which Flagstar will be reimbursed by
                  ISSC), office support services (e.g., janitorial and security) office supplies and office furniture as agreed by the Parties. Flagstar shall be responsible for ensuring such Flagstar facilities provide for a safe working environment, including compliance with applicable laws and regulations. ISSC shall fully cooperate with Flagstar to ensure a safe working environment is maintained and shall take no action that will compromise such safety of such working environment or violate such laws and regulations.

        (ii) To provide at the Data Center and related Flagstar facilities provided to ISSC as set forth in Section 4.3(a), all heat, light, power, air conditioning, UPS and such other similar utilities as may reasonably be necessary for ISSC to perform the Services.

        (iii) To provide access to Flagstar parking (if any) facilities for ISSC employees.

The use by ISSC of the Flagstar Data Center and other Flagstar facilities and resources described in this Section 4.3 does not constitute or create a leasehold interest. When the Flagstar Provided Hardware, the Data Center and other facilities and resources provided by Flagstar to ISSC to provide and deliver the Services are no longer deemed necessary to perform the Services, Flagstar's obligations set forth in this Section with respect to each such item of resources shall terminate.

b) Except as provided in Section 4.3(a), ISSC will have the responsibility and obligation to provide all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate for ISSC to provide, perform and deliver the Services as described in this Agreement.

c) In addition to the Affected Employees, ISSC will provide and have on site its Project Executive prior to the Commencement Date and for the duration of the Term, and will timely provide additional trained and qualified personnel as necessary or appropriate to facilitate and ensure the timely and proper definition, provision, performance and delivery of the Services in accordance with this Agreement.

d) Upon twelve (12) months prior written notice to ISSC, Flagstar may move ISSC from the Data Center to an alternate Flagstar facility or terminate the use by ISSC of Flagstar facilities for the location and operation of the Data Center. In either of these events, ISSC and Flagstar shall cooperate in good faith to adjust the fees paid by Flagstar for the Services in a fair and equitable manner in order to reflect any increased costs to ISSC, including, without limitation, costs of relocation, new space fit-up and other increases in costs experienced by ISSC as a result of the relocation, all based on relocation space of a kind and quality comparable to the Data Center. If such change of locations shall interfere with ISSC's ability to perform the Services in accordance with the Performance Standards and Minimum Service Levels, ISSC shall provide to Flagstar a report regarding the impact of such change of location to Flagstar within three (3) months after receipt of such notice from Flagstar. If such change of location shall interfere with ISSC's ability to perform the Services in accordance with the Performance Standards and Minimum Service Levels, ISSC shall be relieved of such performance obligations to the extent caused by such change in location.

e) ISSC will have the right to change the location of the ISSC activities associated with the Services with the prior written consent of Flagstar, which consent shall not be unreasonably withheld. Among the factors Flagstar may consider in determining whether to grant any such consent, Flagstar may consider whether any and all changes in the location of such ISSC activities may result (i) in a reduction of ISSC's ability to perform the Services and the Business and Information Systems Plan; (ii) in any reduced accessibility to ISSC and/or the Services by the Flagstar Group; (iii) in any deterioration of the Services; and (iv) in any additional cost to Flagstar.


5.      SERVICES STAFFING AND MANAGEMENT AND ADMINISTRATION

5.1     PROJECT EXECUTIVES

a) Prior to the Commencement Date, ISSC and Flagstar will each designate a Project Executive to whom all the appointing Party's communications may be addressed and who has the authority to act for the appointing Party and its subcontractors in connection with all aspects of this Agreement.

b) ISSC shall cause the person assigned as the ISSC Project Executive to devote his or her working time and effort in the employ of ISSC primarily to his or her responsibilities for the provision of the Services under this Agreement, subject to ISSC's reasonable holiday, vacation and medical leave policies and subject to occasional, short-term, non-recurring work on other assignments by ISSC related to the Project Executive's areas of expertise. Before the initial or subsequent assignment of an individual to such position, ISSC shall notify Flagstar of the proposed assignment, introduce the individual to appropriate Flagstar representatives, and consistent with ISSC's personnel practices, provide Flagstar with a resume and any other information about the individual reasonably requested by Flagstar. ISSC agrees to discuss with Flagstar any objections Flagstar may have to such assignment and the Parties will resolve such concerns on a mutually agreed basis.

c) ISSC will give Flagstar at least ninety (90) days advance notice of a change of the person appointed as the ISSC Project Executive, will discuss with Flagstar any objections Flagstar may have to such change and the Parties will resolve such concerns on a mutually agreed basis. ISSC shall not reassign or replace any person assigned as the ISSC Project Executive during the first year of his or her assignment to the Flagstar service team, nor shall ISSC assign more than four (4) different individuals to such position during the Term, unless Flagstar consents to such reassignment or replacement, or the ISSC employee voluntarily resigns from ISSC, is terminated by ISSC or is unable to work due to his or her death or disability.

5.2     REPLACEMENT OF PERSONNEL

If Flagstar reasonably and in good faith determines that it is not in Flagstar's best interests for any ISSC or subcontractor employee to be appointed to perform or to continue performing any of the Services, Flagstar shall give ISSC written notice specifying the reasons for its position and requesting that such employee not be appointed or be removed from the ISSC employee group servicing Flagstar and be replaced with another ISSC employee or subcontractor. Promptly after its receipt of such a notice, ISSC shall investigate the matters set forth in the notice, discuss with Flagstar the results of the investigation, and resolve the matter on a mutually agreed basis with Flagstar.

5.3     RETENTION OF EXPERIENCED PERSONNEL

If ISSC fails to meet the Performance Standards or Minimum Service Levels persistently or continuously and if Flagstar reasonably believes such failure is attributable in whole or in part to ISSC's reassignment, movement, or other changes in the human resources allocated by ISSC to the performance and delivery of the Services and/or to the ISSC subcontractors assigned to the Flagstar service team, Flagstar will notify ISSC of such belief. Upon receipt of such notice from Flagstar, ISSC (i) will promptly provide to Flagstar a report setting forth ISSC's position regarding the matters raised by Flagstar in its notice; (ii) will meet with Flagstar to discuss the matters raised by Flagstar in its notice and ISSC's positions with regard to such matters; and (iii) will diligently work to eliminate with respect to the Services any such ISSC human resource practices and/or processes identified and agreed to by the Parties as adversely impacting the performance and delivery of the Services by ISSC.

5.4     EFFICIENT USE OF RESOURCES

ISSC shall take commercially reasonable actions (i) to efficiently administer, manage, operate and use the resources employed by ISSC to provide and perform the Services that are chargeable to Flagstar under this Agreement, and (ii) to diligently and continuously improve the performance and delivery of the Services by ISSC and the elements of the System that are used by ISSC to perform and deliver the Services, including, without limitation, tuning or optimizing the systems used to perform the Services.

5.5     FLAGSTAR APPROVALS AND NOTIFICATION

For those areas  of  the   Services   where   Flagstar   (a)  has   reserved
right-of-approval, consent or agreement, (b) is required to provide notification, and/or (c) is to perform a responsibility set forth in this Agreement, and such approval, consent, notification or performance is delayed or withheld beyond the period provided in this Agreement, Supplement or the Schedules without authorization or right and, such delay or withholding is not caused by ISSC and affects ISSC's ability to provide the Services under this Agreement, Flagstar will relieve ISSC of the responsibility for meeting the Minimum Service Levels for that portion of the Services to the extent, but only to the extent, directly affected by such delay or withholding and only during the period such approval, consent, notification or performance is delayed or withheld beyond the period provided in this Agreement, Supplement or the Schedules. Flagstar will reimburse ISSC in accordance with this Agreement for additional resources, if any, incurred during such period as a direct result thereof. If not specified otherwise in this Agreement, the period for such approval or notification shall be ten (10) business days unless another time period is otherwise agreed by the Parties.


6.      CHARGES AND PAYMENTS

6.1     DISBURSEMENTS

Beginning on the Commencement Date, ISSC will pay the Third Party Providers under the Third Party Agreements for the provision of the software, products and services under such Third Party Agreements, including without limitation, the Third Party Providers of Machines and Software, except as specifically set forth in Schedule F as the responsibility of Flagstar. In addition, ISSC will reimburse Flagstar in a timely manner for Flagstar's payments to such Third Party Providers under the Third Party Agreements for which ISSC has financial responsibility for amounts allocable to periods on and after the Commencement Date or the date specified in Schedule F, as

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applicable.  Flagstar  will  promptly  reimburse  ISSC for all payments to Third
Party Providers made by ISSC for which Flagstar has financial responsibility if such payments are allocable to the periods prior to the Commencement Date or the date specified in Schedule F, as applicable, and are not otherwise the responsibility of ISSC under this Agreement.

6.2     ANNUAL SERVICE CHARGE

For each Contract Year during the Term, Flagstar agrees to pay the Annual Service Charge as specified in the Supplement and Schedule J, together with the other amounts as described in this Section 6 and Schedule J.

6.3     ADDITIONAL CHARGES

Beginning at the end of the initial month following the Transition Period and at the end of each month thereafter, Flagstar and ISSC will review the quantity of Resource Units utilized by Flagstar during the preceding month and calculate applicable net Additional Resource Charges (ARCs) for such month in accordance with Schedule J. Flagstar will pay the amount of the result of such calculation and netting in accordance with Section 7.4.

6.4     COST OF LIVING ADJUSTMENT

Beginning in the first January after the Commencement Date, Flagstar will pay ISSC a Cost of Living Adjustment ("COLA"), in accordance with Section 7.2 and Schedule J.

6.5     TAXES

a) The Annual Service Charges paid by Flagstar are inclusive of applicable sales, use, excise, personal property or other similar taxes attributable to the period on or after the Commencement Date based upon or measured by (i) ISSC's cost in acquiring or providing equipment, materials, supplies or third party services furnished to or used by ISSC in performing the Services, (ii) the value or cost of the ISSC Machines and ISSC Software; and (iii) all taxes payable by ISSC with respect to its revenues, income and profit; provided, however, Flagstar will be responsible for paying all personal property or use taxes due on or with respect to Flagstar-Provided Hardware and Flagstar Software. Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property.

b) The Parties agree to reasonably cooperate with each other in good faith to more accurately determine each Party's tax liability and to minimize such liability to the extent legally permissible. Each Party shall provide and make available to the other any resale certificates, and other exemption certificates or information reasonably requested by either Party. The Parties will also work together to segregate the Annual Service Charges and other charges, reimbursements and amounts payable hereunder, into separate payment streams for Services and components of the Services that are taxable, nontaxable, for which a sales, use or similar tax has already been paid by ISSC, and for which ISSC functions merely as a paying agent for Flagstar in receiving goods, supplies or services (including licensing arrangements) that otherwise are nontaxable or have previously been subjected to tax.

c) Notwithstanding any other provision of this Agreement, if a services tax is assessed on ISSC's provision of the Services (or any New Services) to Flagstar or on ISSC's charges to Flagstar under this Agreement, Flagstar will be responsible for and pay the amount of any such tax.

6.6     NEW SERVICES

a) If Flagstar requests ISSC to perform an additional function, responsibility or task that requires resources for which there is no current Resource Baseline or charging methodology (i.e. such function, responsibility or task is not included in the Annual Service Charge or is not charged separately under another methodology other than this New Services provision), such additional function, responsibility or task will be considered a "New Service."

b) If Flagstar's request for a New Service includes a request for ISSC to correspondingly reduce or eliminate one or more existing elements of the Services then being provided hereunder, ISSC shall determine the resources and expenses related to the element or elements of the Services being reduced or eliminated and to the services being added. Prior to performing such New Services, ISSC will provide a written quote to Flagstar setting forth the net increase or decrease in the Annual Service Charge and/or other charging methodologies, and if applicable, increases and decreases in resource baselines and additional resource baselines, if any, that will be attributable to such New Services, and concurrently deliver to Flagstar as a part of such quote a detailed description of and proposal for the New Services together with a report regarding the ramifications and impacts of such New Services on the Services. All changes in the Annual Service Charge and other charging methodologies will be based upon the required proportional increase in System and other resources applicable to the New Services relative to the Annual Service Charge and existing other charging methodologies. Upon receipt of such quote and other documentation, Flagstar may then elect to have ISSC perform the New Services, and the Annual Service Charge and, if applicable, other charging methodologies and Resource Baselines will be established and/or adjusted to reflect such New Services. Notwithstanding the foregoing, nothing herein shall be interpreted as obligating Flagstar to obtain New Services from ISSC.

c) The Parties acknowledge that changes during the Term in functions, responsibilities and tasks that are within the scope of the Services will not be deemed to be New Services, if such functions, responsibilities and tasks evolved or were supplemented and enhanced during the Term by ISSC in its sole discretion or pursuant to the provisions of this Agreement.

d) If the Parties cannot agree either that a function, responsibility or task falls within the definition of a New Service, ISSC shall nevertheless perform the disputed function, responsibility or task if requested by Flagstar. The determination of whether any function, responsibility or task is a New Service to be paid by Flagstar will be determined pursuant to the dispute resolution provisions in Section 15. Flagstar shall pay fifty percent (50%) of any charges for the disputed function, responsibility or task under this Section 6.6 to ISSC and fifty percent (50%) of any charges for the disputed function, responsibility or task under this Section 6.6 in accordance with Section 7.6, pending a resolution of the dispute in accordance with Section 15. Any payment to Flagstar of any such disputed charge paid by Flagstar to ISSC and into escrow pursuant to this Section 6.6(d) after resolution of the applicable dispute, shall be paid first from the amount in escrow with respect to such dispute and then by ISSC. All amounts paid by ISSC to Flagstar shall be paid promptly upon resolution of the disputed charge together with interest at the rate of two percent (2%) per month from the date of payment by Flagstar to ISSC through the date of payment by ISSC to Flagstar.

6.7     [RESERVED]


6.8     AFFILIATES

If Flagstar acquires any additional Affiliates or other operations or assets during the Term and desires that ISSC provide the Services for such Affiliates or other operations or assets, ISSC will provide such Affiliates or other operations or assets with Services in accordance with this Agreement, subject to additional charges if acceptance of such responsibilities would require New Services as described in Section 6.6.

6.9     REDUCTION OF FLAGSTAR REQUIREMENTS

a) During the Term, if Flagstar experiences significant changes in the scope or nature of the Flagstar Business, which have or are reasonably expected to have the effect of causing sustained decreases in the amount of any ISSC resources used in providing the Services (including, without limitation, sustained decreases in the amount of ISSC resources used in providing the Services due to and during the Services Transfer Assistance period described in Section 10.8), such changes shall be governed by this Section 6.9; provided, however, decreases in resources required in the following circumstances shall not qualify under this
        Section 6.9: (i) decreases in resources required due to Flagstar performing such Services (excluding a change in the technology platform used by Flagstar to perform such Services and decreases during the Services Transfer Assistance Period); and (ii) decreases in resources required due to Flagstar transferring the provision of such Services to another vendor (excluding a change in the technology platform used by Flagstar to perform such Services unless ISSC offers such technology platforms and decreases during the Services Transfer Assistance Period).

b) Flagstar will notify ISSC of any event or discrete set of events which Flagstar concludes qualifies under this Section 6.9. ISSC will promptly identify the changes and the ISSC resource disposition and asset reallocation schedule that will need to be implemented in order to accommodate the decrease of resource requirements for the significant change in a cost-effective manner without disruption to Flagstar's ongoing operations. The disposition schedule and cost savings that will result therefrom will be promptly submitted to Flagstar for review and acceptance. Upon acceptance by Flagstar, ISSC will make the applicable adjustments to the Annual Service Charge and the Resource Baselines in accordance with such disposition schedule to reflect the foregoing in accordance with Section 16.2 and distribute an amended Supplement and Schedule J to Flagstar for acceptance.

c) In order to comply with its audit, reporting and planning requirements and all laws and regulations applicable to the Flagstar Group, Flagstar may, at its option and expense, employ an accredited and mutually agreed upon independent auditor to verify that ISSC's methodology and cost and expense elements for calculating the savings referenced in this Section
        6.9  is  accurate  and  conforms  to   generally   accepted   accounting
        principles. ISSC will cooperate with such auditor and make such information and records available to the auditor as the auditor may request in order to effect the purpose of this Section 6.9(c); provided, however, the independent auditor shall not disclose any of ISSC's proprietary cost information elements to Flagstar.

6.10    [RESERVED]

6.11    SERVICE CREDITS

If ISSC fails to provide the Services in accordance with the Minimum Service Levels, ISSC shall incur the charges set forth in Schedule E (each, a "Service Credit"; collectively, the "Service Credits") against the amounts owed to ISSC for the second month following the month in which the Service Credits were incurred. Service Credits are deemed by the Parties to be a fair estimate of the damages that the Flagstar Group will incur for each event for which a Service Credit is granted in this Agreement, that the actual damages incurred by the Flagstar Group in each such event would be difficult and costly to determine, and that the Service Credits are liquidated damages awarded in lieu of actual damages incurred by the Flagstar Group. The Parties agree that the Service Credits are not penalties and are the sole and exclusive remedy of Flagstar with respect to the incident or event with respect to which such Service Credits are paid or credited by ISSC to Flagstar subject to and as limited by the provisions of Sections 10 and 11.

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6.12    ISSC STANDARD RETAIL SERVICES

If during the Term, ISSC shall offer an "ISSC Standard Retail Services" that would satisfy a portion or all of the information management and communications systems requirements of the Flagstar Group, ISSC will extend to Flagstar a proposal to migrate and convert to such service upon the standard terms and conditions and for the standard pricing that will be offered by ISSC to other existing and potential ISSC customers and Flagstar may, at its election, accept or reject such opportunity.

Notwithstanding the foregoing, if Flagstar accepts such offer and migrates to the ISSC Standard Retail Services, ISSC shall adjust the Annual Services Charge and applicable Baseline resources to reflect the charges for the ISSC Standard Retail Services. ISSC will migrate and convert Flagstar to the ISSC Standard Retail Services at a charge that will be the actual, direct, verified cost of ISSC to transition and convert Flagstar to the ISSC Standard Retail Services.


6.13    MOST FAVORED CUSTOMER

In the event that ISSC offers revenue based discounts, or discounts based on an aggregation of products and services, or offers better pricing on an aggregation or any single product or service, to any ISSC customer that is purchasing a similar mix of services as that purchased by Flagstar hereunder as or as part of the Services or as a New Service, and such ISSC customer is purchasing similar or lesser volumes of services than Flagstar and using similar systems as provided by ISSC to Flagstar, ISSC will promptly notify Flagstar of such facts and offer such discounts and pricing to Flagstar for the products and services Flagstar acquired or proposes to acquire from ISSC, on substantially similar terms and conditions extended to such ISSC customer, effective as of the date such discounts and pricing were extended to such ISSC customer.

7.      INVOICING AND PAYMENT

7.1     ANNUAL SERVICE CHARGE INVOICES

On a monthly basis ISSC will invoice Flagstar the proportional amount of the Annual Service Charge for that month in advance, as specified in Schedule J. The invoice will separately state applicable taxes owed by Flagstar by tax jurisdiction.

7.2     COST OF LIVING ADJUSTMENT

ISSC will charge Flagstar a COLA adjustment in accordance with the procedures set forth in Schedule J beginning in the first January after the Commencement Date if actual cumulative inflation exceeds the Protection Index.

7.3     OTHER CHARGES

Any amount due under this Agreement including amounts described in Sections 7.1 and 7.2 shall be payable as described in Section 7.4. No invoice for any such amount shall be delivered to Flagstar until after the Services which are the subject of such invoice, have been provided to Flagstar; provided, however, any Services that are expressly stated as prepaid or paid in advance in this Agreement, shall be excluded from the limitation of this sentence to the extent, but only to the extent, expressly set forth in this Agreement.

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7.4     INVOICE PAYMENT

a) At its election, Flagstar will pay each invoice either by wire funds transfer or other electronic means acceptable to ISSC to an account specified by ISSC or by bank check within the calendar month in which such invoice is received by Flagstar, provided Flagstar receives the invoice on or before the tenth (10th) day of the month; otherwise such payment shall be made within thirty (30) days after the date of Flagstar's receipt of the invoice. In the event that any invoice payment is not received by ISSC within ten (10) business days following the date specified for such payment herein, a late payment fee of two percent (2%) per month, or the maximum amount permissible by law, whichever is less, of the unpaid, late invoice payment will be due and payable by Flagstar to ISSC from the date such payment became overdue through the date of payment to ISSC.

b) In the event that on two (2) occasions in any twelve (12) calendar months of the first five (5) years of the Term, Flagstar fails to timely pay any invoice issued by ISSC to Flagstar within ten (10) business days of the payment date for such invoices as specified in Sections 7.1 and
        7.2 hereof, Flagstar shall following the second such occurrence pay to ISSC an amount equal to the Annual Service Charge for the one (1) month immediately following such second occurrence as an advance payment of the Annual Service Charge. ISSC shall hold such amount in escrow. If Flagstar shall timely pay to ISSC all invoices issued to Flagstar pursuant to Sections 7.1 and 7.2 for a period of six (6) consecutive months thereafter, ISSC shall pay to Flagstar the amount of such escrow. This Section 7.4(b) shall not be applicable to nonpayment or late payment of disputed charges and credits described in Section 7.6.


7.5     PRORATION

All periodic charges under this Agreement are to be computed on a calendar month basis, and will be prorated for any partial month, unless specifically stated otherwise in this Agreement.

7.6     DISPUTED CHARGES/CREDITS

In the event Flagstar disputes the accuracy or applicability of a charge or credit (i.e., Annual Service Charge, ARC, COLA, Service Credits, pass-through billings, etc.), Flagstar shall notify ISSC of such dispute as soon as practicable after the discrepancy has been discovered. The Parties will investigate and resolve the dispute using the dispute resolution processes provided under Section 15 of this Agreement. Any undisputed amounts contained in an invoice containing a disputed charge, will be paid by Flagstar and any undisputed credit amounts will be promptly credited by ISSC. Flagstar, in the case of a disputed charge, or ISSC, in the case of a disputed credit, shall place the disputed amount in an escrow account until such dispute is resolved. Upon resolution of the dispute, the Parties shall be paid any interest having accrued on the disputed amounts held in escrow in connection with such dispute in proportion to the amount received by each Party with respect to such dispute, and the Parties shall each pay a portion of the escrow fees attributable to the disputed amount in an inverse proportion to the percentage of the disputed amount paid to each Party. Unpaid monies that are in dispute and placed in escrow will not be considered a basis for monetary default under this Agreement.

7.7     OTHER CREDITS

Except as otherwise set forth in this Agreement, with respect to any amount to be paid or reimbursed to Flagstar by ISSC at the time any such amount is due and payable to Flagstar, ISSC may pay that amount to Flagstar by applying a credit for the month such amount is due and payable against the charges otherwise payable to ISSC hereunder, at ISSC's option. Notwithstanding the foregoing, if the amount to be so paid or reimbursed by ISSC in any specific month, exceeds the charges to Flagstar for such month, ISSC shall promptly pay any difference to Flagstar by check or wire transfer during such month. If ISSC fails to pay any amount due and payable to Flagstar or fails to apply a credit during the month such amount is due and payable, ISSC shall pay or credit such amount

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together with interest  thereon payable at a rate of two percent (2%) per month, or the maximum amount permissible by law, whichever is less, of the unpaid, late monies will be due and payable by ISSC to Flagstar from the date such monies became due to Flagstar through the date of payment or credit to Flagstar.


8.      INTELLECTUAL PROPERTY RIGHTS

ISSC, Flagstar and their subcontractors may develop, create, modify or personalize (collectively, "Develop") certain computer programming code, including source and object code ("Code") and documentation in order to perform the Services.

8.1     OWNERSHIP OF MATERIALS

With respect to any Materials whether Developed solely by ISSC or its subcontractors, or jointly by the Flagstar Group personnel and ISSC or its subcontractors, ownership will be as follows:

a) Flagstar Derivative Code and Flagstar Works shall be owned by Flagstar or another member of the Flagstar Group, as applicable. During the Term, ISSC shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, operate, distribute, modify, develop, personalize and create Derivative Works from such Materials internally, and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services.

b) ISSC Derivative Code, ISSC Code, ISSC Works, and Flagstar Code and ISSC Interfaces, shall be owned by ISSC. During the Term, the Flagstar Group shall have an irrevocable, nonexclusive, worldwide, paid-up license to use in the Flagstar Business, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from, such Materials internally, and the right to sublicense third parties to do any of the foregoing for the Flagstar Group.

c) With respect to any Materials whether or not Developed under this Agreement, which are or have been Developed solely by the Flagstar Group personnel, such Materials shall be owned by Flagstar. At Flagstar's sole option ISSC shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from such Materials internally and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services during the Term.

d) Any ownership or license rights herein granted to either Party or another member of the Flagstar Group or any other Authorized Users are limited by and subject to any patents and copyrights held by, and terms and conditions of any license agreements with, applicable Third Party Providers.

e) To the extent that by operation of law, any of the Materials may not be owned by ISSC or the Flagstar Group to which ownership has been allocated under this Section 8, each Party agrees to promptly assign, or cause to be assigned, and take such actions and execute and deliver such documents as shall be necessary or appropriate to effect such assignment without further consideration. Each Party hereby assigns, without further consideration, the ownership of all right, title and interest in all U.S. and foreign copyrights, mask work rights (if any) and patents in the Materials to the other Party as set forth in this Section 8.
        Such assignee shall have the right to obtain and hold in its own name or transfer patents and copyrights, applications, registrations, renewals and all other rights relating or pertinent thereto.

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8.2     OBLIGATIONS REGARDING MATERIALS

a) The Parties agree to reproduce copyright legends which appear on any portion of the Materials which may be owned by the Parties and any and all third parties.

b) Except as set forth in Section 9, this Agreement shall not preclude either Party from Developing materials or providing services which are competitive to the Materials or Services which might be delivered pursuant to this Agreement, except to the extent any of same may infringe any of the other Party's patent rights, copyrights or mask work rights.

c) Neither this Agreement nor any disclosure made hereunder grants any license to either Party under any patents or copyrights, mask work rights of the other Party, except for the licenses expressly granted under this Section 8.


9.      CONFIDENTIALITY/DATA SECURITY

9.1     CONFIDENTIAL INFORMATION

ISSC and Flagstar each acknowledge that the other Party possesses and will continue to possess information, which has commercial value in its business and is not in the public domain, that has been created, discovered, developed by it or provided to it by a third party, and in which property rights have been assigned or otherwise conveyed to it. "Confidential Information" means any and all proprietary business information of the disclosing Party treated as secret by the disclosing party (that is, it is the subject of efforts by the disclosing Party or its Affiliates that are reasonable under the circumstances to maintain its secrecy) that does not constitute a Trade Secret (defined below), including, without limitation, any and all proprietary information of such Party of which the receiving Party becomes aware as a result of its access to and presence at the other Party's facilities. "Trade Secrets" mean information related to the services or business of the disclosing Party or its Affiliates which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party or its Affiliates that are reasonable under the circumstances to maintain its secrecy, including without limitation (1) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (2) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (3) otherwise, treating such information as confidential or secret. Assuming the criteria in sections (a) and (b) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs, programs, financial plans, product plans, and lists of actual or potential customers and suppliers. "Company Information" means collectively the Confidential Information and Trade Secrets. Company Information also includes information which has been disclosed to either Party by a third party which such Party is obligated to treat as confidential or secret.

9.2     OBLIGATIONS

a) Flagstar and ISSC will each refrain from disclosing, will hold as confidential and will use the same level of care to prevent disclosing to third parties, the Company Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care. Notwithstanding the foregoing, the Parties may disclose Company Information to authorized subcontractors involved in providing and using the Services under this Agreement where: (i) such disclosure is necessary to permit the subcontractor to perform its duties hereunder or use the Services; (ii) the subcontractor agrees in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this Section 9 and under which the disclosing Party

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        is a third party  beneficiary for all purposes;  and (iii) the receiving
        Party assumes full responsibility for the acts or omissions of its subcontractor, no less than if the acts or omissions were those of the receiving Party.

b) Neither Flagstar nor ISSC shall use the Company Information of the other Party except in the case of ISSC and its subcontractors, in connection with the performance of the Services, and as otherwise specifically permitted in this Agreement, and in the case of Flagstar as specifically permitted in this Agreement and in connection with the use of the Services. ISSC shall be responsible to ensure that its subcontractors comply with this Section 9.2(b) and Flagstar shall be responsible to ensure that its subcontractors and contractors comply with this Section 9.2(b).

c) Without limiting the generality of the foregoing, neither Party will publicly disclose the terms of this Agreement, except to the extent permitted by Sections 9.3 and 14.1 without the prior written consent of the other. Furthermore, neither ISSC nor Flagstar will make any use of the Company Information of the other Party except as contemplated by this Agreement; acquire any right in or assert any lien against the other Party's Company Information except as contemplated by this Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

d) Notwithstanding any other provision of the Agreement, neither Party will be restricted in using, in the development, manufacturing and marketing of its products and services and in its operations, any data processing, system operations, applications development or network management ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other Party's Company Information (without reference to any physical or electronic embodiment of such information), unless such use shall infringe any of such Party's patent rights, copyrights or mask works rights.

9.3     EXCLUSIONS

Notwithstanding the foregoing, this Section 9 will not apply to any information which ISSC or Flagstar can demonstrate was: (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving Party; (c) without a breach of duty owed to the disclosing Party, is in the possession of the receiving Party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing Party, did disclose such information to it; or (e) independently developed by the receiving Party without reference to Company
Information of the disclosing Party. Further, either Party may disclose the other Party's Company Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Company Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the discloser's cost and expense. It is understood that the receipt of Company Information under this Agreement will not limit or restrict assignment or reassignment of employees of ISSC and Flagstar within or between the respective Parties and their Affiliates.

9.4     LOSS OF COMPANY INFORMATION

The receiving Party will immediately notify the disclosing Party, orally or in writing in the event of any disclosure, loss, or use in violation of this Agreement of a disclosing Party's Company Information known to the receiving Party.

9.5     LIMITATION

The covenants of confidentiality set forth herein (a) will apply after the Effective Date to any Company Information disclosed to the receiving Party before and after the Effective Date and (b) will continue and must be maintained from the Effective Date through the termination of the relationship between the Parties and (i) with respect to Trade

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Secrets,  for a period  of five (5)  years  after  termination  of the  Parties'
relationship under this Agreement; and (ii) with respect to Confidential Information for a period equal to the shorter of two (2) years after termination of the Parties' relationship under this Agreement, or until such Confidential Information no longer qualifies as confidential under applicable law. ISSC will not be responsible for the security of data during transmission via public communications facilities, except to the extent that such breach of security is caused by the failure of ISSC to perform its obligations under this Agreement, or the negligent acts or omissions of ISSC, its subcontractors or Affiliates.

9.6     DATA

All of Flagstar's Company Information (including, without limitation, Flagstar Group data and related reports regarding the Flagstar Group, the Flagstar Business and the Services) are the exclusive property of Flagstar and the furnishing of such information, data and reports to, or access to such items by, ISSC will not grant any express or implied license to ISSC relating to such information, data and reports except as required to perform the Services pursuant to this Agreement. Upon request by Flagstar at any time and without regard to the default status of the Parties under this Agreement, ISSC shall promptly deliver to Flagstar Flagstar's Company Information (including without limitation Authorized User Data and related reports regarding the Flagstar Group, the Flagstar Business and the Services) in electronic (tape) format and in such hard copy as existing on the date of the request by Flagstar.


10.     TERM AND TERMINATION

10.1    TERM

The term of this Agreement will begin as of 12:01 a.m. on the Effective Date and will end as of 12:00 midnight on February 21, 2006, (the "Term"), unless earlier terminated or extended in accordance with this Agreement.

10.2    RENEWAL AND EXPIRATION

ISSC shall notify Flagstar in writing, whether it desires to renew this Agreement and of the proposed prices and terms to govern such renewal not less than twenty-four (24) calendar months prior to the expiration of the Term. If ISSC notifies Flagstar that it desires to renew this Agreement, Flagstar agrees to inform ISSC in writing whether it desires to renew not less than fourteen
(14) calendar months prior to the expiration of the Term. If Flagstar notifies ISSC that it desires to renew the Agreement, but the Parties are unable to agree upon renewal prices, terms and conditions as of six (6) months prior to the expiration of the Term, this Agreement will be extended for one (1) year at the then-current prices, terms and conditions. If the Parties are unable to reach agreement on renewal during such extension period, this Agreement will expire at the end of such extension period.

10.3    TERMINATION BY FLAGSTAR

Flagstar may terminate this Agreement for the following reasons:

a)      A material breach of this Agreement by ISSC that remains uncured for ten
        (10) days after receipt of written notice thereof; provided, however, if a material breach of this Agreement by ISSC occurs that cannot be cured by ISSC in such ten (10) day period but ISSC submits a written plan to Flagstar within such period to cure such breach after the ten (10) day period (but in no event more than thirty (30) days after such notice of breach) and the plan (including the timing of the cure set forth in the plan) is accepted by Flagstar in writing, the cure period for such breach shall be extended to the date set forth in the plan; or

b) As determined by Flagstar, there exists a series of non-material or persistent breaches by ISSC that in the aggregate have a significant adverse impact on the Services support of the administrative, management,

                                                                 Page 32 of 52


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        planning, financial reporting or operations functions of the Flagstar
        Group or on the management of the Services; or

c) After December 31, 1998, for convenience upon one hundred eighty (180) days prior notice by Flagstar to ISSC; or

d) After December 31, 1996, upon a Change of Control of ISSC or Flagstar with one hundred eighty (180) days notice given within ninety (90) days after the later to occur of (i) the effective date of the Change of Control, or (ii) the date on which the affected Party gives the other Party written notice of the effective date of the Change of Control; or

e) ISSC becomes insolvent or is unable to pay its debts or enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or any other country or transfers all or substantially all of its assets to another person or entity other than an Affiliate of International Business Machines Corporation; or

f) ISSC incurs Direct Damages to Flagstar in excess of the ISSC Direct Damages Cap set forth in Section 11.1 (a) Per Event ISSC Direct Damages Cap, under the circumstances and resulting from the events described in
        Section 11.1(a) Per Event ISSC Direct Damages Cap.

10.4    TERMINATION BY ISSC

ISSC may terminate this Agreement for a material default by Flagstar that remains uncured for a period of thirty (30) days after written notice thereof to Flagstar from ISSC.

10.5    TERMINATION CHARGES

a) In the event of a termination by Flagstar pursuant to Sections 10.3(c) Convenience or (d) Change of Control and notwithstanding any other provision of this Agreement except Section 10.5(c), Flagstar shall only be responsible for the following payment obligations (i) all fees due and payable through the termination date, (ii) the Termination Charge, and (iii) the Wind-Down Expenses. However, in the event of a termination by Flagstar pursuant to Sections 10.3(a) Cause or (b) Persistent Failure or (e) Bankruptcy or (f) Per Event ISSC Direct Damages Cap and notwithstanding any other provision of this Agreement except Section 10.5(c), Flagstar shall only be responsible for the payment obligations described in Section 10.5(a)(i) above, but not for the amounts set forth in Sections 10.5(a)(ii) and (iii) above. Moreover, in the instances of a termination by Flagstar pursuant to Sections 10.3(a) Cause or (e) Bankruptcy, Flagstar may recover damages from ISSC for the defaults and breaches by ISSC giving rise to the termination, except as set forth in
        Section 10.5(c). In the instance of a termination by Flagstar pursuant to Section 10.3(f) Per Event ISSC Direct Damages Cap, Flagstar may only recover the damages from ISSC for the defaults and breaches by ISSC giving rise to the termination up to the full amount of the twenty-four
        (24) months of charges to Flagstar by ISSC for the Services as described and listed in Section 11.1(a), except as set forth in Section 10.5(c). Finally, in the instance of a termination by Flagstar pursuant to
        Section 10.3(b) Persistent Failure, Flagstar may not recover any damages from ISSC for the defaults and breaches by ISSC giving rise to the termination, except as set forth in Section 10.5(c).

b) In the event of a termination by ISSC under Section 10.4 Cause and notwithstanding any other provision of this Agreement except Section 10.5(c), (i) if such termination is effective at any time while Flagstar is not permitted to terminate for Convenience under Section 10.3(c) or Change of Control under Section 10.3(d), ISSC may recover only the amount of its projected profits for the period between the effective date of such termination and the first date on which a termination for Convenience or Change of Control, as applicable,

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



        by Flagstar could be effective under Sections 10.3(c) or (d), as applicable, plus the amounts payable by Flagstar to ISSC in Section 10.5 for a termination by Flagstar pursuant to Section 10.3(c) Convenience or
        Section 10.3(d) Change of Control, as applicable, on such date, and (ii) if such termination is effective at any time during the Term other than as described in item (i) above, ISSC may recover only the amounts payable by Flagstar to ISSC in Section 10.5 for a termination by Flagstar pursuant to Section 10.3(c) Convenience.

c)      The limitations on damages and recoveries set forth in Sections 10.3 and
        10.4 shall be effective in all instances except such limitations shall not apply to the following: (i) monetary damages and recoveries covered under the Parties' respective indemnification obligations pursuant to
        Section 11; and monetary damages and recoveries arising out of or resulting from breaches of the confidentiality provisions of Section 9.

10.6    TERMINATION PRORATION

Any Termination Charge will be prorated according to the following formula:

[((A-B) / 12 months) x C] + B = Prorated Termination charge.

where:

A       =         the Termination Charge specified in the Supplement for the year in which termination is effective;

B       =         the Termination Charge specified in the Supplement for the year after the year in which termination is effective; and

C       =         the  number of months  remaining  during  the year in which termination  is effective.

10.7    EXTENSION OF SERVICES

Flagstar may request and ISSC will once extend the expiration or earlier termination date of the provision of Services and the Term for up to one (1) year ("Extension Period") upon not less than sixty (60) days prior written notice before the scheduled termination or expiration of this Agreement. However, in the event of a material breach by Flagstar either prior to or after the start of the Extension Period, ISSC will extend the provision of Services as described in this Section 10.7, only if Flagstar prepays the Annual Service Charges and a reasonable projection of other charges due under this Agreement for the entire period Flagstar requests such extension.

10.8    SERVICES TRANSFER ASSISTANCE

a) It is the intent of the Parties that ISSC will cooperate with the Flagstar Group to assist in the orderly transfer of the services, functions, responsibilities, tasks and operations provided by ISSC hereunder to Flagstar itself or another services provider in connection with the expiration or earlier termination of this Agreement. Upon Flagstar's request ISSC shall provide transfer assistance in connection with migrating the work of the Flagstar Group to Flagstar itself or another services provider ("Services Transfer Assistance") commencing up to one (1) year prior to expiration or upon any notice of termination, or of non-renewal of this Agreement. In the event Flagstar shall fail to pay any amounts when due and payable under this Agreement with or without an attendant termination for cause by ISSC, ISSC shall not be required to provide Services Transfer Assistance unless Flagstar prepays the Annual Service Charge, if any, and a reasonable projection of other charges due under this Agreement for the entire period Flagstar requests Services Transfer Assistance. In no event will Flagstar's escrow of monies pursuant to Section 7.6 be considered a failure by Flagstar to pay amounts due and payable hereunder. Further, ISSC shall provide the Services Transfer

        Assistance in accordance with this Section 10.8 even in the event of Flagstar's material breach (other than a payment default) with or without an attendant termination for cause by ISSC, if Flagstar prepays a reasonable projection of the other charges due under this Agreement (other than the Annual Services Charge which shall be paid monthly as provided in the Supplement) for the Services Transfer Assistance for the entire period Flagstar desires ISSC to provide such services to the Flagstar Group or its designees. Services Transfer Assistance shall be provided through the effective date of the expiration or termination of the Services, and upon request by Flagstar, the effective date of such expiration or termination shall be extended for up to one (1) year thereafter pursuant to the terms and conditions of this Agreement and such period shall be considered an extension of the Term. Services Transfer Assistance shall include, but not be limited to, providing the Flagstar Group and their respective agents, contractors and consultants, as necessary, with services described in Schedule S.

b) If any Services Transfer Assistance provided by ISSC requires the utilization of additional resources that ISSC would not otherwise use in the performance of this Agreement but for which there is a current Resource Baseline, Flagstar will pay ISSC for such usage at the then-current Agreement charges and in the manner set forth in this Agreement. If the Services Transfer Assistance requires ISSC to incur costs that ISSC would not otherwise incur in the performance of the Services under this Agreement, then ISSC shall notify Flagstar of the identity and scope of the activities requiring that ISSC incur such costs and the projected amount of the costs that will be passed through to Flagstar for the performance of such assistance. Upon Flagstar's authorization, ISSC shall perform the assistance and invoice Flagstar for such costs. Within thirty (30) business days after the date of the invoice, Flagstar shall pay ISSC for authorized, additional costs incurred to provide such assistance to Flagstar.

c) If Flagstar exercises its option to prepay the Annual Service Charges and other costs reasonably projected by ISSC for Services Transfer Assistance and it is determined that such prepayment is in excess of the actual costs associated with the Services Transfer Assistance, then ISSC shall apply such overpayment to monies otherwise due ISSC or, if no monies are due ISSC, promptly refund such overpayment to Flagstar at the end of such Services Transfer Assistance. Conversely, if the amount prepaid by Flagstar to ISSC for Services Transfer Assistance does not fully reimburse ISSC for the actual Annual Service Charges due and costs incurred by ISSC and chargeable to Flagstar hereunder for the provision of Services Transfer Assistance to Flagstar, then ISSC shall invoice Flagstar and Flagstar shall promptly pay ISSC for such additional amounts as incurred and invoiced to Flagstar.

10.9    OTHER RIGHTS UPON TERMINATION

At the expiration or earlier termination of this Agreement for any reason, however described, ISSC agrees:

a) Upon Flagstar's request, ISSC agrees to sell to Flagstar or its designee for the depreciated value thereof as carried on the books of ISSC, the ISSC Machines owned by ISSC then currently being used by ISSC on a dedicated basis to perform the Services. The ISSC machines will be expensed or fully depreciated by ISSC in accordance with either its standard financial reporting practices or its standard tax accounting practices for such assets, whichever is shorter, but in no event shall such period exceed five (5) years. In the case of dedicated ISSC Machines that ISSC is leasing, ISSC agrees to permit Flagstar or its designee to either buy-out the lease on the ISSC Machines and purchase the ISSC Machines from the lessor or assume the lease(s) and secure the release of ISSC thereon. Flagstar shall be responsible for any sales, use or similar taxes associated with such purchase of such ISSC Machines or the assumption of such leases. Notwithstanding the foregoing or any other provision of this Agreement (including without limitation Sections 10 and 11), if Flagstar terminates this Agreement pursuant to Sections 10.3(a) Cause or 10.3(f) Per Event ISSC Direct Damages Cap, ISSC will promptly transfer good and marketable title to all of the ISSC Machines to Flagstar free and clear of all liens and security interests, however described, for and in consideration of the payment by Flagstar to ISSC of one dollar ($1.00).

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




b) ISSC will grant to Flagstar and its Affiliates an irrevocable, nonexclusive, worldwide, perpetual, paid-up source and object code license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop and personalize, and create Derivative Works from, the ISSC Derivative Code, ISSC Code, ISSC Works, Flagstar Code and ISSC Interfaces as a part of and in connection with the Flagstar
        Business, and the right to sublicense third parties to do any of the foregoing for the Flagstar Group; provided, however, ISSC shall not be required to grant to Flagstar a source code license for commercially available software programs owned and marketed generally by IBM or its affiliates.

c) ISSC will provide to the Flagstar Group a source code and object code license for ISSC Software proprietary to ISSC and not otherwise owned by or licensed to Flagstar in accordance with Section 10.9(b) and not generally commercially available, with rights that are the same as those granted to Flagstar and its Affiliates in Section 10.9(b) for use by the Flagstar Group as a part of and in connection with the Flagstar Business, upon terms and prices to be mutually agreed upon by the Parties (which prices shall not be greater than those offered to other Similarly Situated Customers or, in the case where no Similarly Situated Customers exist, other third parties). At Flagstar's option, ISSC will recommend a mutually agreeable commercially available substitute, if available, to perform the same function.

d) If ISSC has licensed or purchased and is using any generally commercially available ISSC Software to provide the Services to Flagstar at the date of expiration or termination, Flagstar may elect to take a transfer or an assignment of the license for such software (and any attendant maintenance agreement) and reimburse ISSC for the initial license or purchase charges for such ISSC Software in an amount equal to the remaining unamortized cost of such ISSC Software, if any, depreciated over a five (5) year life. Flagstar shall also pay any transfer fee or charge imposed by the applicable vendor and subject to Flagstar's acceptance of any applicable vendor terms and conditions, such licensed Software shall be transferred or assigned to Flagstar.

e)      If  ISSC  has  licensed  or  purchased   and  is  using  any   generally
        commercially available ISSC Software to provide the Services to the Flagstar Group and other ISSC customers in a shared environment at the date of expiration or termination, ISSC, upon request by Flagstar, will assist Flagstar in obtaining licenses for such software subject to Flagstar's payment of any license fee or charge imposed by the applicable vendor.

f) ISSC will use commercially reasonable efforts to negotiate license arrangements with third parties that will minimize the amount of license transfer and assignment fees to be paid by Flagstar. Flagstar may participate in the negotiation of such license arrangements. ISSC shall provide reasonable advance written notice to Flagstar of such anticipated negotiations.

g) Upon the date of expiration or termination of this Agreement, the Flagstar Group shall have the right to make offers of employment to any or all ISSC employees performing Services for the Flagstar Group hereunder ("Service Employees"). Promptly after either Party sends the other Party written notice of termination or expiration with the prior consent of each Services Employee (each of whom ISSC will notify of Flagstar's interest), ISSC agrees to supply Flagstar with the names and resumes requested by Flagstar for the purpose of exercising its rights under this Section 10.9, at no charge. Flagstar's rights under this
        Section 10.9 will take precedence over any ISSC/employee employment contract or covenant that may otherwise limit an employee's right to accept employment with the Flagstar Group.

h) Upon Flagstar's request, ISSC will transfer or assign to Flagstar or its designee, on mutually acceptable terms and conditions, any Third Party Agreements not otherwise treated in this Section 10.9, applicable solely to services being provided to Flagstar, including, without limitation, Third Party Agreements for maintenance, Disaster Recovery Services and other necessary third party services then being used by ISSC to perform the Services subject to the payment by Flagstar of any transfer fee or charge imposed by the applicable vendors.


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



10.10   EFFECT OF TERMINATION/SURVIVAL OF SELECTED PROVISIONS

Notwithstanding the expiration or earlier termination of the Services or this Agreement for any reason however described, the following Sections of this Agreement shall survive any such expiration or termination: Section 8, Section 9, Section 10.8, Section 10.9, Section 10.10, Section 11, Section 13, Section 14 and Section 16.


11.     LIABILITY

11.1    LIABILITY CAPS

The liability of ISSC to Flagstar arising out of or resulting from the performance or non-performance of ISSC and its subcontractors of the Services and its obligations under this Agreement shall be limited (a) to "Direct Damages" incurred by Flagstar for each event which is the subject matter of a claim or cause of action with a liability cap for each such event which is not declared by Flagstar as the basis for its termination of this Agreement pursuant to Section 10.3(a) Cause or (e) Bankruptcy, equal to the actual charges to Flagstar for the Services during the three (3) calendar months immediately following each such event, which damages in the aggregate shall not exceed the charges to Flagstar for the Services set forth in the Supplement during the twenty-four (24) months immediately following the first such event or if there are not twenty-four (24) months left in the Term after the first such event, the charges to Flagstar for the Services set forth in the Supplement during the last twenty-four (24) months of the Term; and (b) to the "Direct Damages" incurred by Flagstar for the event(s) which are the subject matter of claim(s) or cause(s) of action which are declared by Flagstar as the basis for its termination of this Agreement pursuant to Section 10.3(a) Cause or (e) Bankruptcy, with a liability cap for such event(s) and termination equal to the actual charges to Flagstar for the Services during the twelve (12) month period immediately preceding such event(s) or if twelve (12) months of the Term have not elapsed, the charges to Flagstar for the Services set forth in the Supplement for the first twelve (12) months of the Term (the "ISSC Direct Damages Cap"). The liability of Flagstar to ISSC arising out of or resulting from the performance and non-performance of its obligations under this Agreement shall be limited in all cases to Direct Damages which in the aggregate shall not exceed the amounts payable by Flagstar upon a termination for Convenience under Section 10.5(b) (the "Flagstar Direct Damages Cap"). The ISSC Direct Damages Cap and the Flagstar Direct Damages Cap are herein collectively called the "Direct Damages Caps".

11.2    EXCLUSIONS

The Direct Damages Caps will not apply to (a) failure to pay charges for the Services that are due and payable hereunder up to the effective date of the early termination of this Agreement (excluding from this exception any payments due and payable by Flagstar upon a termination by Flagstar for Convenience or upon a Change of Control pursuant to Section 10.3(c) and (d) or upon a termination by ISSC pursuant to Section 10.4); (b) Losses covered under the Party's indemnification obligations to others pursuant to Section 13; (c) Losses arising from a violation of the confidentiality provisions of Section 9; (d) amounts to be paid or credited to Flagstar as Service Credits; (e) Losses incurred by either Party caused by or arising out of the inaccuracy or untruthfulness of the representations and warranties of the other Party contained in this Agreement; (f) amounts payable by ISSC under the force majeure provision of Section 16.3 of this Agreement; (g) amounts payable to Flagstar under Section 7.7 (Other Credits); and (h) ISSC's obligations to transfer title to the ISSC Machines to Flagstar pursuant to Section 10.9(a).

11.3    DIRECT DAMAGES

Unless specifically provided to the contrary in this Agreement, neither party shall have any liability whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other party for any damages other than Direct Damages. "Direct Damages" mean actual, direct damages incurred by the claiming Party which include, by way of example but without limitation, (i) the costs of

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cover incurred by the Flagstar Group to obtain services which are the same as or
substantially   similar  to  the  Services,   (ii)  the  costs  to  correct  any
deficiencies in the Services rendered by ISSC, (iii) the costs incurred by the Flagstar Group to transition to another provider of information management and communication services and/or to take some or all of such functions and responsibilities in-house, (iv) the difference in the amounts to be paid to ISSC hereunder and the charges to be paid to such other provider and/or the costs of providing such functions, responsibilities and tasks in-house, (v) the Service Credits, and (vi) similar damages, but "Direct Damages" shall not include (A) loss of interest, profit or revenue of the claiming Party or (B) incidental, consequential, special or indirect damages suffered by the Claiming Party (except as the damages described in (A) and (B) are included as a part of the Termination Charge and the Service Credits or as otherwise provided for in this Agreement) and shall not include punitive or exemplary damages suffered by the claiming Party arising from or related to this Agreement, even if such Party has been advised of the possibility of such losses or damages.

11.4    DEPENDENCIES

In no event will ISSC or its subcontractors be liable for any damages if and to the extent caused by Flagstar's or its subcontractors' failure to perform its responsibilities hereunder; provided, however, for the purposes of this Section 11.4, neither ISSC nor its affiliates nor the Third Party Providers shall be considered a subcontractor of Flagstar. Neither Flagstar nor its subcontractors shall be liable for any damages if and to the extent caused by any failure to perform by ISSC or its subcontractors.

11.5    REMEDIES

At its option, Flagstar may seek all remedies available to it under law and in equity or recover as liquidated damages the Service Credits, subject to the limitations and provisions specified in this Section 11. If ISSC's provision of the Services is such that ISSC would otherwise owe Flagstar a Service Credit and Flagstar elects to recover Service Credits, Flagstar's recovery of Service Credits shall constitute acknowledgement by Flagstar of full satisfaction and release of any claim by Flagstar that ISSC has breached its obligations under this Agreement with respect to any such event(s) giving rise to the Service Credits. However, within nine (9) calendar months of the receipt of any Service Credits Flagstar received with respect to any action or inaction by ISSC upon which Flagstar is basing termination for cause under Section 10.3(a) or termination for persistent breaches under Section 10.3(b), Flagstar may return, such Service Credits and pursue a damage claim against ISSC, if any such claim exists.


12.     WARRANTIES/REPRESENTATIONS/COVENANTS

12.1    WORK STANDARDS

ISSC covenants that (a) it has, and each of the ISSC employees and subcontractors that it will use to provide and perform the Services has, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with the Agreement; (b) it has successfully provided and performed the Services or services that are substantially equivalent to the Services for other customers of ISSC; and (c) the Services will be performed for Flagstar in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services.

12.2    NONINFRINGEMENT

The Parties represent and warrant that they will perform their responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, Trade Secret, copyright or other proprietary right of any third party. Notwithstanding this provision or any other provision in this Agreement, Flagstar makes no warranty or representation with respect to any claims for such infringement or misappropriation

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by virtue of its compliance with  obligations  herein to provide ISSC access to, use of or benefits of any Third Party Agreements prior to receiving the necessary Required Consents.

12.3    DISABLING CODE

ISSC covenants that ISSC will take commercially reasonable steps to ensure that no code in the Software which could have the effect of disabling or otherwise shutting down all or any portion of the Services, will be permitted to be invoked without the prior written consent of Flagstar. ISSC further represents and warrants that with respect to any disabling code that may be part of the Software, ISSC will not invoke disabling code at any time, including upon expiration or termination of this Agreement for any reason, without Flagstar's prior written consent.

12.4    AUTHORIZATION AND ENFORCEABILITY

Each Party hereby represents and warrants that:

a) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into this Agreement;

b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on the part of each Party; and

c)      this Agreement has been duly executed and delivered by such Party.

12.5    DISCLAIMER

a) ISSC does not warrant the accuracy of any advice, report, data or other product delivered to Flagstar to the extent any inaccuracies are caused by data and/or software provided by Flagstar. Such products are delivered AS IS, and ISSC shall not be liable for any inaccuracy thereof. ISSC will promptly notify Flagstar of any such inaccuracies of which ISSC becomes aware and the cause therefore if known by ISSC. ISSC will provide reasonable assistance to Flagstar to remedy any problems.

12.6    REGULATORY PROCEEDINGS

Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, obtain any necessary permits, and to comply with all regulatory requirement applicable to the performance of its services to its customers.


13.     INDEMNITIES

13.1    INDEMNITY BY ISSC

ISSC will indemnify and hold the Flagstar Group and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnitee") harmless from and against any and all Losses incurred by any of them arising from or in connection with:

a) any Claims of infringement of any United States letters patent, or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of the United States or any state alleged to have been incurred because of any information technology and information management and communications services, equipment, software or other resources provided by

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        ISSC or its subcontractors in its performance of the Services; provided, however,  ISSC will have no obligation with respect to any Losses to the
        extent  arising  from  or  in  connection   with  Claims  for  copyright
        infringement and/or breach of software licenses related to the Services committed by an Indemnitee or any employee of an Indemnitee that is not the result of ISSC failing to perform its obligations under this Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; provided, further, that ISSC will have no obligation with respect to any Losses to the extent arising out of or in connection with an Indemnitee's modification of a program or a machine provided by ISSC or its subcontractors or an Indemnitee's combination, operation or use of the services, equipment, software or other resources provided by ISSC or its subcontractors with devices, data or programs not furnished by ISSC or its subcontractors;

b) any Claims accruing on or after the Effective Date (i.e., not arising or resulting from a breach by Flagstar before the Effective Date) regarding any Third Party Agreements, however described (including without limitation, failure to obtain Required Consents or arising from ISSC exercise of its rights to terminate, modify or change the Third Party Agreements pursuant to Section 2.4(a)); provided, however, ISSC will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services committed by any Indemnitee or any employee of an Indemnitee that is not the result of ISSC failing to perform its obligations under this Agreement including, without limitation, obtaining any Required Consent for which it has responsibility;

c) the untruthfulness or inaccuracy of any representation or warranty made by ISSC in this Agreement;

d) any amounts, including without limitation, taxes, interest and penalties assessed against Flagstar which are obligations of ISSC under this Agreement;

e) personal injuries, death or damage to tangible personal or real property of third parties including employees of ISSC, its contractors and subcontractors caused by the negligence or wilful misconduct of ISSC; provided that ISSC will have no obligation under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of the Flagstar Group;

f) any Claims for amounts, including but not limited to taxes, interest and penalties, assessed against the Flagstar Group which are obligations of ISSC pursuant to Section 6.5;

g) any Claims for a breach of software licenses related to the Services, committed by ISSC or any of its subcontractors or any employee of ISSC and its subcontractors that is not the result of Flagstar failing to perform its obligations under this Agreement including obtaining any Required Consent for which it has responsibility;

h) any environmental Claim arising out of this Agreement or as a result of the Services performed at the Data Center or the other Flagstar Corporate Facilities or Flagstar Restaurant locations to the extent ISSC or its subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises;

i) any Claims directly attributable to ISSC's decision to request that Flagstar cancel, substitute, terminate, change, add or breach any Third Party Agreement and Flagstar' assent to and compliance with such decision and any Losses incurred by Flagstar associated with such decision by ISSC and compliance by Flagstar;

j) any Claims for penalties, interest and other charges imposed by a taxing authority (except the actual taxes payable to Flagstar under the terms of this Agreement) arising out of or resulting from ISSC issuing an


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



        incorrect invoice or other information provided to Flagstar in writing regarding its charges to Flagstar for the Services to Flagstar; and

k) any Claims by any Affected Employees arising out of or resulting from their treatment by ISSC as employees of ISSC.

In the event and to the extent that a Claim is made against an Indemnitee by an employee of ISSC, its contractors or subcontractors providing services, products and/or software hereunder, the Parties agree that ISSC shall indemnify and hold harmless the Indemnitee to the same extent as if the Claim was made by a non-employee of ISSC, its contractors or subcontractors. ISSC's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, ISSC, in an indemnification claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

13.2    INDEMNITY BY FLAGSTAR

Flagstar will indemnify and hold harmless ISSC and its officers, directors, employees, agents, successors and assigns (each an "ISSC Indemnitee") harmless from and against any and all Losses incurred by ISSC arising from or in connection with

a) any Claims of infringement of any United States letters patent, or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of the United States or any state alleged to have been incurred because of any information technology and information management and communications services equipment, software or other resources provided to ISSC by Flagstar in connection with the performance of the Services; provided, however, Flagstar will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services, committed by an ISSC Indemnitee or any employee of an ISSC Indemnitee that is not the result of Flagstar failing to perform its obligations under this Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; and provided, further, that Flagstar will have no obligation with respect to any Losses to the extent arising out of or in connection with an ISSC Indemnitee's modification of a program or a machine or an ISSC Indemnitee's combination, operation or use of the equipment, software or other resources provided by Flagstar;

b) any Claims accruing before the Effective Date regarding any Third Party Agreements between Flagstar and a third party, including without limitation, failure to obtain Required Consents;

c) the untruthfulness or inaccuracy of any representation or warranty made by Flagstar under this Agreement;

d) any amounts, including without limitation, taxes, interest and penalties assessed against ISSC which are obligations of Flagstar under this Agreement;

e) personal injuries, death or damage to tangible personal or real property of third parties including employees of Flagstar, its contractors and subcontractors caused by the negligence or wilful misconduct of Flagstar; provided that Flagstar will have no obligation, under this part, to the extent the same arise out of or in connection with the negligence of ISSC, its Affiliates and subcontractors;

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f)      any  Claims  arising  out of or  resulting  from the  operations  of the
        Flagstar Group, including the remarketing of the Services by Flagstar, if such Claims do not arise out of a breach of this Agreement by ISSC and are not the subject of a specific indemnity provided to Flagstar by ISSC in Section 13.1; provided, however, that Flagstar will have no obligation under this item, to the extent the Claims arise out of or result from the negligence or wilful misconduct of ISSC, its Affiliates and subcontractors;

g) any Claims for a breach of software licenses related to the Services, committed by the Flagstar Group or any employee of the Flagstar Group that is not the result of ISSC failing to perform its obligations under this Agreement including, without limitation, obtaining any Required Consent for which it has responsibility;

h) any environmental Claim arising out of the Services performed at the Data Center or the other Flagstar Corporate Facilities or Flagstar Restaurant locations except to the extent that ISSC or its subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises; and

i) any claims by any Affected Employees arising out of or resulting from their employment with Flagstar.

In the event and to the extent that a Claim is made by an employee of Flagstar against an ISSC Indemnitee, the Parties agree that Flagstar shall indemnify and hold harmless the ISSC Indemnitee to the same extent as if the Claim was made by a non-employee of Flagstar. Flagstar's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render' the Parties' intent and this indemnification agreement fully enforceable, Flagstar, in an indemnification Claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

13.3    EMPLOYMENT ACTIONS

It is understood and agreed that ISSC shall be solely and exclusively responsible for personnel decisions affecting ISSC's employees, contractors and agents (including without limitation, hiring, promotions, training, compensation, evaluation, discipline, and discharge). Flagstar shall be solely and exclusively responsible for personnel decisions affecting Flagstar's employees, contractors, and agents (including without limitation, hiring, promotion, training, compensation, evaluation, discipline and discharge).

13.4    EXCLUSIVE REMEDY

The indemnification rights of each Indemnitee and ISSC Indemnitee (individually an "Indemnified Party") for third party Claims pursuant to Sections 13.1 and 13.2, shall be the sole and exclusive remedy of such Indemnified Party with respect to each such third party Claim to which such indemnification relates.

13.5    INDEMNIFICATION PROCEDURES

a) Written notice shall be given to the Party that is obligated to provide indemnification under Sections 13.1 and 13.2 (the "Indemnifying Party"), if any civil, criminal, administrative or investigative action or proceeding is commenced or threatened (any of the above being a "Claim") against any Indemnified Party. Such notice shall be given as promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under this Agreement or to defend the Claim. After such notice, if the Indemnifying Party acknowledges in writing to the Indemnified Party that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the

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        same,  at  the   Indemnifying   Party's  sole  cost  and  expense.   The
        Indemnifying Party must deliver written notice of its election of taking such control of the claim to the Indemnified Party not fewer than ten
        (10) days prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances. The Indemnified Party shall cooperate in all reasonable
        respects  with  the   Indemnifying   Party  and  its  attorneys  in  the
        investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

b) After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim as provided in this Section 13.5, the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in ------------ such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense. In no event shall any settlement of the Claim require the consent of the Indemnifying Party which consent shall not be unreasonably withheld.

14.     INSURANCE AND RISK OF LOSS

14.1    ISSC INSURANCE

During  the  Term  of  this  Agreement,   ISSC  and  each  ISSC  contractor  and
subcontractor shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of ISSC or any ISSC contractor or subcontractor;

b) employer's liability insurance, for employee bodily injuries and deaths, with a limit of $500,000 each accident;

c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products and completed operations, personal injury, contractual, and broad-form property damage liability coverages, with limits as follows: (1) occurrence/aggregate limit of $1,000,000 for bodily injury, death and property damage each occurrence of $2,000,000 general aggregate; or (2) split liability limits of (i) $1,000,000 for bodily injury per person; (ii) $1,000,000 for bodily injury per occurrence; and (iii) $500,000 for property damage;

d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows (1) combined single limit of $500,000 for bodily injury, death and property damage per occurrence; or
        (2) split liability limits of (i) $500,000 for bodily injury per person;
        (ii) $500,000 for bodily injury per occurrence; and (iii) $250,000 for property damage; and

e) all-risk property insurance, on a replacement cost basis, covering the real property of ISSC which ISSC is obligated to insure by this Agreement. Such real property may include buildings, equipment, furniture, fixtures and supply inventory.

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All such policies of insurance of ISSC and its  contractors  and  subcontractors shall provide that the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days prior written notice thereof to Flagstar. No such cancellation, modification or change shall affect
ISSC's  obligation  to  maintain  the  insurance   coverages  required  by  this
Agreement. Except for workers' compensation insurance, Flagstar shall be named as an additional insured on all such required policies. All liability insurance policies shall be written on an "occurrence" policy form. Flagstar shall be named as loss payee as its interest may appear on the property insurance policies of ISSC. ISSC shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by ISSC pursuant to this Agreement shall be primary coverage regardless of whether or not Flagstar has similar coverage. ISSC or its contractors and subcontractors shall not perform under this Agreement without the prerequisite insurance and/or self-insurance in effect. Upon Flagstar's request, ISSC shall provide Flagstar with certificates of such insurance including renewals thereof. ISSC shall have the right to self-insure any of the insurance coverages required by this Agreement upon prior written notification to Flagstar. Unless previously agreed to in writing by Flagstar, ISSC's contractors and subcontractors shall comply with the insurance requirements herein. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If ISSC or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to ISSC by Flagstar and a thirty (30) day cure period, Flagstar may, without any obligation to do so, procure such insurance and ISSC shall pay Flagstar the cost thereof plus a reasonable administrative fee as designated by Flagstar. The maintenance of the insurance coverages required under this Agreement shall in no way operate to limit the liability of ISSC to Flagstar under the provisions of this Agreement.

14.2    FLAGSTAR INSURANCE

During the Term of this Agreement, Flagstar and each Flagstar contractor and subcontractor shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

a) worker's compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of Flagstar or any Flagstar contractor or subcontractor;

b) employer's liability insurance, for employee bodily injuries and deaths, with a limit of $500,000 each accident;

c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products and completed operations, personal injury, contractual, and broad-form property damage liability coverages, with limits as follows: (1) occurrence/aggregate limit of $1,000,000 for bodily injury, death and property damage each occurrence of $2,000,000 general aggregate; or (2) split liability limits of (i) $1,000,000 for bodily injury per person; (ii) $1,000,000 for bodily injury per occurrence; and (iii) $500,000 for property damage;

d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows (1) combined single limit of $500,000 for bodily injury, death and property damage per occurrence; or
        (2) split liability limits of (i) $500,000 for bodily injury per person;
        (ii) $500,000 for bodily injury per occurrence; and (iii) $250,000 for property damage; and

e) all-risk property insurance, on a replacement cost basis, covering the real property of Flagstar which Flagstar is obligated to insure by this Agreement. Such real property may include buildings, equipment, furniture, fixtures and supply inventory.

All such policies of insurance of Flagstar and its contractors and subcontractors shall provide that the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days prior written notice thereof to ISSC. No such cancellation, modification or change shall affect Flagstar's obligation to maintain

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the  insurance  coverages  required  by  this  Agreement.  Except  for  workers'
compensation insurance, ISSC shall be named as an additional insured on all such required policies. All liability insurance policies shall be written on an "occurrence" policy form. Flagstar shall be named as loss payee as its interest may appear on the property insurance policies of Flagstar. Flagstar shall be responsible for payment of any and all deductible's from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by Flagstar pursuant to this Agreement shall be primary coverage regardless of whether or not ISSC has similar coverage. Flagstar or its contractors and subcontractors shall not perform under this Agreement without the prerequisite insurance or self insurance in effect. Flagstar shall have the right to self-insure any of the insurance coverages required by this Agreement upon prior written notification to ISSC. Unless previously agreed to in writing by ISSC, Flagstar's contractors and subcontractors shall comply with the insurance requirements herein. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If Flagstar or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to Flagstar by ISSC and a thirty (30) day cure period, ISSC may, without any obligation to do so, procure such insurance and Flagstar shall pay ISSC the cost thereof plus a reasonable administrative fee as designated by ISSC. The maintenance of the insurance coverages required under this Agreement shall in no way operate to limit the liability of Flagstar to ISSC under the provisions of this Agreement.

14.3    RISK OF PROPERTY LOSS

ISSC is responsible for risk of loss of, or damage to, the Software, Machines and Flagstar Group data in its possession, and Flagstar is responsible for risk of loss of, or damage to, the Software, Machines and Flagstar Group data in its possession.

14.4    MUTUAL WAIVER OF SUBROGATION

a) To the extent permitted by law, ISSC, its contractors and subcontractors hereby waive their rights of subrogation against the Flagstar Group and their respective directors, officers, employees and agents for any loss or damage to the ISSC Machines, ISSC Software, and other tangible and intangible, real and personal property of ISSC, its contractors and subcontractors resulting from operations in connection with this Agreement. Each property insurance policy of ISSC, its contractors and subcontractors shall be endorsed to provide a waiver of any and all rights of subrogation against the Flagstar Group and their respective directors, officers, employees and agents for loss resulting from operations in connection with this Agreement.

b) To the extent permitted by law, Flagstar, its directors, officers, employees and agents hereby waive their rights of subrogation against ISSC, its contractors and subcontractors for any loss or damage to the Flagstar- Provided Hardware, Flagstar Software and other tangible and intangible, real and personal property of Flagstar, its directors, officers, employees and agents resulting from operations in connection with this Agreement. Each property insurance policy of Flagstar shall be endorsed to provide a waiver of any and all rights of subrogation against ISSC, its contractors and subcontractors for loss resulting from operations in connection with this Agreement.


15.     MANAGEMENT COMMITTEE/DISPUTE RESOLUTION/CHANGE CONTROL PROCESS

15.1    FLAGSTAR/ISSC MANAGEMENT COMMITTEE

a) The Flagstar and ISSC Project Executives will meet as often as necessary, but at least monthly, to review the current status of the Services provided under this Agreement. The topics to be addressed include, but are not limited to:

                  - status of the AD/M Projects
                  - status of the Schedule N Projects
                  - review of Schedule J. Baseline utilization and projection of
                    potential   Baseline   overruns - review   of Performance
                    Measurements
                  - identification   and  prioritization  of  new projects
                  - update on  process  improvements  and  operational
                    efficiencies
                  - other issues,  concerns and topics  proposed by each Project
                    Executive

b) A Flagstar/ISSC Management Committee will be established consisting of two (2) or more representatives from each organization. Management Committee meetings will be held at least quarterly to address the specific topics raised by the requirements of the Parties, to include, but not limited to:

                  -   quarterly reviews  of  the   progress   of   Schedule  N
                      Projects/Milestones
                  - quarterly review of performance objectives and measurements
                  - quarterly review of Business and Information Systems Plan against the Services
                  -   advice and direction  on  technology  changes
                  -   resolution  of  disputes between the Parties

15.2    DISPUTE RESOLUTION PROCEDURES

a) Any dispute between the Parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by ISSC or by Flagstar hereunder shall be resolved as specified in this Section 15.2.

        1) Upon the written request of either Party, each of the Parties will appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

        2) The designated representatives shall meet as often as necessary to gather and furnish to the other Party all information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

        3) Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

        4) During the course of such negotiation, all reasonable requests made by one Party to the other for nonprivileged information reasonably related to this Agreement, will be honored in order that each Party may be fully advised of the other Party's position.

        5) The specific format for such discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party.

b) If the designated representatives do not resolve the dispute within thirty (30) days after the date of receipt by the other Party of a request to appoint a designated representative as described in Section 15.2(a)(1) (the "Notice"), then the dispute shall be escalated to the Vice President of Technology of Flagstar and the ISSC Vice President of Distribution Industry Services, for their review and resolution within forty-five (45) days after receipt of the dispute for resolution.

c) If the vice presidents referred to in Section 15.2(b) do not resolve the dispute within forty-five (45) days after the Notice, then the dispute shall be escalated to the President of Flagstar and the President of ISSC, for their review and resolution within sixty (60) days after the Notice.

d)      If the dispute is not resolved by the Parties'  Presidents within ninety
        (90) days after the Notice, the Parties agree to try in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to litigation or some other dispute resolution procedure.

e)      If the dispute is not  resolved by mediation  within one hundred  twenty
        (120) days after the Notice, then the Parties may initiate formal proceedings; however, formal proceedings for the judicial resolution of any such dispute may not be commenced until the earlier of:

        1) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

        2)        one hundred twenty (120) days after the Notice; or

        3) thirty (30) days before the statute of limitations governing any cause of action relating to such dispute would expire.

Notwithstanding anything to the contrary in this Section 15.2(e), the Flagstar/ISSC Management Committee shall have the authority to stay the time periods set forth in this Section 15.2 upon unanimous vote of its members to take such action.

f) Notwithstanding any other provision of this Section 15.2, either Party may resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section would permit or cause irreparable injury due to delay to such Party or any third party claiming against such Party.

15.3    CONTINUED PERFORMANCE

The Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

15.4    CHANGE CONTROL PROCESS

This process encompasses the efforts required to establish and maintain a change control process for activities, processes, provisions and operations under the Agreement (the "Change Control Process"). The objectives of the Change Control Process are (i) to review each request for a change to the Agreement to determine whether such change is appropriate (a "Change Request"), (ii) to determine whether such change constitutes in-scope Services or New Services,
(iii) to prioritize all Change Requests and (iv) to minimize the risk of exceeding both time and cost estimates associated with the requested changes by identifying, documenting, quantifying, controlling, managing and communicating requested changes and their disposition.

The Change Control Process shall identify the different roles, responsibilities and actions that shall be followed to implement the changes and the services to the Agreement.

The Change Control Review Team, chaired by the Flagstar and ISSC Project Executives or their respective designess, shall be the focal point for all Change Requests, shall make the initial determination as to whether each Change Request is "in-scope" or a New Service, shall be responsible for the assessment of the impact of each Change Request, and shall be the source of direction for the implementation of each Change Request.

The Change Control Process shall include, at a minimum:

        a. Changes to the Agreement and Services may be requested by either Party. Since a change may affect the price, schedule or other terms, both the Flagstar and ISSC Project Executives must review and approve, in writing, each Change Request before any Change Request is implemented.

        b. The Party proposing a Change Request will write a Change Request Form ("CRF"), describing the change, the rationale for the change and the effect that change will have, if completed, or the impact it will have, if rejected, on the Agreement and/or the Services.

        c. Flagstar's or ISSC's representative, as appropriate, will review the proposed Change Request. If accepted, the CRF will be submitted to the other Party for review. If rejected, the CRF will be returned to the originator along with the reason for rejection.

        d. Flagstar's and ISSC's representatives will weigh the merits of the proposed Change Request and will decide whether further study of the Change Request is in order. Approval of a CRF proposed by Flagstar for further study constitutes authorization by Flagstar for ISSC to proceed to investigate the CRF and invoice Flagstar for such costs incurred by ISSC for resources outside of the Annual Service Charge or beyond an established Baseline. Approval of a CRF proposed by ISSC for further study constitutes authorization by the Parties to further investigate and study the Change Request without charge to Flagstar.

        e. ISSC will present the results of the study to the Flagstar Project Executive detailing the technical merits, effects on price, schedule, and impact on other terms, conditions and modifications that will result from implementation of the proposed Change Request. The Flagstar Project Executive shall then either approve or reject the Change Request.

        f. Each approved Change Request will be implemented through a written change authorization and the Agreement, Supplement and Schedules will be updated to reflect the changes in scope, price or terms and conditions, as appropriate.

16.     GENERAL

16.1    CONTROL OF SERVICES

This Agreement shall not be construed as constituting either Party as partner of the other or to create any other form of legal association that would impose liability upon one Party for the act or failure to act of the other or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other Party. Each Party shall be responsible for the management, direction and control of its employees and such employees shall not be employees of the other Party.

Each Party will submit to the other Party all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and will not publish or use such advertising, sales promotion, press releases, or publicity matters without prior written approval of the other Party. However, either Party may include the other Party's name and a factual description of the work performed under this Agreement on employee bulletin boards, in its list of references and in the experience section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

16.2    ENTIRE AGREEMENT, UPDATES, AMENDMENTS AND MODIFICATIONS

This Agreement including the Supplement and Schedules A through T, constitute the entire agreement of the Parties with regard to the Services and matters addressed therein, and all prior agreements, letters, proposals, discussions and other documents regarding the Services and the matters addressed in this Agreement (including the Supplement and Schedules) and are superseded and merged into this Agreement (including the Supplement and Schedules). Updates, amendments and modifications to this Agreement may not be made orally, but shall only be made by a written document signed by both Parties. Any terms and conditions varying from this Agreement (including the Supplement and Schedules) on any order or written notification from either Party shall not be effective or binding on the other Party.

16.3    FORCE MAJEURE

a) Neither Party shall be liable for any default or delay in the performance of its obligations hereunder if and to the extent and while such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties or any other similar cause beyond the reasonable control of such Party other than strikes, lockouts, or labor difficulties initiated by such Party's or its subcontractor's employees; and provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of alternate sources, work-around plans or other means, (individually, each being a "Force Majeure Event").

b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within twenty-four (24) hours after the inception of such delay).

c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of Flagstar's critical functions for more than fifteen (15) consecutive days, then at Flagstar's option:

        1)        Flagstar may procure such Services  from an alternate  source.
                  ISSC will directly and timely pay the alternate source the full amount charged by such alternate source for the provision of such Services to Flagstar until such time as ISSC is able to restore the Services and meet the Performance Standards but in no event for more than one hundred eighty (180) days; or

        2) Flagstar may terminate this Agreement as of a date specified by Flagstar in a written notice of termination to ISSC, and Flagstar will pay all fees due and payable through the termination date. If Flagstar elects such termination, Flagstar shall not be obligated to pay any other termination or other fees, however described, to ISSC, except fees for Services Transfer Assistance through the expiration of any extension period beyond the termination date.

d) This Section 16.3 does not limit or otherwise affect ISSC's obligation to provide Disaster Recovery Services in accordance with Schedule G. In the event of a Force Majeure Event affecting Flagstar this Section 16.3 will not limit or otherwise relieve Flagstar's obligation to pay any monies due ISSC under the terms of this Agreement, except as provided in
        Section 16.3(c)(2).

16.4    NONPERFORMANCE

Except as otherwise provided in this Agreement, to the extent any nonperformance by either Party of its nonmonetary obligations under this Agreement results from or is caused by the other Party's failure to perform its obligations under this Agreement, such nonperformance shall be excused.

16.5    WAIVER

No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

16.6    SEVERABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

16.7    LIMITATIONS PERIOD UPON TERMINATION

Neither Party may bring an action, regardless of form, arising out of this Agreement more than three (3) years after the cause of action has arisen or the date such cause of action was or should have been discovered.

16.8    COUNTERPARTS

This Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

16.9    GOVERNING LAW

This Agreement shall be governed by the laws of the State of South Carolina as such laws are applied to contracts which are entered into and performed entirely within the State of South Carolina. The Parties agree that any lawsuit commenced by either Party shall be commenced in the appropriate court for Spartanburg County, South Carolina or the U.S. District Court for the District of South Carolina, Greenville division. Each of the Parties hereby consents to the jurisdiction of and service of process from the appropriate court for Spartanburg County, South Carolina and the U.S. District Court for the District of South Carolina, Greenville division. Nothing in this Section 16.9 shall be deemed to further restrict the Parties' procedural or substantive rights, including but not limited to, the right to seek removal of any action from state to Federal Court.

16.10   BINDING NATURE AND ASSIGNMENT

This Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this Section 16.10, neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that either Party may assign its rights and obligations under this Agreement to an Affiliate which expressly assumes such Party's obligations and responsibilities hereunder, without the approval of the other Party. The assigning Party shall remain fully liable for and shall not be relieved from the full performance of all obligations under this Agreement. Any attempted assignment that does not comply with the terms of this Section 16.10 shall be null and void. Any Party assigning its rights or obligations to an Affiliate in accordance with this Agreement shall provide written notice thereof to the other Party together with a copy of the assignment document, within three (3) business days of such assignment.

16.11   NOTICES

a) Under this Agreement whenever one Party is required or permitted to give notice to the other Party, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered in hand, one (1) day after being given to an express courier with a reliable system for tracking delivery, or five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, or when sent by facsimile and thereafter delivered by one of the foregoing methods of delivery.

b)      Notifications will be addressed as follows:

        1)        For termination, breach or default, notify:

                  In the case of ISSC: with a courtesy, but not legally required, copy to:

                  ISSC Project Executive    ISSC General Counsel
                  203 E. Main Street        Route 1, Box 100
                  Spartanburg, SC 29319     Somers, New York  10589
                  Facsimile:  _____________ Facsimile:  914-766-8444

                  In the case of Flagstar: with a courtesy, but not legally required, copy to:

                  Flagstar Corporation      Flagstar General Counsel
                  203 E. Main Street        Rhonda J. Parish
                  Spartanburg, SC 29319     203 E. Main Street
                  Facsimile:_______________ Facsimile: 864-597-8327


        2)        For all other notices:

                  In the case of ISSC:      In the case of Flagstar:

                  ISSC Project Executive    Honorio Padron
                  203 E. Main Street        CIO, VP Business
                  Facsimile:_______________ Engineering & Technology
                                            Facsimile:  864-597-8327

Either Party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

16.12   NO THIRD PARTY BENEFICIARIES

The Parties do not intend, nor will any Section hereof be interpreted, to create for any third party beneficiary rights with respect to either of the Parties, except as specifically provided in Section 13.

16.13   OTHER DOCUMENTS

Upon request of the other Party, on or after the Effective Date and the date(s) of any amendments or revisions hereto each Party shall furnish to the other such certificate of its Secretary, certified copy of resolutions of its Board of Directors, or opinion of its counsel as shall evidence that this Agreement or any amendment or revision hereto has been duly executed and delivered on behalf of such Party.

16.14   CONSENTS AND APPROVALS

The Parties agree that in any instance where consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of this Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement and where consent, approval or agreement cannot be provided, the Party shall notify the other Party in a timely manner.

16.15   HEADINGS

All headings herein and the table of contents are not to be considered in the construction or interpretation of any provision of this Agreement. This Agreement was drafted with the joint participation of both Parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof. In the event of any apparent conflicts or inconsistencies between the Agreements, the Schedules or other attachments to this Agreement, to the extent possible such provisions shall be interpreted so as to make them consistent, and if such is not possible, the provisions of this Agreement shall prevail.

16.16   REMARKETING

Flagstar may not remarket all or any portion of the Services provided under this Agreement, or make all or any portion of the Services available to any party, without the prior written consent of ISSC; provided, however, Flagstar may sell or make available to the other entities in the Flagstar Group, the Services under this Agreement. Flagstar shall independently set its own pricing and policies in connection with any such disposition of the Services. Nothing herein may be construed to limit or hinder Flagstar from (i) marketing, selling or performing its services to and for any other entity in the Flagstar Group and/or
(ii) from providing any portion of the Services to any other entity in the Flagstar Group.

                             ____________ ___, 1997



Integrated Systems Solutions Corporation
Route 1, Box 100
Somers, New York 10589

Gentlemen:

         In consideration of, but subsequent to, the execution and delivery by ISSC and Flagstar of that certain Information Systems Management Agreement, dated February 22, 1996 (the "Agreement"), ISSC and Flagstar agree that Schedule E, Section E-2, attached hereto as Exhibit A is hereby incorporated into the Agreement by this reference and made a part thereof. In the event of a conflict between the terms of this letter and the Agreement, this letter shall be controlling. Please indicate your acceptance of this letter agreement by signing in the space indicated below.

                                                FLAGSTAR CORPORATION


                                                By:
                                                   ---------------------------

                                                Title:
                                                       -----------------------


Accepted and agreed to ________ ___, 1997.

INTEGRATED SYSTEM SOLUTIONS
  CORPORATION


By:
   ----------------------

Title:
      -------------------

                               TABLE OF CONTENTS

                                                                        Page(s)

Section E-1.................................................................  1
       I.       INTRODUCTION................................................  1
       II.      SYSTEMS MANAGEMENT CONTROLS.................................  2
                A.       As Is Systems......................................  2
                B.       To Be Systems......................................  2
       III.     DATA CENTER OPERATIONS......................................  4
                A.       Operation of Data Center...........................  4
                B.       Processing Operations..............................  5
                C.       Production Control.................................  6
                E.       Tape Management....................................  8
                F.       Data Base Administration...........................  9
                G.       Output............................................. 10
                H.       Quality Assurance.................................. 10
                I.       Emergency Restoration of Services.................. 11
                J.       Information Security............................... 11
       IV.      AS IS SYSTEMS............................................... 11
                A.       General............................................ 11
                B.       Existing POS Systems............................... 11
       V.       TO BE SYSTEMS............................................... 12
                A.       Implementation of Schedule N Projects.............. 13
                B.       New POS Systems Implementation..................... 13
       VI.      DATA NETWORK AND VOICE SERVICES............................. 14
                A.       Network Services................................... 14
                B.       Network Connectivity and Operations................ 14
                C.       Network Engineering................................ 16
                D.       Network Optimization............................... 17
                E.       Network Management................................. 18
       VII.     LOCAL AREA NETWORK.......................................... 19
                A.       LAN Support Services (General)..................... 19
                B.       LAN Support Services (Specific).................... 20
                C.       LAN MAC............................................ 21
       VIII.    HELP DESK................................................... 21
       IX.      CLIENT TECHNICAL SERVICES................................... 22
                A.       Client Technical Services.......................... 22
                B.       Client Technical Services MAC Support ............. 23
       X.       APPLICATIONS DEVELOPMENT.................................... 24
                A.       General Deliverables............................... 24

                                                                   Page i of ii

                                                                        Page(s)

                B.       AD/M Projects...................................... 24
                C.       Software Maintenance............................... 25
                D.       Schedule N Projects................................ 26
                E.       ISSC Responsibilities.............................. 26
                F.       Flagstar Responsibilities.......................... 29
                G.       Project Changes.................................... 30
                H.       Implementation..................................... 30
                I.       Customization and Enhancements..................... 31
                J.       Interfaces, Bridges and Data Conversion............ 31
       XI.      QUALITY ASSURANCE........................................... 31


                                                                  Page ii of ii

ISSC / FLAGSTAR CORPORATION
AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES

                                   SCHEDULE E

                  SUPPORT SERVICES, PERFORMANCE STANDARDS AND
                          OPERATIONAL RESPONSIBILITIES

SECTION E-1
SUPPORT SERVICES


I.       INTRODUCTION

         This   Section  E-1   describes   certain   duties,   obligations   and
         responsibilities of ISSC, including, but not limited to:

         A.       Data Center operations and management;

         B.       Data Network operations and management;

         C.       Voice Services operations and management;

         D.       LAN operations and management;

         E.       Help Desk operations and management;

         F.       Client Technical Services operations and management;

         G.       Applications Development;

         H.       Software Maintenance;

         I.       Production and quality assurance services;

         During the Term, ISSC will continue to provide information processing services to Flagstar using the Machines, Software, Network and related Flagstar Corporate Facilities provided by Flagstar and utilized by Flagstar prior to the Commencement Date to provide services to itself. The Parties contemplate that ISSC will operate the As Is Systems in the Flagstar Corporate Facilities "as is," unless otherwise required to complete the AD/M Projects or the Schedule N Projects or requested by Flagstar as New Services in accordance with Sections 6.6 and 6.7 of the Agreement. Therefore, the descriptions contained in this Schedule E of specific types of As Is Systems, and methods and procedures used to perform the Services with respect thereto, set forth how ISSC will deliver the services Flagstar performed for itself prior to the Commencement Date. In addition, ISSC will provide the Schedule N Projects, will operate the To Be Systems and will provide such other services as requested and approved by Flagstar during the Term as New Services in accordance with Sections
         6.6 and 6.7 of the Agreement.

         The Parties agree that the provision of Services should improve over the Term based on:

                  1.       the migration from the As Is Systems to the To Be
                           Systems;

                  2. ISSC's knowledge of, and access to, resources and technology; and

                  3. ISSC's implementation of improved methods and procedures for providing Services, and efficiencies arising from the use of ISSC as a service provider.

         The Parties agree that appropriate implementation details and procedures for the Services shall be incorporated into the Procedures Manual. During the Term, the Parties may, in addition to the Schedule N Projects delivered in accordance with Schedule N, agree on different or additional Services, Performance Standards and Minimum Service Levels, and will amend this Schedule E or the Procedures Manual in writing accordingly.

         All capitalized terms not defined in this Section E shall have the meanings given them in the Agreement, Supplement and other Schedules.

II.      SYSTEMS MANAGEMENT CONTROLS

         A. AS IS SYSTEMS - With respect to the As Is Systems, ISSC will utilize existing Flagstar procedures as in use by Flagstar on the Commencement Date. ISSC will review such existing Flagstar procedures and may recommend changes in accordance with the Change Control Process.

         B. TO BE SYSTEMS - With respect to the To Be Systems, ISSC will provide to Flagstar, and Flagstar and ISSC shall mutually agree on and use the following processes/procedures as the standard set of disciplines for managing information systems, the Systems Management Control ("SMC"), for use by ISSC and Flagstar. The SMC procedures shall be included in the
                  Procedures Manual. In general, ISSC's SMC responsibilities shall include the following processes in the Flagstar Corporate Facilities:

                  1. BATCH MANAGEMENT - for controlling production batch work including the scheduling of resources, the processing of data and transactions and the distribution of data/information between Flagstar Group users and Flagstar Corporate Facilities. Flagstar's instructions on what, when and how to schedule and recover shall be provided to ISSC and included in the Procedures Manual. Setup and scheduling shall be performed and controlled by ISSC in accordance with the Procedures Manual and in accordance with Flagstar's business requirements.

                  2. CAPACITY MANAGEMENT - for the development and maintenance of tactical and strategic plans to ensure that the Flagstar Corporate Facilities and Network environments accommodate Flagstar's growing or changing business requirements. The capacity management procedures will, among other issues, provide for Flagstar's input and review of capacity management.

                  3. CHANGE MANAGEMENT - to assess the impact of the change, including without limitation, analysis of the effects of the proposed changes and the implementation, quality assurance and testing of the change, to validate the adequacy of the acceptance test, schedule the promotion from the test environment, notify the appropriate functions and verify successful implementation.

                  4. CONFIGURATION MANAGEMENT - for processing Machines and Software configuration changes and maintaining lists and diagrams of System configurations in the Procedures Manual. ISSC will provide revised configurations to Flagstar upon Flagstar's reasonable request.

                  5. INVENTORY MANAGEMENT - of the Machines (including incoming and outgoing) in the Flagstar Corporate Facilities and Network. This activity is to include, but not be limited to, vendor coordination and maintenance.

                  6. ON-LINE MANAGEMENT - for coordinating the appropriate skills, information, tools and procedures required to manage on-line connectivity to the Network and their supporting Machines and Software systems. This includes the staffing of a Help Desk facility for support of Flagstar's personnel.

                  7. PERFORMANCE MANAGEMENT - to monitor, measure, analyze and report System and Services performance as it compares to the Performance Standards. Where warranted, ISSC may request Flagstar to approve changes to the Applications Software to enable System performance improvement. The performance management procedures will, among other issues, provide for Flagstar's input and review of performance management.

                  8. PROBLEM MANAGEMENT - to identify, record, track, and correct issues impacting Services delivery, recognize recurring problems, address procedural issues and contain or reduce the impact of problems that occur.

                  9. RECOVERY MANAGEMENT - for planning, establishing and testing the recovery procedures required to provide the Services in the event of a failure and reintegrate Services facilities once the primary Services location is available again, including without limitation, a failure giving rise to invoking the Disaster Recovery services described in Schedule
                           G. The intent of this process is to anticipate and minimize the impact of System resource failure through the development of predefined, documented procedures and Software/Machine recovery capabilities. Flagstar's instructions on what and how to recover shall be provided to ISSC and included in the Procedures Manual.

III.     DATA CENTER OPERATIONS

         A.       OPERATION OF DATA CENTER

                  ISSC shall be responsible for the operation and management of the Data Center throughout the Term, which responsibility shall include establishing and maintaining a properly trained and adequately staffed Data Center population, including necessary management and support staff. The hours of operation of the Data Center shall be 24 hours per day, 7 days per week, exclusive of the regularly scheduled twelve (12) hour period from 11 a.m. through 11 p.m. on Sundays or unless otherwise agreed by the Parties. ISSC shall perform the Services in accordance with the Performance Standards and Minimum Service Levels. However, the Parties agree that the regularly scheduled weekly maintenance period will not impact ISSC's performance of the Services in accordance with the Performance Standards.

                  In addition, ISSC will manage and optimize the existing Flagstar contract with Software Maintenance Specialists ("SMS") in La Mirada, California through successful completion of the migration to the To Be Systems environment.

         B.       PROCESSING OPERATIONS

                  ISSC shall make available, monitor and process on-line and batch applications, including scheduled, unscheduled and on-request Services as well as Flagstar Group user initiated processing. Included in such responsibilitIes, ISSC shall:

                  1.       support the test and production environments;

                  2. provide computer room operations support and perform console monitoring activities;

                  3.       provide report generation;

                  4. install and maintain networking Machines, Software and LAN interfaces;

                  5. operate and provide application availability to present and future Applications Software to support the operating schedules of Flagstar with applicable System availability, 24 hours per day, 7 days per week (subject to Scheduled Downtime);

                  6. perform all technical System support operations, including file storage management, system programming, capacity planning, problem analysis, job abend/restart processing and performance tuning, including providing support for the Machines and Systems Software for the Machines;

                  7. with the approval of the Flagstar representative designated by the Flagstar Project Executive, schedule System maintenance with minimum interference with the business needs of Flagstar;

                  8. complete all processing schedules on time and in the sequence set forth in the Procedures Manual;

                  9. to the extent reasonably possible, process special request activities within the requested time frames and in the sequence defined by Flagstar;

                  10. monitor job submissions and ensure that these jobs are successfully completed as time permits in view of competing production resources;

                  11. provide reports and/or review meetings regarding the utilization of the Concept IS, Client Technical Services, Help Desk and AD/M Baselines as scheduled or requested by Flagstar;

                  12. continuously endeavor to enhance processing capabilities and efficiencies for the Machines in the Flagstar Corporate Facilities through System tuning, regular monitoring of utilization needs and efficiencies and other run-time improvements and report on tuning initiatives for the Machines;

                  13. consistent with the Agreement, operate, support and maintain third-party services and projects and products listed in Schedules A, B, C and D; and

                  14. refresh the Machines in accordance with the time schedule set forth in Schedule N.

         C.       PRODUCTION CONTROL

                  ISSC shall maintain production schedules and cooperate with Flagstar in responding to special processing requests and new processing requirements. Included in such responsibilities, ISSC shall:

                  1. prioritize and schedule batch jobs and report distribution systems in accordance with Flagstar's schedule parameters, including but not limited to, automated scheduling features in the operating and Applications Software and Flagstar's specific directions so on-line Applications dependent on batch processing and batch process outputs shall be available as scheduled;

                  2. distribute and obtain Flagstar's approval for production control schedules prior to implementation, as described in the Change Control Process;

                  3. update the scheduler data base, as required, to reflect changes to the production environment;

                  4. monitor scheduler related incidents, and develop and recommend refinements and revisions to the scheduler data base;

                  5. coordinate and modify schedules for special requests, subject to applicable Performance Standards attainment relief, and follow Flagstar's priorities and promptly notify Flagstar if special requirements shall affect the timely completion of other tasks, so that Flagstar can adjust the priorities if Flagstar so desires; and

                  6. respond expeditiously to requests from Flagstar for priority job execution.

         D.       FILE SERVICES

                  ISSC shall manage files on the Machines in a manner which shall ensure the availability and integrity of all Flagstar data. Included in such responsibilities, ISSC shall:

                  1. ensure that all files under ISSC's control are current and available during requested access times;

                  2. initiate and complete required activities to ensure the data is processed according to the specifications set forth in the Procedures Manual and with data integrity in all processed files;

                  3. verify the successful receipt of all incoming files and the successful transmission of all outgoing files, using the tools existing as of the Commencement Date, those that are added in the To Be and/or such other ISSC-provided tools as ISSC deems necessary, and the procedures set forth in the Procedures Manual;

                  4. document, maintain and, as appropriate, update, and execute mutually approved file back-up and recovery procedures;

                  5. provide recovery procedures for restoring the data image to a previous level within a mutually agreed amount of time;

                  6. conduct routine back-up and recovery procedures as set forth in the Procedures Manual and as prioritized by Flagstar (e.g., data set restore) so as not to impact scheduled operations and provide recommendations to Flagstar regarding back-up and recovery considerations, such as improved levels of protections, efficiencies and cost reductions;

                  7. conduct routine monitoring and corrective action according to procedures prepared by ISSC and approved by Flagstar for intermediate files used for on-line and batch processing;

                  8.       maintain current documentation of all files;

                  9. ensure that adequate file space is available for processing;

                  10. report Flagstar disk space utilization and requirements for capacity planning purposes and Flagstar equipment requirements support;

                  11. assist and advise Flagstar in utilizing disk storage resources in an efficient and cost effective manner; and

                  12. refresh the disk storage in accordance with the Schedule N.

         E.       TAPE MANAGEMENT

                  ISSC shall provide tape management services. Included in such responsibilities, ISSC shall:

                  1. update Flagstar's procedures governing time periods for retention of tapes, including reasonable periods for retention of tapes for auditing purposes, as appropriate and with Flagstar's consent, and include such procedures in the Procedures Manual;

                  2. provide logging and tracking of physical tapes in and out of the Flagstar Corporate Facilities, and provide required rotation of tapes for off-site vault storage;

                  3. establish procedures to log and track physical tapes that are checked in and checked out to Third Party Providers (e.g., tapes for Flagstar's vendors) and Flagstar Group users;

                  4. store tapes and paper documentation, as appropriate, at secure off-site vault storage and mark the retention time on each tape to be stored at secure off-site vault storage;

                  5. complete tape mounts in sufficient time to meet production processing requirements and complete tape mounts for nonproduction processing;

                  6. provide tape specifications to ensure tape media is reliable and read/write errors are kept to a minimum;

                  7. ensure equipment is properly cleaned and maintained at the required intervals in accordance with manufacturers' specifications to minimize problems and outages;

                  8. ensure adequate supplies for the tape environment are maintained and that the scratch tape pool is sufficient to service all required processing needs;

                  9. store tapes in the Flagstar Corporate Facilities storage area;

                  10. retrieve archived tapes and restore required files and data sets within mutually agreed time frames;

                  11. upon Flagstar's reasonable request, provide Flagstar with the right to, and access to, monitor tape management operations, mailing and receipt control;

                  12.      report tape utilization; and

                  13. refresh the tape storage devices in accordance with Schedule N.

         F.       DATA BASE ADMINISTRATION

                  ISSC shall be responsible for managing the Flagstar and Flagstar Group user data and the data base environment. Included in such responsibilities, ISSC shall:

                  1. with respect to As Is Systems and To Be Systems, perform all logical and physical data base management system ("DBMS") data base control functions including, but not limited to:

                           a.       allocating physical DBMS data base files;

                           b. performing all logical and physical DBMS data base functions to support the current As Is Systems and the planned To Be Systems, if any; and

                           c.       performing data base tuning and
                                    reorganization as reasonably required to maintain System performance requirements;

                           d. performing logical data base design for Schedule N and AD/M Projects and reviewing designs with Flagstar on a regular basis for Flagstar's comment and approval;

                  2. plan for changes in the size of data bases due to business growth, Schedule N Projects and other AD/M Projects, and review plans with Flagstar on a regular basis for Flagstar's comment and approval;

                  3. provide test data base environments for Schedule N Projects and AD/M Projects that are separate from the production data base environment;

                  4. provide data base support for current data base environments and those established by ISSC;

                  5. maintain the physical data base design, create indices and make recommendations on practical methods to optimize Applications performance;

                  6. monitor data base performance and data base space utilization;

                  7. maintain or implement data base archive processes and procedures to meet Flagstar's business requirements and recover from a data base outage or corrupted data base within mutually agreed time frames as set forth in the Procedures Manual;

                  8. maintain data base definitions and make data base definitions for Schedule N Projects, AD/M Projects and other definition, as needed, and make such definitions available to Flagstar upon request; and

                  9.       test and implement data base environment changes.

         G.       OUTPUT

                  ISSC shall provide output device processing and operational support necessary to accomplish such processing including production and delivery of fiche, optical print, files and tape. ISSC shall:

                  1. produce output on time and within established Performance Standards;

                  2. track, manage, communicate and resolve all problems related to output Services;

                  3. separate and package all output and ensure that it is properly distributed to the mutually agreed to distribution drop point in the Flagstar Corporate Facilities within the required time frames;

                  4. work with Flagstar personnel to find, trace or replace lost or missing items using ISSC monitoring tools and take appropriate action in accordance with the Procedures Manual; and

                  5. execute reruns of output requested by Flagstar and notify Flagstar if rerunning any output shall impact scheduled on-line or batch production processing.

         H.       QUALITY ASSURANCE

                  ISSC shall be responsible for providing and implementing quality assurance processes and procedures that are reasonably necessary to ensure ISSC's responsibilities are executed accurately, efficiently and in a timely manner. Subject to the foregoing, the parties shall mutually agree upon terms and conditions for conducting checkpoint reviews. These procedures shall be included in the Procedures Manual.

         I.       EMERGENCY RESTORATION OF SERVICES

                  ISSC shall invoke the Disaster Recovery Plan, and provide Disaster Recovery planning in accordance with Schedule G.

         J.       INFORMATION SECURITY

                  ISSC shall use existing security access control tools for data, data bases and other information repositories and for Applications, operating systems and libraries as described in Schedule L.

IV.      AS IS SYSTEMS

         A.       GENERAL

                  From the Commencement Date through the date of completion of the cutover to production of each Schedule N Project, ISSC shall operate the As IS Systems to be replaced by such Schedule N Project and perform the support and management functions related thereto and currently performed by Flagstar. As more specifically described in this Section E-1 and Section E-3 of this Schedule E, ISSC's responsibilities shall include without limitation, the provision of the services, functions and responsibilities performed by the Affected Employees and the Third Party Providers performing services under Third Party Agreements prior to the Commencement Date that are related to the delivery of the As Is Systems until the production cutover date of the applicable replacement Schedule N Project, and writing and implementing Software code to interface the As Is Systems to the Schedule N Projects.

         B.       EXISTING POS SYSTEMS

                  ISSC shall act as Flagstar's agent to provide support and maintenance Services for the Flagstar Restaurants. Included in such responsibilities, ISSC shall provide support services for the Existing POS Systems through the ISSC Help Desk and shall provide Polling in accordance with the Procedures Manual through the cutover date for the Schedule N Project for point-of-sale Services.

                  Included in such responsibilities ISSC shall provide support, maintenance and Polling services for the Flagstar Restaurants listed in Schedule I, and described in Schedules M, N and P and Procedures Manual. Included in such responsibilities, ISSC shall:

                  1. provide Polling in accordance with the Procedures Manual, as follows:

                           a. invoking and monitoring daily Polling to the Flagstar Restaurants,

                           b. performing menu down-loads and other file transfers of information for the Flagstar Restaurants consistent with current Flagstar procedures on a mutually agreed schedule,

                           c. performing remote diagnostic support of Flagstar Restaurants, and

                           d.       performing manual intervention for
                                    restaurants not successfully Polled per the processes described in the Procedures Manual;

                  2. provide single-point-of-contact via the ISSC Help Desk for problem reporting and resolution (7 days per week, 24 hours per day);

                  3. provide the maintenance for the Existing POS System, exclusive of the Wiring installed at the Flagstar Restaurants, consistent with the maintenance strategy used by Flagstar prior to the Commencement Date to include, but not be limited to, the following;

                           a. providing Level One, Two and Three Support for problem isolation and resolution for POS Machines, exclusive of wiring

                           b. provide Level One, Two and Three Support for problem isolation and resolution for POS Software and connections, and

                           c. providing on-site maintenance in accordance with Schedule P and the third party vendor POS Machines maintenance contracts listed in Section F-3 of Schedule F; and


                  4. handle maintenance requests in accordance with Flagstar's prioritization procedures.

V.       TO BE SYSTEMS

         A.       IMPLEMENTATION OF SCHEDULE N PROJECTS

                  ISSC shall implement each Schedule N Project in accordance with Schedule N. ISSC shall assume responsibility for the management and operation of the integration of each Schedule N Project into ISSC's on-going operational Services responsibilities for the To Be Systems as described in Schedules E and N.

                  ISSC will implement the Schedule N Projects and use, operate, manage and support the Schedule N Projects and all related functions described in the Agreement, including without limitation the operational, network, tape/optical, technical support services, production services, data base services and Software services. ISSC will provide management and support for the Software including without limitation performing all services, functions, and responsibilities regarding the necessary maintenance and enhancements required to perform the Services. During the Term, ISSC will perform its responsibilities with respect to the transition of the As Is Systems, AD/M Projects and Schedule N Projects to the To Be Systems to ensure the interoperability of all Machines and Software.

         B.       NEW POS SYSTEMS IMPLEMENTATION

                  Flagstar shall operate the New POS Systems in the Flagstar Restaurants. ISSC shall assume responsibility for the management and operation of the integration of the New POS Systems with the other Services operations in the Flagstar Restaurants and Flagstar Corporate Facilities as described in Schedules E and N and for the replacement of all Existing POS Systems and the upgrade, replacement and addition of Applications and System Software for the New POS System in accordance with Schedule N, including without limitation:

                  1. disconnecting installed POS Machines for the Existing POS System and preparing same for shipment at Flagstar's request;

                  2. providing single-point-of-contact via the ISSC Help Desk for problem reporting and host System status;

                  3. providing maintenance for the New POS Machines, Software, Cabling and connections to the Flagstar Corporate Facilities' wiring installed at the Flagstar Restaurants to include, but not be limited to, the following;

                           a. providing Level One, Two and Three Support for problem isolation and resolution for POS Machines,

                           b. providing Level One, Level Two and Level Three Support for problem isolation and resolution for POS Software and connections, and

                           c. handling maintenance requests in accordance with Flagstar's prioritization procedures.

VI.      DATA NETWORK AND VOICE SERVICES

         A.       NETWORK SERVICES

                  ISSC's responsibilities shall include administering, at Flagstar's request, the procurement of, and directing the engineering, installation, operation, maintenance, and management of the Data Network and Voice Services as needed to support Network operational requirements, subject to the provisions of the Agreement. Using information provided by ISSC, Flagstar is responsible for negotiating the terms and conditions of the KKR Agreement and the CIO Agreement. In addition, using the tools available to Flagstar prior to the Commencement Date (or similar tools and techniques), ISSC shall monitor, to the extent capable of being monitored, the Flagstar End User Machines, if necessary to determine whether Network problems are caused by such devices, in which case ISSC shall initiate the appropriate support process(es).

                  Network Services are defined as all the dial and leased line services provided as of the Commencement Date including, without limitation, those provided at Flagstar Corporate Facilities, dial telephone services at Flagstar Restaurants and Flagstar remote office sites necessary for telephone communications, and POS data polling to and from Flagstar Restaurants. Network Services include without limitation administering, MACs for telephone hardware and circuits required for capacity at Flagstar Corporate Facilities and Flagstar Restaurants, new Flagstar Restaurants and Flagstar remote office locations, or reconfigure existing telephone systems at concept sites.


         B.       NETWORK CONNECTIVITY AND OPERATIONS

                  ISSC shall manage and maintain the dial and leased circuit bandwidth as of the Commencement Date, necessary to deliver the Services and to meet the Performance Standards, and shall assume responsibility for the operation of the Network, including Network management and monitoring as currently performed by Flagstar, including without limitation, common carrier access management, equipment design, circuit ordering, maintenance, and problem prevention, identification and resolution. Included in such responsibilities, ISSC shall perform the following functions related to Network connectivity and operations for the Data Network and Voice Services locations listed in Schedule I and as described in the Topology and Connectivity diagrams in Exhibits I-1 and I-2 and as updated during the verification and validation period described in Section 2.3 of the Agreement.

                  1. provide, manage, monitor and maintain connectivity between the Data Center and the Data Network and Voice Services locations necessary for the performance of the Services and to meet the Performance Standards;

                  2. maintain the Network bandwidth, Network Availability and Network response times, necessary to deliver the Services and to meet the Performance Standards;

                  3. upon Flagstar's request, reallocate the dial and leased circuit bandwidth provided that if such reallocation impacts ISSC's ability to provide the Services, ISSC shall notify Flagstar of the impact and, if Flagstar decides to proceed, then ISSC shall be relieved of the affected Performance Standards;

                  4. maintain Network availability in accordance with the Performance Standards set forth in this Schedule E;

                  5. oversee installation and maintenance of Network circuits and equipment to meet the Performance Standards;

                  6. provide cost estimates as required by the Change Control Process for all costs separately chargeable to Flagstar;

                  7. where possible, perform changes to the Network, in accordance with the Change Control Process, on an expedited basis at Flagstar's request;

                  8. schedule Network outages related to installation and maintenance during off-peak hours, as approved in advance by Flagstar, and/or as described in the Procedures Manual;

                  9. request management functions and equipment order pre-approval not less than two (2) business days prior to time required to ensure no delay to Flagstar operations;

                  10. serve as a single-point-of-contact for all Network needs;

                  11. coordinate with inter-exchange carriers to provide connectivity and maintain the Performance Standards and interface with third party services providers;

                  12. identify and resolve problems on the Network through the use of problem management and escalation procedures set forth in the Procedures Manual;

                  13. provide MAC for the telephone equipment at Flagstar Corporate Facilities, using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule J or, through Third Party Agreements in effect as of the Commencement Date, as follows;

                           a. handle MAC requests on a first-in-first-out basis unless otherwise prioritized by Flagstar;

                           b. provide on-site MAC during normal business hours, Monday through Friday at Flagstar Corporate Facilities, unless otherwise agreed by the Parties pursuant to the Change Control Process;

                  14. provide MAC for the PBX at Flagstar Corporate Facilities, using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule J or, through Third Party Agreements in effect as of the Commencement Date, as follows;

                           a. handle MAC requests on a first-in-first-out basis unless otherwise prioritized by Flagstar;

                           b. provide on-site MAC during normal business hours, Monday through Friday at Flagstar Corporate Facilities, unless otherwise agreed by the Parties pursuant to the Change Control Process;

                  15. manage Third Party Agreement provided software upgrades, replacements or new software on the PBXs at Flagstar Corporate Facilities through Third Party Agreements in effect as of the Commencement Date; and

                  16. As Is Systems and To Be Systems will be supported by ISSC with the Client Technical Services Baseline and in the same manner as is currently done, or as required for the AD/M Projects and Schedule N Projects.

         C.       NETWORK ENGINEERING

                  ISSC shall perform support Services as currently performed by Flagstar as of the Commencement Date related to Network engineering for the Data Network and Voice Services locations. Included in such responsibilities, ISSC shall:

                  1. perform Network design activities, including recommending Flagstar Network design criteria and standards;

                  2. manage the capacity and configuration of the Network and maintain and deliver to Flagstar lists of any additions to the Machine inventories and changes to circuit diagrams, lists, and other Network documentation and information through the Change Control Process, but not less than once per quarter or otherwise as reasonably requested by Flagstar, and provide revised/updated lists and documentation to Flagstar at least twice a year;

                  3. perform engineering functions related to Network optimization;

                  4. perform engineering functions related to ordering, upgrading, and installing Network circuits, systems and equipment;

                  5. evaluate and verify that Network, terminal, and interface equipment is suitable for its intended use;

                  6. conduct site surveys, as appropriate, and as currently performed by Flagstar as of the Commencement Date; and

                  7. develop acceptance procedures for installation and changes to the Network and for verifying restoration of services following problems with Network circuits or equipment and include such procedures in the Procedures Manual according to the following:

                           a.       the acceptance procedures shall use
                                    objective and demonstrable criteria for
                                    verifying compliance with performance
                                    specifications and applicable criteria; and

                           b. as specified in the Procedures Manual, Data Network and Voice Services, including but not limited to circuits or Machines shall not be deemed to be accepted until after ISSC has notified Flagstar that the
                                    installation   change,  or  restoration  has
                                    successfully passed ISSC's testing that has been mutually agreed to by both Parties.

         D.       NETWORK OPTIMIZATION

                  ISSC shall research and evaluate on an on-going basis during the Term, means for optimizing the cost effectiveness and the performance efficiency and effectiveness of the Network as it relates to data line charges and other costs chargeable to Flagstar including analyzing rates and packages offered by communications common carriers. ISSC shall promptly in accordance with the Change Control Process advise Flagstar of any cost savings to Flagstar that can be realized by making changes to the Network that do not involve New Services or Replacement Services and ISSC shall implement such changes as requested by Flagstar. ISSC shall identify possible product and enhancement opportunities for improved performance, and notify Flagstar of these opportunities in accordance with the Change Control Process, as appropriate. ISSC shall make recommendations to Flagstar as to applications or other methods to optimize the efficiency and effectiveness of Flagstar's Network.

         E.       NETWORK MANAGEMENT

                  ISSC's Network Management operations Level 1 will:

                  1. monitor and control systems to ensure resources are allocated in the standard configurations and take appropriate actions in a timely and accurate manner;

                  2. determine system configurations and operating instructions and monitor Network operations and report any failures;

                  3. monitor and control the Network on-line services in accordance with the availability schedule;

                  4. answer and respond to telephone inquiries and requests and immediately refer complex issues or problems to the appropriate Level Two support organization;

                  5. assist Level Two Support personnel, as requested, with problem determination and resolution and escalate in accordance with procedures as specified in the Procedures Manual; and

                  6. log and record all Network Software, equipment and operations failures.

VII.     LOCAL AREA NETWORK

         ISSC shall perform LAN support at Flagstar Corporate Facilities using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule J.

         A.       LAN SUPPORT SERVICES (GENERAL)

                  ISSC shall:

                  1.       manage the LAN and LAN functions;

                  2. operate the LAN servers and monitors at Flagstar Corporate Facilities;

                  3. evaluate new and emerging LAN technologies and provide support to Flagstar technology planning activities;

                  4.       perform LAN design and tactical planning;

                  5. set-up hardware/software for the LAN to include hubs, bridges, routers and servers;

                  6. provide Levels One, Two and Three Support for hardware and software problem isolation and resolution in the LAN;

                  7. provide single-point-of-contact via the help desk for problem reporting and MAC requests;

                  8.       perform MACs for the LAN;

                  9. perform capacity and utilization planning and monitoring, security, back- up, recovery and notification to authorized Flagstar users regarding changes to the LAN environment and access procedures;

                  10. set-up hardware and software for the LAN resource management, monitoring and control platform; and

                  11.      monitor LANs for availability and utilization.

         B.       LAN SUPPORT SERVICES (SPECIFIC)

                  Examples of specific current Flagstar LAN responsibilities which will be taken over by ISSC include:

                  1. maintain backups of user and system data of critical file servers;

                  2.       maintain mail gateways;

                  3. maintain dial up gateways (including but not limited to cc:Mail, Notes, Mainframe, Netware Connect);

                  4. installation, setup and maintain all Network related equipment, including without limitation, all file servers, Network routers that comprise the Flagstar Network;

                  5.       topology (cabling) of LANs;

                  6. install, setup and maintain Network peripherals (including but not limited to CD ROMs, printers, distributed sniffers);

                  7. diagnostic troubleshooting and analysis of network (sniffers);

                  8. setup and configuration of Flagstar Group user, and vendor software;

                  9. reporting of hardware and software existence and use on LAN;

                  10. research and testing of new technologies relevant to network (including but not limited to, Web Server, Novell 4.x, Notes, Ether switches);

                  11.      handle problem logs from help desk and user requests;

                  12.      maintain UNIX HP servers;

                  13.      implement security on all levels of Flagstar network;

                  14.      configure Flagstar managements laptops;

                  15.      support PC to mainframe (XCOM) file transfers.

         C.       LAN MAC

                  ISSC shall perform MACs and maintenance for the LAN hardware, software and connections using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule J. These resources shall:

                  1. perform Levels One, Two and Three Support maintenance for the LAN hardware, Software, Cabling and connections to the Flagstar Network using the maintenance components or replacement Software provided by Flagstar;

                  2.       provide Software Maintenance for the Network
                           Software;

                  3. contact and coordinate problem resolution with the Level Two and Three Third Party Agreement vendors for hardware and software;

                  4. perform MACs for the LAN hardware, software, Cabling and connections to the Flagstar Network using the upgrades to, replacements for or new equipment, Cables and software provided as stated in the Agreement;

                  5. handle MAC and maintenance requests on a first-in-first-out basis unless otherwise prioritized by Flagstar;

                  6. provide on-site MAC and maintenance during normal business hours, Monday through Friday at the Flagstar Corporate Facilities unless otherwise agreed to by the Parties ;

                  7. manage the mutually agreed to Flagstar consigned inventory of maintenance components and replacement LAN equipment and LAN software in a Flagstar supplied secure area and notify Flagstar on a periodic, or as needed, basis of inventory status and requirements; and

                  8. advise Flagstar of discontinued LAN equipment and LAN software packages that ISSC will require for maintenance inventory prior to Flagstar disposition of same.

VIII.    HELP DESK

         ISSC will provide Help Desk to Flagstar Group users of the Services in accordance with Schedule M.

IX.      CLIENT TECHNICAL SERVICES

         A.       CLIENT TECHNICAL SERVICES

                  As of the Commencement Date, ISSC shall provide support to Flagstar Group users, and perform the support and management functions related thereto currently performed by Flagstar (the "CLIENT TECHNICAL SERVICES"). ISSC's responsibilities include, without limitation, the provision of the Client Technical
                  Services, functions and responsibilities performed by the Affected Employees and Third Party Providers prior to the Commencement Date.

                  ISSC shall perform Client Technical Services support services for Flagstar Group users located at Flagstar locations using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule
                  J. Included in such responsibilities, ISSC shall:

                  1. research configuration, determine need, procure, set-up, manage and maintain End User Machines and Software to include;

                           a. assembly of End User Machine components, including Cabling and connection to the Flagstar Corporate Facilities' wiring,

                           b. installation and configuration of End User Machine operating Systems Software,

                           c.       installation and configuration of
                                    communications and emulation Software, and

                           d. installation and configuration of mutually agreed business and productivity Software,

                           e. develop procedures/checklist for installing hardware and software to insure accuracy and client satisfaction;

                           f.       develop new product implementation plans;

                           g.       repair data used on End User Machines;

                  2. update LAN client Software resident on End User Machines connected to the LAN;

                  3. provide single-point-of-contact via the Help Desk for Client Technical Services problem reporting, MAC requests and host System status; AND

                  4. provide Level One and Level Two Support and contact and coordinate problem resolution with the Level Three Third Party Agreement vendor for End User Machines and Software, Cabling and connections to the Flagstar Corporate Facilities wiring, problem isolation and resolution for End User Machines.

                  5. assist with 3B2-400 and Ascend (backup dial connection for SMS) testing;

                  6.       inventory and support of gateways and controllers;
                           and

                  7.       research current trends in technology.

         B.       CLIENT TECHNICAL SERVICES MAC SUPPORT

                  ISSC shall perform Client Technical Services MACs and maintenance for the End User Machines, Software and connections using the resources set forth under the Client Technical Services Baseline specified in the Supplement and described in Schedule J. These resources shall:

                  1. handle Client Technical Services MAC requests in accordance with Flagstar's prioritization procedures;

                  2. perform Client Technical Services MACs for the End User Machines, Software, Cabling and connections to the Flagstar Corporate Facilities Wiring;

                  3. provide on-site Client Technical Services MAC during normal business hours, Monday through Friday, at the Flagstar Corporate Facilities pursuant to Schedule J, unless otherwise agreed by the Parties according to the Change Control Process in accordance with the Performance Standards and Minimum Service Levels;

X.       APPLICATIONS DEVELOPMENT

         A.       GENERAL DELIVERABLES

                  For each  AD/M  Project,  ISSC will  develop  and  provide  to
                  Flagstar   for  its  review   and   approval   the   following
                  Deliverables:

                  1. Business Impact and Work Plan - ISSC will deliver work plans for each of the AD/M Projects, including physical and logical data base design, programming design, and delivery schedules.

                  2. Test Plan - ISSC will deliver a test plan for each AD/M Project that will describe the test(s) (if appropriate) and will include acceptance criteria as provided by Flagstar adequate to demonstrate that the Deliverables under each AD/M Project perform in accordance with the agreed to specifications and provide the required functions specified for the Deliverables for such AD/M Project.

                  3. Delivered Software - ISSC will prepare a list of the Software to be developed in connection with each AD/M Project.

                  4. Delivered Machine and Network Configuration - ISSC will deliver a diagram of the Machines and Network configuration applicable to each AD/M Project.

                  5. Documented Processes - As part of the AD/M Projects performed by ISSC under this Agreement, ISSC will develop mutually agreed to management, operations, maintenance and support processes for the day-to-day production operating environments for such projects prior to promoting such projects to production.

         B.       AD/M PROJECTS

                  For each AD/M Project ISSC shall perform Applications Development and Software Maintenance on the Software specified on Schedules A and B as required to provide the Services and meet the Performance Standards, in accordance with this Agreement and as described below using the AD/M Baseline resources specified in the Supplement and Schedule J.

                  1.       APPLICATIONS DEVELOPMENT

                           ISSC shall perform AD/M Projects for Flagstar at Flagstar's request, in accordance with the Applications Development Methodology defined as the application software development life cycle described in the Procedures Manual. For each AD/M Project, both Parties shall designate a single-point-of-contact with decision-making authority to whom Flagstar may communicate Flagstar's requirements and give its approvals and from whom ISSC and Flagstar may obtain information, as applicable. ISSC shall utilize the Change Control Process to the extent appropriate based on the scope of work and the complexity of the Deliverables to be provided under such AD/M Project to ensure that the AD/M Projects are using resources efficiently and that Deliverables are generated in a timely manner. ISSC shall update Flagstar on the status of each AD/M Project according to a time schedule mutually agreed to by the Parties, depending on the criticality of the particular AD/M Project, and shall provide Flagstar with such additional information at a level of detail to be mutually agreed upon, as Flagstar may reasonably request. ISSC shall immediately notify Flagstar of AD/M Project delays which could impact any established time frames.

                           ISSC will meet or exceed the Application Development and Software Maintenance project Performance Standards mutually agreed by the parties from time to time.

         C.       SOFTWARE MAINTENANCE

                  1.       Scope of Software Maintenance Coverage

                           a.       ISSC will provide Software Maintenance for
                                    Software:

                                    1)      listed in Schedules A and B;

                                    2)      added under Schedule N Projects; and

                                    3)      added under New Services.

                           b. ISSC will employ a Software Maintenance methodology described in the Procedures Manual, including standards for work plans, design and programming, as set forth in the Procedures Manual.

                  2.       Off-hours Support

                           ISSC will provide on-call technical support and after-hours coverage for each Software product that executes or is used by Flagstar during after-hours times. The ISSC Help Desk will maintain phone lists and escalation procedures for ISSC's on-call support.

                  3.       Other

                           ISSC will provide Software support and maintenance, in addition to that specified above, as described in the Agreement and other Sections of this Schedule E.

         D.       SCHEDULE N PROJECTS

                  ISSC shall deliver the Schedule N Projects in accordance with Schedule N. ISSC shall provide the Applications Development and Software Maintenance resources required to complete ISSC's responsibilities as set forth in Schedule N.


                  ISSC's performance of the Schedule N Projects shall be performed in accordance with the time schedule set forth in Schedule N. ISSC will procure and deliver to Flagstar the hardware, software, documentation, and services specified as "DELIVERABLES" for each of the Schedule N Projects. ISSC will provide the installation and implementation services described therein to complete each of the Schedule N Projects. Any future Application Development and Maintenance Projects for which ISSC will be responsible for project management, design, testing, documentation, implementation, training, etc., will be described in Schedule N from time to time.

                  ISSC's delivery of the Schedule N Projects will include the deliverables described in Section X.A covering the scope of work including without limitation a description of the applicable required functions as determined by Flagstar, the Parties' respective responsibilities, the Deliverables to be provided and the acceptance criteria as provided by Flagstar for each and other term and conditions or requirements specific to the delivery to Flagstar of the required functions and the successful completion of each Schedule N Project.

         E.       ISSC RESPONSIBILITIES

                           ISSC will perform the following as part of the Services under the Agreement:

                           a. BACKLOG MANAGEMENT - collecting, tracking, reporting, and aging work requests, and responding to priorities for those requests as established by Flagstar.

                           b. WORK MANAGEMENT - organizing, planning, tracking and reporting tasks associated with AD/M Projects.

                           c. PROJECT MANAGEMENT - selecting and implementing a mutually agreed to standard Applications Development Methodology which will facilitate the planning, tracking, and reporting of activities required for the successful completion of AD/M Projects tasks.

                           d.       RELEASE MANAGEMENT - selecting and
                                    organizing work requests in logical units and the planning, tracking, and reporting of the work.

                           e.       ESTIMATING/PLANNING/SCHEDULING             -
                                    establishing procedures and supporting tools
                                    which  will  aid  members  of AD/M  Projects
                                    teams and  owners,  users,  and  members  of
                                    support  staffs to improve the  accuracy and
                                    consistency of their  estimates,  plans, and
                                    schedules  and to compare  them with  actual
                                    results  so  that  the   procedures  can  be
                                    refined over time.

                           f. RISK MANAGEMENT - identifying the risks associated with AD/M Projects and developing detailed plans to manage and contain those risks.

                           g. DEPENDENCY MANAGEMENT - identifying other AD/M Projects which may have impacts on the current AD/M Projects and developing detailed plans to manage those dependencies.

                           h. SKILLS PLANNING/SKILLS BALANCING - planning for education and training of ISSC personnel for current and anticipated AD/M Projects and balancing those skills across AD/M Projects and efficiently and effectively.

                           i. TECHNICAL VITALITY - making appropriate, prudent investments in training, education, and job experiences for ISSC employees to allow them to stay current with advances in their professions and to take creative, innovative approaches to their work.

                           j. TOOLS/TECHNIQUES/METHODS - evaluating, selecting, and acquiring tools, techniques, and methods for the staff and maintaining an inventory of them for use by all ISSC staff members.

                           k. ASSURANCE - establishing and maintaining procedures and standards for AD/M Project Deliverables. Assurance activities include the following:

                                    1)      Technical reviews that may be formal
                                            or  informal  and are carried out by
                                            members  of  the  AD/M   Project  or
                                            release team with the  assistance of
                                            experts, when appropriate.

                                    2)      Project reviews that are carried out
                                            on a schedule which is appropriate
                                            for the AD/M Projects' scope,
                                            complexity, cost, or risk.

                                    3)      Inspections/walk-throughs  that  are
                                            carried   out  for   AD/M   Projects
                                            Deliverables  such  as  requirements
                                            and  design  documents,  code,  test
                                            plans,  and test  results as well as
                                            AD/M Projects plans.

                                    4)      Joint  application  requirements and
                                            joint  application  design  sessions
                                            ("JARS" and "JADS") that are carried
                                            out by members  of the AD/M  Project
                                            team   and   Flagstar   Group   user
                                            representatives selected by Flagstar
                                            to    ensure    the    completeness,
                                            accuracy,   and  appropriateness  of
                                            Application  requirements and design
                                            early in the AD/M Project cycle.

                                    5)      Usability   assessments   that   are
                                            carried out for new Applications and
                                            for major  enhancements  to existing
                                            Applications to establish  usability
                                            objectives for the  Applications  in
                                            areas such as ease of  learning  and
                                            ease  of  use  and  to  measure  the
                                            results.

                                    6)      Process   assurance   that  includes
                                            periodic  assessments  of  standards
                                            and     Applications     Development
                                            Methodologies   in  terms  of  their
                                            currency and  appropriateness in the
                                            light  of  what  was  learned   from
                                            completed AD/M Project.

                                    7)      ISSC  personnel will create the test
                                            cases and  conduct  user  acceptance
                                            tests  with  criteria   provided  by
                                            Flagstar for all Application
                                            changes.

                           l. STATUS/TRENDS - ISSC and Flagstar will work together in the first 60 days to establish agreed upon measures to manage AD/M Baseline personnel, quality, results and budget management.

         F.       FLAGSTAR RESPONSIBILITIES

                           Flagstar  will  be  responsible  for  the  activities
                           described in this clause and will maintain appropriate levels of skilled personnel to perform these activities throughout the term of the Agreement.

                           a. Identifying opportunities for improvement within the current and Schedule N Application set including documenting and prioritizing activities.

                           b. Prioritizing work requests, managing the work groups and subcommittees of Flagstar Group users, aligning the work requests with the tactical and strategic goals of Flagstar and its commitments to its customers as well as resource and budget constraints and ensuring that Flagstar's information systems investments are appropriate.

                           c. Providing timely notification of all governmental and regulatory changes to ISSC in the form of work requests and including ISSC in planning activities for corporate-sponsored work requests which may be undertaken in support of Flagstar or its customers in other plans.

                           d. Participating in working sessions with ISSC to establish task plans for work items which will be carried out by Flagstar personnel, including those tasks in a master plan for the AD/M Project or release, and reporting progress against the plan in a timely and accurate manner.

                           e. Participating in the development of detailed requirements and design for applications during JARs and JADs for all AD/M Projects.

                           f. ISSC and Flagstar will create functional test criteria will be developed for all AD/M Projects and changes that will be described in business terms so that user acceptance tests can be conducted.

                           g. Before the change is introduced into the production environment, Flagstar will certify that the business function delivered will meet the requirements established in the work request.

                           h. Flagstar personnel will participate in reviews of completed AD/M Projects and releases and in periodic reviews of installed Applications and assess the completeness and accuracy of the business function provided, the adherence to established business controls, and the audibility of the Applications.

         G.       PROJECT CHANGES

                  Flagstar may request that ISSC delay, suspend or cancel the implementation of one or more of the AD/M Projects in accordance with the Change Control Process.

         H.       IMPLEMENTATION


                  1.       Architectural Validation

                           During   the  thirty   (30)  day   period   prior  to
                           commencement of an AD/M Project or Schedule N Project, other than those listed in Schedule N as of the Commencement Date, the Parties shall perform an analysis comparing the functionality required to support Flagstar's required functions, with the functionality of the proposed solution. The Parties shall analyze the proposed software and hardware in light of the Flagstar required functions to ensure that the deliverables for such solution will provide Flagstar with the desired functionality relating to the To Be Systems and interfaces. In determining whether to overcome any gaps between As Is System and To Be System functionality by changing the proposed solution or changing Flagstar's then-current procedures, the Parties will consider and attempt to minimize the impact on Flagstar of the proposed solution to the To Be Systems implementation.

                  2.       DEVELOPMENT PERSONNEL

                           ISSC will be responsible for ensuring maximum productivity of the personnel assigned to AD/M Projects efforts, other than the Schedule N Projects set forth in Schedule N as of the Commencement Date, as described in the resource Baselines in the Supplement and Schedule J (the "Baseline Personnel"). Flagstar shall have the right to monitor the status of the AD/M Projects. ISSC shall provide Flagstar with monthly reports in appropriate detail as reasonably requested by Flagstar, specifying how ISSC used the Baseline Personnel during the relevant period, ISSC's plan for using such Baseline Personnel in the next period and the status of each approved AD/M Project service request (either pending or in progress), as well as the status of on-going AD/M Projects assigned thereto. The report shall also specify the extent to which the Baseline Personnel are available to perform any new work. ISSC shall provide further status information upon Flagstar's reasonable request. In addition, ISSC shall make appropriate Personnel available to meet with Flagstar on at least a monthly basis to review the status of existing AD/M Projects, to discuss new AD/M Projects, and to review the utilization of the Baseline Personnel. If AD/M Projects are behind schedule the Parties may agreed to a greater frequency of review.

         I.       CUSTOMIZATION AND ENHANCEMENTS

                  In accordance with Schedules E, J and N, ISSC will provide customization and enhancement to the Applications Software as requested by Flagstar. Such requests shall be consistent with the Parties' mutual intent to keep such enhancements to a minimum to preserve the benefits of the manageability, reliability and cost savings of the Applications Software environment; provided, however, that such customization and enhancement will at a minimum provide for the deliverables set forth for each AD/M Project or the required functions for new AD/M Projects.

         J.       INTERFACES, BRIDGES AND DATA CONVERSION

                  ISSC will provide all necessary interfaces within and among the Software and to the Flagstar Corporate Facilities, Network, Machines and POS Machines as described in Schedule N.

XI.      QUALITY ASSURANCE

         ISSC shall be responsible for providing and implementing quality assurance processes and procedures that are reasonably necessary to ensure that ISSC's AD/M responsibilities are executed accurately, efficiently and in a timely manner. Subject to the foregoing, the Parties shall mutually agree upon terms and conditions for conducting checkpoint reviews, Software testing and acceptance and other quality assurance procedures. These procedures shall be included in the Procedures Manual.

         ISSC shall:

         A. review problem reports and recommend/implement appropriate fixes with Flagstar's approval;

         B. in conjunction with Flagstar, review new Flagstar production jobs and job control languages for correctness and conformance to mutually agreed to standards for efficient resource utilization;

         C. organize and chair change control meetings with Flagstar designees in accordance with the Change Control Process, on a weekly basis or on such other frequency agreed to by the Parties; and

         D.       prepare and distribute problem and change management reports.

                                   EXHIBIT A

                                   SCHEDULE E

                  SUPPORT SERVICES, PERFORMANCE STANDARDS AND

                          OPERATIONAL RESPONSIBILITIES


SECTION E-2

PERFORMANCE STANDARDS

I.       DEFINITIONS

         For purposes of this Schedule E, the following terms shall have the following meanings:

         A. "ACTUAL UPTIME" means of the Scheduled Hours, the aggregate number of hours in any month during which the Network and/or each defined critical Application is actually available for use by End Users.

         B. "APPLICATION SUBSYSTEM" means individual subsystems or environments comprising the Applications Software.

         C. "AVAILABILITY" means Actual Uptime plus Excusable Downtime divided by Scheduled Uptime. For purposes of determining whether ISSC's performance meets any availability Performance Standard, ISSC's availability performance will be measured based on a monthly average of daily measurements during each month of the Term, to be calculated once monthly within 15 business days following the end of each calendar month.

         D. "CATEGORY" means mutually agreed to Service for which a Performance Standard will apply.

         E. "EXCUSABLE DOWNTIME" means of the Scheduled Uptime, the aggregate number of hours in any month during which the Network and/or each defined Application is down due to:

                  1. action or inaction by Flagstar (i.e., failing to provide power for the Machines at the Data Center and power outages or systems outages attributable to Application defects and Applications incompatibility with the Systems Software, existing as of the Commencement Date, etc.);

                  2. a Force Majeure Event (as defined in Section 16.3 of the Agreement);

                  3. mutually agreed upon time for such things as preventive maintenance, system upgrades, etc.; or

                  4. a failure that has occurred despite ISSC'S provision of proper preventive or remedial maintenance.

         F.       "FINAL OBSERVATION PERIOD" means the 90-day measurement period
                  (1) which begins, with respect to the Categories to be measured in the As Is Systems environment, after the end of the seven-day period following completion of the Initial Observation Period, or (2) which begins, with respect to the Categories to be measured in the To Be Systems environment, after the completion of the cutover to production of each Application Subsystem in the To Be Systems for which Performance Standards will be established.

         G. "HOST SYSTEM" means the Data Center Machines and related System Software.

         H. "INITIAL OBSERVATION PERIOD" means the 90-day measurement period (1) which begins, with respect to the Categories to be measured in the As Is Systems environment on April 1st, or (2) which begins, with respect to the Categories to be measured in the To Be Systems environment, after completion of the cutover to production of each Application Subsystem in the To Be Systems for which Performance Standards will be established.

         I. "MINIMUM SERVICE LEVELS" means the level of service which, if not met, will entitle Flagstar to Service Credits.

         J. "ON-TIME DELIVERY" means that schedule if completed within five days of the scheduled completion date will be deemed to be on schedule.

         K. "SCHEDULED DOWNTIME" means of the Scheduled Hours, the aggregate number of hours in any month during which the Network and/or defined Application is scheduled to be unavailable for use by End Users due to such things as preventive maintenance, system upgrades, etc. Scheduled Downtime must be mutually agreed to by the Parties.

         L. "SCHEDULED HOURS" means the day of the week and hours per day that the Network and/or each defined Application is scheduled to be available for use by End Users, subject to adjustment for mutually agreed upon Scheduled Downtime.

         M. "SCHEDULED UPTIME" means of the Scheduled Hours, the aggregate number of hours in any month during which the Network and/or each defined critical Application is scheduled to be available for use by End Users.

II.      PERFORMANCE STANDARDS - AS IS SYSTEMS

         A. By April 1st, 1996, the Parties will determine which Categories will be measured and the methodology to be utilized including tools and units of measure. If Flagstar is currently measuring particular Categories and has documented historical measurement levels, ISSC will review such information and the Parties will agree on mutually acceptable target performance levels for such Categories.

         B. During the Initial Observation Period, Flagstar will determine weighting factors for each Category, and, ISSC will track actual performance levels of each Category identified in
                  Section II.A above and report the results of such performance measurements to Flagstar as set forth in Section V below. The Parties will review the performance measurement results reported during the Initial Observation Period and mutually agree to interim Performance Standards and Minimum Service Levels upon which ISSC's performance of the Services Categories will be measured. The Performance Standards and Minimum Service Levels for each Category will be documented in writing, mutually agreed upon and attached to this Schedule E, Section E-2 in accordance with Section 16.2 of the Agreement. ISSC will not accrue Service Credits for failure to meet the Minimum Service Levels for As Is System Categories measured during the Initial Observation Period for each such Category.

         C. During the seven-day period following the Initial Observation Period based on the performance measurements obtained during the Initial Observation Period, the Parties will mutually agree on the interim Performance Standards and Minimum Service Levels for each Category for which ISSC will be measured for the As Is Systems environment.

         D. During the Final Observation Period, ISSC will continue measuring its performance of the Services Categories for the As Is Systems environment and will provide Flagstar with monthly measurement reports in accordance with Section IV below.

         E. Upon completion of the Final Observation Period, the Parties will review the performance levels achieved for the As Is Systems Categories during the Final Observation Period which will be compared to the interim Performance Standards and Minimum Service Levels established during the seven-day period immediately preceding the Final Observation Period. Upon completion of the Final Observation Period, a second 7-day review will take place during which the Parties will agree upon final Categories, Performance Standards, and weighting factors.

         F. Effective as of the first day of the Final Observation Period, Service Credits will be applied for failures to meet the Minimum Service Levels in accordance with Section VI below and Performance Incentive Credits will be applied for performance of Services eligible for Performance Incentive Credits that exceeds the Minimum Service Levels in accordance with Section VII below.

         G. After completion of the Final Observation Period, ISSC's performance of the As Is Systems Categories shall be measured and compared to the final Performance Standards and Minimum Service Levels on a monthly basis until completion of the Schedule N Projects applicable to the To Be Systems environment and the cutover to production of the final Schedule N Project for such To Be Systems.

III.     PERFORMANCE STANDARDS - TO BE SYSTEMS

         A. Prior to cutover to production of the first Application Subsystem of the first Schedule N Project, To Be Systems Categories for measurement of ISSC's performance of the To Be Systems will be established by mutual agreement of the parties based on the following methodology:

                  1. determine what new Performance Standards and Minimum Service Levels are required;

                  2. decide what Performance Standards and Minimum Service Levels from the As Is Systems Categories should be continued; and

                  3. decide weighting and weighting factors of each Minimum Service Level.

                  The Parties agree that if the achievement of a particular Performance Standard and/or Minimum Service Level can be
                  impacted by or is dependent upon the addition of an Application Subsystem or are system workload sensitive, such Performance Standards will not result in Service Credits until the entire Schedule N Project of which such Application Subsystem is a part is cutover to production. ISSC will, however, measure performance against such Performance Standards and/or Minimum Service Levels and provide the measurement results to Flagstar.

         B. During the Initial Observation Period for each Application Subsystem, ISSC will track performance levels of each Category identified in Section III.A, and report the measurement results to Flagstar as set forth in Section V below. The Parties will review the measurement results and mutually agree to Performance Standards and Minimum Service Levels upon which ISSC will be measured subject to the qualifications listed in
                  Section III.A. The Performance Standards and Minimum Service Levels for each Category will be documented in writing, mutually agreed upon and attached to this Schedule E, Section E-2 in accordance with Section 16.2 of the Agreement.

         C. During the seven-day period following the Initial Observation Period for each Application Subsystem in the To Be Systems environment based on the performance measurements obtained during the Initial Observation Period, the Parties will mutually agree on the interim Performance Standards and Minimum Service Levels for each Category for which ISSC will be measured for the To Be Systems environment.

         D. Upon completion of the Final Observation Period, the Parties will review the performance levels achieved for the To Be Systems Categories during the Final Observation Period which will be compared to the interim Performance Standards and Minimum Service Levels established during the seven-day period immediately preceding the Final Observation Period. Upon completion of the Final Observation Period, a second 7-day review will take place during which the Parties will agree upon final Categories, performance standards, and weighting factors.

         E. Effective as of the first day of the Final Observation Period, Service Credits will be applied for failures to meet the Minimum Service Levels for the To Be Systems Categories in accordance with Section VI below and Performance Incentive Credits will be applied for performance of To Be Systems Categories eligible for Performance Incentive Credits that exceeds the Minimum Service Levels in accordance with Section VII below.

         F. After completion of the Final Observation Period for each To Be System Category, ISSC's performance of such To Be Systems Category shall be measured and compared to the final Performance Standards and Minimum Service Levels therefor on a monthly basis during the Term.

         G. For each Schedule N Project, after all Applications Subsystems applicable to such Schedule N Project are installed and the entire Schedule N Project is cutover to production, there will be a Final Observation Period for such Schedule N Project during which all existing Performance Standards and Minimum Service Levels will be reviewed applicable thereto and may be adjusted by the Parties and additional Performance Standards and Minimum Service Levels added as set forth in Section III below. Once the final Performance Standards are agreed to by the Parties, this Schedule E, Section E-2 will be updated and distributed to the Parties.

IV.      NEW OR ADDITIONAL CATEGORIES

         A. If new or additional Categories are selected by the Parties for the measurement of ISSC's performance of the Services in the As Is Systems or To Be Systems environment for which performance data was not collected during the Initial Observation Period or Final Observation Period for such As Is Systems or To Be Systems, the Parties will determine which Categories will be measured, the methodology to be utilized including tools and units of measure and the period of time during which measurements will be collected (the "Measurement Period") for each such new or additional Category. If Flagstar is currently measuring particular Categories and has documented historical measurement levels, ISSC will review such information and the Parties will agree on mutually acceptable target performance levels for such Categories.

         B. During the initial Measurement Period for each new or additional Category, Flagstar will determine weighting factors for each Category, and, ISSC will track actual performance levels of each Category identified in Section IV.A above and report the results of such performance measurements to Flagstar as set forth in Section V below. The Parties will review the performance measurement results reported during the initial Measurement Period and mutually agree to interim Performance Standards and Minimum Service Levels upon which ISSC's performance of the Services Categories will be measured. The Performance Standards and Minimum Service Levels for each new or additional Category will be documented in writing, mutually agreed upon and attached to this Schedule E, Section E-2 in accordance with Section 16.2 of the Agreement. ISSC will not accrue Service Credits for failure to meet the Minimum Service Levels for each new or additional Category measured during the initial Measurement Period for each such Category.

         C. During the seven-day period following the initial Measurement Period applicable to each new or additional Category based on the performance measurements obtained during the initial Measurement Period, the Parties will mutually agree on the interim Performance Standards and Minimum Service Levels for each Category.

         D. During the final Measurement Period, ISSC will continue measuring its performance of each new or additional Category and will provide Flagstar with monthly measurement reports in accordance with Section V below.

         E. Upon completion of the final Measurement Period, the Parties will review the performance levels achieved for each new or additional Category during the final Measurement Period which will be compared to the interim Performance Standards and Minimum Service Levels established during the seven-day period immediately preceding the final Measurement Period. Upon completion of the final Measurement Period, a second 7-day review will take place during which the Parties will agree upon final Performance Standards, and weighting factors for each new or additional Category.

         F.       Effective  as  of  the  first  day  of  the  applicable  final
                  Measurement Period, Service Credits will be applied for failures to meet the Minimum Service Levels in accordance with
                  Section VII below and Performance Incentive Credits will be applied for performance of Services eligible for Performance Incentive Credits that exceeds the Minimum Service Levels in accordance with Section VII below.

V.       REPORTS; ERROR CORRECTION

         A. On a monthly basis, ISSC will submit to Flagstar a report or set of reports assessing ISSC's performance of the As Is Systems environment Categories during the previous calendar month against the Performance Standards and Minimum Service Levels for each such Category.

         B. Commencing on the first day of the Final Observation Period for each To Be Systems Category, ISSC will submit to Flagstar a report or set of reports assessing ISSC's performance of the To Be Systems environment Categories during the previous calendar month against the Performance Standards and Minimum Service Levels for each such Category.

         C. Commencing on the completion of the initial Measurement Period for each new or additional Category as described in Section IV above, ISSC will submit to Flagstar a report or set of reports assessing ISSC's performance of the new or additional
                  Categories during the previous calendar month against the Performance Standards and Minimum Service Levels for each such Category.

         D.       Each such report shall be provided to Flagstar by the fifth
                  (5th) business day of each month for the Services provided and the Categories measured in the preceding month.

         E. ISSC will also be responsible for promptly investigating and correcting failures to meet Performance Standards and Minimum Service Levels by:

                  1. initiating problem investigations to identify root causes of failures;

                  2. promptly reporting problems to Flagstar that reasonably could be expected to have a material adverse effect on Flagstar's operations;

                  3.       correcting the problem; and

                  4. making written recommendations to Flagstar including both ISSC actions and Flagstar actions to improve performance of the Services.

         F. ISSC shall identify root causes, correct problems and minimize recurrences of problems for which ISSC is responsible. Flagstar will correct and minimize the recurrence of problems for which Flagstar is responsible and which prevent ISSC from meeting the Performance Standards.

         G. ISSC shall be relieved of only those Performance Standard(s) and/or Minimum Service Levels where ISSC's failure to meet the Performance Standard(s) and/or Minimum Service Levels is due to one of the following occurrences and only to the extent such Performance Standard(s) and/or Minimum Service Levels is affected by such occurrence:

                  1. Flagstar's failure to perform its obligations under this Agreement to the extent such failure directly affects ISSC's ability to meet the Performance Standards and/or Minimum Service Levels;

                  2. Flagstar's prioritization of ISSC's people, equipment, applications and services to the extent such prioritization affects ISSC's ability to meet the Performance Standards and/or Minimum Service Levels;

                  3. circumstances that constitute a Force Majeure Event pursuant to Section 16.3 of the Agreement;

                  4. constraints imposed by systems capacity levels below the existing As Is Systems environment that directly affect ISSC's ability to provide the Services in a manner that meets the Performance Standards; and

                  5. constraints imposed by systems capacity levels below the To Be Systems environment described in Schedule N that directly affect ISSC's ability to provide the Services in a manner that meets the Performance Standards.

                 [NOTE: ALTERNATIVELY, NEW DEFINED TERMS "AS IS BASELINE" AND
                "TO BE BASELINES" COULD BE USED IN ITEMS 4 AND 5 ABOVE, IF FLAGSTAR DEEMS IT ADVANTAGEOUS TO MUTUALLY AGREE WITH ISSC ON THE

                SYSTEM BASELINES APPLICABLE TO THE ESTABLISHED MINIMUM SERVICE LEVELS AND PERFORMANCE STANDARDS. THE BASELINES LIKELY WOULD BE COMPRISED OF SPECIFIED NUMBERS FOR FTE'S, DASD, MB'S ETC. SUCH A FORMULA MAY HOWEVER REQUIRE A GREAT DEAL OF ADMINISTRATIVE TIME TO DEVELOP AND MAINTAIN OVER TIME.]

VI.      SERVICE CREDITS

         A. Through the As Is Initial Observation Period, no Service Credits will be issued with respect to the As Is Systems Categories.

         B. Flagstar shall provide ISSC with the weighting factors to be assigned to each As Is System Category during the Initial Observation Period for the As Is Systems.

         C. Each of the Categories will be assigned a weighting factor and the total of the weighting factors shall not exceed 1.0.

         D. The weighting factors for the As Is Systems environment, described in Section II and VI.B above, will be modified each time an Application Subsystem for a Schedule N Project is cut over to production to the To Be Systems environment;

         E. Failure to meet the Minimum Service Levels in a specific Category for a month will result in the calculation of a Service Credit amount for such month. The Service Credit amount for each Category will be determined by multiplying the Category weighting factor by ISSC's maximum liability for the applicable month.

         F. ISSC's maximum liability for Service Credits for As Is Systems Categories each month is 2% of the Annual Service Charges for that month.

         G. For the To Be Systems Categories, the Parties shall mutually establish Performance Standards and Minimum Service Levels in accordance with this Schedule E, Section E-2. The maximum liability for Service Credits for each To Be System Category that will be applied when the ISIP Project and POS/MIO Project are fully placed into production is an aggregate liability of 10% of the monthly Annual Service Charge for that month.

         H. Notwithstanding anything to the contrary contained herein, ISSC's aggregate monthly liability for Service Credits applicable to the POS/MIO Project rollout will not exceed three (3) percent (as a portion of the 10%) of the Annual Service Charges for each month in which the rollout is scheduled to occur. On-Time Delivery of New POS Systems will be deemed to be on schedule if completed within two weeks of the scheduled completion date. Beginning in the first month of rollout for the POS Project, Service Credits that may be due to Flagstar for New POS Systems installed more than two weeks after the scheduled date of installation will be calculated as follows. The number of New POS Systems which are installed more than two weeks later than the scheduled date of installation will be divided by the total number of New POS Systems scheduled during that month. The resulting fraction will be multiplied by three percent (3%) to establish the percentage by which the monthly annual service charge will be multiplied to determine the Service Credits due for the POS Category for that month. New POS Systems for which a Service Credit has been paid by ISSC shall be rescheduled by mutual agreement of the parties.

                  In addition, if ISSC fails to install New POS Systems in accordance with the rollout schedule, the Monthly Service Charges shall be adjusted on a pro rata basis as follows. The number of New POS Systems installed during the applicable period will be divided by the number of New POS Systems that were scheduled for installation during such period and the resulting percentage will be multiplied by the Monthly Service Charge for such period. Flagstar shall pay the amount derived from the foregoing calculation in lieu of the Monthly Service Charge.

                  During any month in which ISSC installs more New POS Systems that originally scheduled in order to fulfill its obligations with respect to backlogged installations, Flagstar shall pay in lieu of the Monthly Service Charge for such month an amount equal to the number of such New POS Systems installed during such period divided by the number of New POS Systems scheduled to be installed during such period multiplied by the Monthly Service Charge for such period.

         I. As Application Subsystems for the Schedule N Projects are cut over to production in the To Be System environment a corresponding downward adjustment will be made to the 2% maximum liability for the As Is Systems Categories. Except as set forth in Section VI.J or otherwise agreed by the Parties with respect to specific projects and/or new Services, in no event will ISSC be liable to Flagstar for an amount that exceeds an overall maximum aggregate liability of 10% of the Annual Service Charges for each month taking into account the Service Credits for both the As Is Service Categories and the To Be System Categories taken together.


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         J.       For the Integrated Systems Implementation Project (ISIP) in
                  Schedule N, Section-N-2, upon completion of the Architecture Validation phase, ISSC and Flagstar will mutually agree on a set of Application Subsystem cut over milestones and weighting factor for each milestone for which Minimum Service Levels will apply. ISSC's maximum liability for Service Credits for all milestones in ISIP, will not exceed 10% of the adjusted price of ISIP following Architecture Validation. Failure to meet the Minimum Service Levels for each milestone will result in a Service Credit amount which will be determined by multiplying the corresponding weighting factor by ISSC's maximum liability for the adjusted price of ISIP following Architecture Validation.

         K. In no event will Performance Standards and Minimum Service Levels be decreased unless such reduction is necessitated by capacity or resource constraints of the existing systems and Flagstar elects not to increase such capacity.

VII.     PERFORMANCE INCENTIVE CREDITS

         A. ISSC and Flagstar agree that it is ISSC's responsibility under this Agreement to perform the Services in a manner that, at a minimum, meets the Performance Standards. The Parties further agree that it is advantageous to Flagstar if ISSC performs its responsibilities in a manner that exceeds the Performance Standards. In order to incent ISSC to continuously improve performance of the Services, ISSC will be eligible for a performance incentive based upon its performance above the Performance Standards of certain aspects of the Services that Flagstar determines have additional "value add" to Flagstar beyond performance as required by the Agreement in the normal course of its operations ("Performance Incentive Credits").

         B. Flagstar will mutually determine with ISSC which Categories (if any) will permit ISSC to earn Performance Incentive Credits ("PICs"). The Parties acknowledge and agree that Categories for which PIC's may apply will be those Categories in which ISSC's performance above established Performance Standards produces an economic or other benefit to Flagstar's business that Flagstar determines as an appropriate Category for the application of a PIC. The value and weighting of the PIC established for any Category will be determined without regard to the value and weighting of the Service Credit that may apply to such Category. In the event ISSC exceeds the Performance Standards for such a Category then ISSC shall be entitled to receive a PIC as specified below.


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



         C. The performance reports provided to Flagstar by ISSC pursuant to Section E-2, Section V will be used to determine whether ISSC has exceeded the Performance Standard in each Category.

         D. ISSC will be eligible for the accrual of PICs on a monthly basis for the same month for which Service Credits are initially calculated.

         E. Beginning on the fifteenth day of the month following the completion of the Final Observation Period for the As Is Systems Categories to which Performance Incentive Credits apply, if any, and on the fifteenth day of each subsequent month during the Term, ISSC will calculate whether the Services exceeded the Performance Standards for each As Is System Category for which it is eligible to receive a PIC during the preceding calendar month.

         F. Beginning on the fifteenth day of the month following the completion of the Final Observation Period for each To Be System Category or new or additional Category to which Performance Incentive Credits apply, if any, and on the fifteenth day of each subsequent month during the Term, ISSC will calculate whether the Services exceeded the Performance Standards for each such Category for which it is eligible to receive a PIC during the preceding calendar month.

         G. For purposes of determining whether a PIC will accrue to ISSC the actual performance attainment for each of the Categories will be considered independently of the other categories.

         H. The amount of PICs accruing to ISSC for any month during the Term must be used to offset Service Credits accruing for the same period. PICs accruing in a month may not be carried forward to any subsequent month.

VIII.    NETTING OF SERVICE CREDITS AND PERFORMANCE INCENTIVE CREDITS

         A. The amount of the PICs for which ISSC is eligible during a month, if any, will be netted against the Service Credits to which Flagstar will be entitled for such month. In no event shall ISSC be entitled to a PIC which is higher than the Service Credits which Flagstar accrues for the corresponding period.

         B. Flagstar shall be entitled to carryforward all Service Credits not used in the month in which such Service Credits accrue.

         C. If the calculation of the net amount of (1) all PICs and Service Credits accruing for a month and (2) all carryforward Service Credits to which

                  Flagstar is entitled for such month results in a net Service Credit, then ISSC will credit Flagstar against the Annual Service Charge for such month for the amount of the Service Credits less the PIC amounts for such month.

         D. If the calculation of the net sum of (1) all PICs and Service Credits accruing for a month and (2) all carryforward Service Credits to which Flagstar is entitled for such month results in a net PIC, then no amount will be credited to ISSC for such PIC against the Annual Service Charges for such month.


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